Exhibit 10.23

CREDIT AGREEMENT

among

FIBERNET OPERATIONS, INC.

and

DEVNET L.L.C.,

as Co-Borrowers,

FIBERNET TELECOM GROUP, INC.,

FIBERNET TELECOM, INC.

AVAILIUS, LLC

LOCAL FIBER, LLC

and

FIBERNET EQUAL ACCESS, L.L.C.,

as Guarantors

CAPITALSOURCE FINANCE LLC,

as Agent,

and

THE LENDERS FROM TIME TO TIME PARTIES HERETO

Dated as of

March 21, 2007

i

ii

iii

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of March 21, 2007, is entered into by and among FIBERNET OPERATIONS, INC., a Delaware corporation (“FiberNet”), as a Borrower and a Credit Party; DEVNET L.L.C., a Delaware limited liability company (“Devnet”), as a Borrower and a Credit Party; FIBERNET TELECOM GROUP, INC., a Delaware corporation (“Holdings”), as a Guarantor and a Credit Party; FIBERNET TELECOM, INC., a Delaware corporation (“FiberNet Telecom”), as a Guarantor and a Credit Party; AVAILIUS, LLC, a New York limited liability company (“Availius”), as a Guarantor and a Credit Party; LOCAL FIBER, LLC, a New York limited liability company (“Local Fiber”), as a Guarantor and a Credit Party; FIBERNET EQUAL ACCESS, L.L.C., a New York limited liability company (“FiberNet Equal Access”), as a Guarantor and a Credit Party; CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (in its individual capacity, “CapitalSource”), as administrative agent for the Lenders (CapitalSource, in such capacity, “Agent”); and the LENDERS from time to time parties hereto.

WHEREAS, the Credit Parties have requested that Lenders make available to Borrowers (i) a revolving credit facility (including a letter of credit sub-facility) (the “Revolving Facility”) in a maximum amount not to exceed the facility cap in effect from time to time pursuant to the terms of this Agreement (the “Facility Cap”), the amount of which, initially, shall be Six Million Dollars ($6,000,000), (ii) a Term A Loan in an aggregate original principal amount of Fourteen Million Dollars ($14,000,000), and (iii) a Term B Loan in an the principal amount of Five Million Dollars ($5,000,000), the proceeds of which, in each case, shall be used by Borrowers for purposes permitted under, and otherwise in accordance with and subject to the terms of, this Agreement.

WHEREAS, Lenders are willing to make the Revolving Facility, the Term A Loan and the Term B Loan available to Borrowers, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, the parties hereto hereby agree as follows:

I	DEFINITIONS

For purposes of all Loan Documents, (a) the terms listed in Appendix A hereto shall have the respective meanings assigned to such terms in Appendix A, and (b) all capitalized terms used which are not specifically defined herein shall have the respective meanings assigned to them in Article 9 of the UCC. Unless otherwise specified, (a) any agreement or instrument referred to in any Loan Document shall mean such agreement or instrument, as modified, amended, supplemented or restated and in effect from time to time, subject to any applicable restrictions set forth therein, and (b) all accounting terms not defined in any Loan Documents shall be interpreted in accordance with GAAP. If any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of any Loan Document, then the Credit Parties and Lender Parties agree to amend such provisions so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating the Credit Parties’ financial condition shall be the same after such change in GAAP as if such change had not been made, provided that, until such amendments are effective, the calculations of financial covenants and the interpretation of any related provisions shall be calculated and interpreted in accordance with GAAP as in effect immediately prior to such change in GAAP.

II	CREDIT FACILITIES

2.1	Revolving Facility

Subject to the terms and conditions set forth in this Agreement, each Revolving Lender agrees to make available to Borrowers its Pro Rata Share of Advances from time to time prior to the Maturity Date; provided, that (i) the Pro Rata Share of Advances of any Revolving Lender shall not at any time exceed such Revolving Lender’s Commitment and (ii) the aggregate amount of all Advances at any time outstanding shall not exceed the Revolving Loan Limit. The obligations of Revolving Lenders are several, and not joint or joint and several. The Revolving Facility is a revolving credit facility that may be drawn, repaid and redrawn from time to time as permitted under this Agreement. Borrowers may not at any time increase, reduce or otherwise adjust the Facility Cap. Agent shall have the right to establish and readjust from time to time, in its Permitted Discretion and upon not less than ten Business Days’ prior written notice to Borrowers, reserves under the Revolving Facility, which reserves shall have the effect of reducing the amounts otherwise available to be disbursed to Borrowers under the Revolving Facility. The Revolving Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.

2.2	Term Loans

(a) Subject to the terms and conditions set forth in this Agreement, each Term A Lender agrees to loan to Borrowers on the Closing Date such Term A Lender’s Pro Rata Share of the Term A Loan, which, in the aggregate for all Term A Lenders, shall be in the original principal amount of Fourteen Million Dollars ($14,000,000). The Term A Loan is not a revolving credit facility and may not be drawn, repaid and redrawn, and payments of principal on the Term A Loan shall permanently reduce the Term A Loan. The obligations of Term A Lenders hereunder are several, and not joint or joint and several. Borrowers irrevocably authorize Agent and Term A Lenders to disburse the proceeds of the Term A Loan on the Closing Date in accordance with the applicable funds disbursement letter in form and substance satisfactory to Agent in its Permitted Discretion.

(b) Subject to the terms and conditions set forth in this Agreement, each Term B Lender agrees to make available to Borrowers its Pro Rata Share of Term B Advances from time to time prior to the third anniversary of the Closing Date; provided, that (i) the Pro Rata Share of Term B Advances of any Term B Lender shall not at any time exceed such Term B Lender’s Term B Loan Commitment and (ii) the aggregate amount of all Term B Advances shall not exceed the principal amount of Five Million Dollars ($5,000,000). The Term B Loan is not a revolving credit facility and may not be drawn, repaid and redrawn, and payments of principal on the Term B Loan shall permanently reduce the Term B Loan. The obligations of Term B Lenders hereunder are several, and not joint or joint and several.

2.3	Letters of Credit

In the event that Borrowers and Agent have executed, or hereafter execute, the Letters of Credit Addendum to Credit Agreement in the form attached hereto as Appendix B (the “L/C Addendum”), then, subject to the terms set forth in the L/C Addendum, the Letter of Credit Documents and this Agreement, at the request of Borrowers, Agent agrees to arrange for the account of a Borrower one or more Letters of Credit, for the ratable risk of each Revolving Lender according to its Pro Rata Share, containing terms and conditions acceptable to Agent and the issuer thereof.

2.4	Evidence of Loans

(a) Each Lender shall maintain, in accordance with its usual practice, electronic or written records evidencing the Obligations to such Lender resulting from each Loan made by such Lender from time to time. Agent shall maintain electronic or written records (the “Register”) recording (i) the amount, class and type of each Loan made hereunder and all applicable interest rate periods, (ii) the amount of any principal and/or interest due and payable and/or to become due and payable from Borrowers to each Lender hereunder and (iii) all amounts received by Agent hereunder from Borrowers and each Lender’s share thereof. The Register shall be prima facie evidence of the existence and amounts of the obligations and indebtedness therein recorded; provided, however, that the failure of Agent to maintain such records or any error therein shall not in any manner affect the Obligations in accordance with their terms. The Register shall be subject to the terms of Section 12.2(b) hereof. Within a reasonable period of time after written request from any Credit Party, Agent shall provide such Credit Party with a copy of the Register.

(b) Agent will account to Borrowers monthly with a statement of Advances and any charges and payments made pursuant to the Loan Documents, and in the absence of demonstrable error, such accounting rendered by Agent shall be deemed final, binding and conclusive unless Agent is notified by Borrowers in writing to the contrary within 15 calendar days of Receipt of such accounting, which notice shall be deemed an objection only to items specifically objected to therein.

(c) Upon written notice by Agent to Borrowers that a promissory note or other evidence of indebtedness is requested by any Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers promptly (and in any event within three Business Days of any such request) shall execute and deliver to Agent an appropriate promissory note or notes in form and substance satisfactory to Agent and such Lender in their Permitted Discretion.

(d) Upon Agent’s (for itself or on behalf of any Lender) written request to Borrowers, and in any event within three Business Days of any such request, Borrowers shall execute and deliver to Agent new Notes and/or split or divide the Notes, or any of them, in exchange for the then existing subject Notes, in such amounts or denominations as Agent or such Lender shall specify; provided, that the aggregate principal amount of such new, split or divided Notes shall not exceed the aggregate principal amount of the then existing subject Notes outstanding at the time such request is made; and provided, further, that such Notes that are replaced shall then be deemed no longer outstanding hereunder and shall be replaced by such new Notes and returned to Borrowers for cancellation within a reasonable period of time after Agent’s receipt of the replacement Notes.

(e) In the event of the mutilation, destruction, loss or theft of any Notes, Borrowers shall, upon the written request of the holder of such Notes to Borrowers, and in any event within three Business Days of any such request, execute and deliver to Agent new replacement Notes in the same form and original principal amount and original date as the Notes so mutilated, destroyed, lost or stolen, and such replaced Notes shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to Borrowers after Agent’s receipt of the replacement Notes and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish Borrowers with an indemnity in writing reasonably acceptable to Borrowers to save them harmless in respect of such replaced Note.

2.5	Interest

(a) Subject to Section 2.5(b) and Section 2.7, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to its Applicable Rate in effect from time to time, plus its Applicable Margin in effect from time to time. Accrued interest on each Prime Rate Loan shall be due and payable in cash in arrears on each Interest Payment Date and on the date of any payment of Loans pursuant to this Agreement. Accrued interest on each LIBOR Loan shall be due and payable in cash in arrears on the last day of the Interest Period applicable to such LIBOR Loan (and, for LIBOR Loans with Interest Periods longer than 90 days, on the 90th day of such Interest Period), and on the date of any payment of Loans pursuant to this Agreement.

(b) If an Event of Default exists, (i) the Obligations shall bear interest at the Default Rate, and (ii) the applicable Letter of Credit Fees shall be increased and payable in accordance with the provisions of Section 3.4(b) hereof, in each case upon written notice of such increase given by Agent, in its sole discretion, to Borrowers, provided, that, from and after the occurrence of any Event of Default under Section 8.1(g) or (h), such increase shall be automatic and without any notice from Agent or any other Person. In all such events, and notwithstanding the date on which application of the Default Rate or such increased Letter of Credit Fees is communicated to Borrowers, the Default Rate and such increased Letter of Credit Fees shall accrue from the initial date of any Event of Default until all existing Events of Default are waived in writing in accordance with the terms of this Agreement and shall be payable in cash upon demand. Neither Agent nor Lenders shall be required to (A) accelerate the Loans, (B) terminate any Commitment or (C) exercise any other rights or remedies under the Loan Documents or Applicable Law in order to charge the Default Rate.

2.6	Procedures for Advance under the Revolving Facility and Term B Advances

Each Advance and each Term B Advance shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof and shall be made on a Business Day. Each Advance and each Term B Advance shall be made upon Borrowers’ irrevocable written request in the form of a completed Borrowing Certificate delivered to Agent not later than 12:00 p.m. (New York City time) at least one but not more than four Business Days prior to the proposed Business Day on which such requested Advance is to be made (the “Borrowing Date”). On each Borrowing Date, Borrowers irrevocably authorize Agent and Revolving Lenders to disburse the proceeds of the requested Advance or Term B Advance to an account of a Borrower that is subject to an Account Control Agreement (and that is not solely a payroll account), for credit to such Borrower via Federal funds wire transfer.

2.7	LIBOR Loans

(a) Subject to Section 2.7(b) and provided no Default or Event of Default exists, Borrowers from time to time may elect to have all or a portion of the principal balance of any Loan bear interest at the LIBOR Rate as its Applicable Rate, such election to be exercised by delivery of a LIBOR Election Notice from Borrowers to Agent not later than 1:00 p.m. (New York City time) at least two Business Days prior to the Business Day on which the requested Interest Period will commence. Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the LIBOR Rate applicable to the relevant LIBOR Loan on the applicable Interest Rate Determination Date and promptly shall give notice thereof to Borrowers. Any LIBOR Election Notice received by Agent shall be irrevocable. Upon the expiration of an Interest Period the applicable LIBOR Loan shall be converted to and become a Prime Rate Loan unless such LIBOR Loan has been continued as a LIBOR Loan in accordance with this Section 2.7(a). Each LIBOR Loan shall be in an amount not less than $100,000 or integral multiples of $100,000 in excess thereof and at no time shall more than eight LIBOR Loans be in effect.

(b) If Agent in its Permitted Discretion determines that (i) Dollar deposits of the relevant amount for the relevant Interest Period are not available in the London interbank eurodollar market, (ii) the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Lenders of maintaining a LIBOR Rate for such Interest Period, (iii) the making or funding of LIBOR Loans has become impracticable as a result of an event which in the opinion of Agent materially affects such Loans, or (iv) adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, then in any such case Agent may give notice of such determination to Borrowers and if such notice is so given then, so long as such circumstances shall continue as determined by Agent in its Permitted Discretion, (x) no Lender Party shall be required to make or convert any Prime Rate Loans into LIBOR Loans, and (y) on the last day of the current Interest Period for each LIBOR Loan then existing, each such LIBOR Loan, unless then repaid in full, automatically shall convert to a Prime Rate Loan.

(c) If any change in any, or imposition of any new, Applicable Law, whether or not having the force of law, including, without limitation, the imposition of any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Requirements), results in or causes any Lender Party to be subject to any (i) tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever in respect of any LIBOR Loan (other than any tax imposed upon the total Net Income of such Lender Party), (ii) increase in the cost to such Lender Party of maintaining any LIBOR Loan or (iii) reduction in the amount of principal or interest receivable by such Lender Party in respect of any LIBOR Loan, then Borrowers shall pay to Agent, for the benefit of Lender Parties, within 10 Business Days after Receipt of a notice from Agent containing reasonably detailed calculations as to any such additional amounts sought, an amount equal to such increased cost or reduced amount, provided, that such losses and expenses are being charged by such Lender Party generally to its other borrowers of similar types of loans at such time, and provided, further, that Borrowers shall not be obligated to pay any such increased cost or reduced amount which accrued prior to the day which is 180 days prior to the date upon which Agent first makes demand therefor.

(d) If any change in any, or imposition of any new, Applicable Law, whether or not having the force of law, including, without limitation, the imposition of any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Requirements), results in or causes it to be unlawful for any Lender Party to make, maintain or fund its share of any LIBOR Loan, then, upon the occurrence of such event, such Lender Party shall notify Agent and Agent shall notify Borrowers thereof and thereupon (i) no Lender Party shall be under any obligation to make or convert any Prime Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan (or, in any event, on such earlier date as may be required by the relevant Applicable Law), such LIBOR Loan, unless then repaid in full, automatically shall convert to a Prime Rate Loan.

(e) Without limiting any other provision of the Loan Documents, Borrowers shall indemnify and reimburse each Lender Party on demand for any and all reasonable and documented costs, expenses and losses which such Lender Party may sustain, including, without limitation, any expense resulting from their contractual obligations in connection with applicable Dollar deposits, as a consequence of (i) any withdrawal by Borrowers of any LIBOR Election Notice, (ii) any failure by Borrowers to borrow, continue, or convert the amount set forth in any LIBOR Election Notice on the date specified therefor, (iii) any failure of Borrowers to make any payment when due of any amount payable with respect to any LIBOR Loan, and (iv) any prepayment of any LIBOR Loan prior to the expiration of the Interest Period applicable thereto.

(f) Each Lender Party may fulfill its commitment as to any LIBOR Loan by causing an Affiliate of such Lender Party to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender Party and the obligation of Borrowers to repay such Loan shall nevertheless be to such Lender Party and shall be deemed held by it. Notwithstanding any provision of the Loan Documents, each Lender Party shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it sees fit, it being understood, however, that all determinations under the Loan Documents shall be made as if such Lender Party actually had funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period. All determinations and statements of any Lender Party pursuant to this Section 2.7 shall be prima facie evidence of such determinations and statements. Each Lender Party may use reasonable averaging and attribution methods in determining compensation under this Section 2.7, and the provisions of Sections 2.7(c) and (e) shall survive the repayment of the Obligations and the termination of the Commitments and this Agreement. For the avoidance of doubt, the amounts payable under Sections 2.7(c) and (e) shall not be duplicative of one another.

2.8	Voluntary Prepayments

(a) Subject to the terms of this Section 2.8 and Section 3.3, Borrowers may prepay to Agent, for the ratable benefit of the applicable Lenders, the outstanding principal amount of the Term Loans, in whole or in part, at any time in an amount not less than $500,000 or, if in excess thereof, in integral multiples of $100,000 in excess thereof, or if less, the entirety of such Loan. A Responsible Officer on behalf of Borrowers shall give irrevocable written notice of any such prepayment to Agent not less than five Business Days prior to the date of such prepayment, specifying (i) the date and the amount of such prepayment, (ii) the amount of the Prepayment Fee, if any, and (iii) that such payment is being made in compliance with this Section 2.8. Payments of the amounts set forth in the notice of prepayment shall be due and payable on the prepayment date set forth in such notice.

(b) No LIBOR Loan may be prepaid in part. Concurrently with any prepayment of any LIBOR Loan prior to the expiration of the Interest Period applicable thereto, Borrowers shall pay all breakage fees and any other amounts due under Section 2.7(e) as a consequence of such prepayment.

(c) Subject to Section 9.2 hereof, any voluntary partial prepayment with respect to the Revolving Loan shall be applied in the following order of priority to the payment of: (i) any and all Obligations that are due and owing under the Loan Documents, except the principal balance of the Loans and accrued and unpaid interest thereon; (ii) accrued and unpaid interest on the principal balance of the Revolving Loans then due and owing; and (iii) the principal balance of the Revolving Loan. Subject to Section 9.2 hereof, any voluntary partial prepayment with respect to the Term Loans shall be applied in the following order of priority to the payment of: (i) any and all Obligations that are due and owing under the Loan Documents including, without limitation, the applicable Prepayment Fee, except the principal balance of the Loans and accrued and unpaid interest thereon; (ii) accrued and unpaid interest on the principal balance of the Term Loans then due and owing (in such order as Agent shall determine in its sole discretion); and (iii) the principal balance of the Term Loans (applied to the tranches as Agent shall determine in its sole discretion, provided that Agent shall not apply to the principal balance of the Term B Loan more than the aggregate amount available for application under this clause (iii) multiplied by a fraction, the numerator of which is the then outstanding principal balance of the Term B Loan and the denominator of which is then outstanding principal balance of the Term Loans), which shall be applied pro rata to the remaining scheduled installments thereof until paid in full.

2.9	Mandatory Payments and Prepayments

(a) The principal amount of the Loans shall be paid as follows:

(i) The principal amount of the Term A Loan shall be paid in installments on the dates and in the respective amounts set forth below:

Payment Date	Amount of Principal Payment
July 1, 2008	$350,000
October 1, 2008	$350,000
January 1, 2009	$350,000
April 1, 2009	$350,000
July 1, 2009	$525,000
October 1, 2009	$525,000

January 1, 2010	$525,000
April 1, 2010	$525,000
July 1, 2010	$700,000
October 1, 2010	$700,000
January 1, 2011	$700,000
April 1, 2011	$700,000
July 1, 2011	$1,925,000
October 1, 2011	$1,925,000
January 1, 2012	$1,925,000

(ii) The remaining unpaid principal amount of the Loans and all other Obligations shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.

(b) If a Change of Control occurs, all Obligations immediately shall be due and payable in full without the necessity of any notice or demand.

(c) If any Credit Party or any Subsidiary of any Credit Party, whether in a single transaction or a series of transactions:

(i) sells or transfers any Property in any transaction permitted under Section 7.7 (other than under Section 7.7(a) or Section 7.7(c));

(ii) sells or issues any Capital Stock (excluding any sale or issuance of Permitted Securities to the extent that no Default or Event of Default exists or would result therefrom);

(iii) receives any condemnation award or insurance proceeds of any kind;

(iv) incurs any Indebtedness other than Permitted Indebtedness;

(v) sells or transfers any Property in any transaction not permitted under this Agreement; or

(vi) receives the proceeds of any purchase price adjustment or indemnification payment with respect to any Acquisition;

then such Credit Party or such Subsidiary, as the case may be, shall prepay the Loans in an amount equal to 100% of the Net Proceeds thereof, provided, however, if such Credit Party or Subsidiary reasonably expects the Net Proceeds of any such sale or transfer in respect of the foregoing clause (i) or any property damage insurance award under the foregoing clause (iii), or a portion thereof, to be reinvested in productive assets of a kind then used or usable in the Business and not otherwise prohibited by the Loan Documents, it shall deliver to Agent a certificate setting forth the amount of such Net Proceeds that Borrowers reasonably expect to be reinvested (the “Reinvestment Amount”) and shall deliver to Agent the Reinvestment Amount to be, at Agent’s election, (x) applied to the Revolving Loans (without resulting in a permanent reduction in the Revolving Loan Commitment) or (y) held by Agent in a Cash Collateral Account pending such reinvestment; provided further, that so long as no Default or Event of Default exists, Agent shall hold such Net Proceeds in a Cash Collateral Account for such period of time that the application of such Net Proceeds to the outstanding Revolving Loans would not result in the prepayment of a LIBOR Loan prior to the expiration of the Interest Period with respect thereto resulting in the incurrence by Borrowers of prepayment fees and expenses under Section 2.7(f) hereof. If such reinvestment is not made within 270 days after the Reinvestment Amount is delivered to Agent, Borrowers thereupon shall prepay the Loans in an amount equal to 100% the portion of the Reinvestment Amount not used to make such reinvestment.

(d) Concurrently with the delivery to Agent of the Credit Parties’ annual audited financial statements for each fiscal year in accordance with this Agreement (but in any event no later than five days after such audited financial statements are required to be delivered hereunder), commencing with the fiscal year ending December 31, 2007, Borrowers shall prepay the Loans in an amount equal to (i) twenty-five percent (25%) of the Excess Cash Flow for the period from the Closing Date to December 31, 2007 with respect to the fiscal year ending December 31, 2007 and fifty percent (50%) of the Excess Cash Flow for any other fiscal year minus (ii) an amount equal to the aggregate amount of all voluntary prepayments of the principal amount of the Term Loan(s) made by the Credit Parties during such fiscal year. If such financial statements have not been timely delivered, the Excess Cash Flow prepayment due hereunder shall equal Agent’s estimate thereof based on financial information then available to Agent. If, upon satisfactory delivery of the Excess Cash Flow calculation, the actual payment due exceeds the estimated payment received by Agent, then Borrowers shall pay to Agent an amount equal to the difference between the actual and estimated payments, but Agent shall in no event be obligated to refund any excess between the estimated and actual payment due.

(e) Any balance of Advances under the Revolving Facility outstanding at any time in excess of the Revolving Loan Limit immediately shall be due and payable without the necessity of any notice or demand. All prepayments pursuant this Section 2.9(e) shall be applied to the outstanding principal amount of the Revolving Loans.

(f) Subject to Section 9.2 hereof and 2.9(e), all prepayments pursuant to this Section 2.9 shall be applied in the following order of priority to the payment of: (i) all then unpaid fees and expenses of Agent under the Loan Documents; (ii) all then unpaid fees and expenses of Lenders under the Loan Documents, including the Prepayment Fee, if any, applicable to such prepayment; (iii) any and all other Obligations that are due and owing under the Loan Documents, except the principal balance of the Loans and accrued and unpaid interest thereon; (iv) accrued and unpaid interest on the principal balance of the Revolving Loans then due and owing; (v) accrued and unpaid interest on the Term Loans (in such order as Agent shall determine in its sole discretion); (vi) the principal balance of the Term Loans (applied to the tranches as Agent shall determine in its sole discretion, provided that Agent shall not apply to the principal balance of the Term B Loan more than the aggregate amount available for application under this clause (vi) multiplied by a fraction, the numerator of which is the then outstanding principal balance of the Term B Loan and the denominator of which is then outstanding principal balance of the Term Loans), which shall be applied pro rata to the remaining scheduled installments thereof until paid in full; and (vii) the principal amount of Revolving Loans (with a corresponding permanent reduction in the Facility Cap).

2.10	Promise to Pay; Manner of Payment

Each Credit Party absolutely and unconditionally, jointly and severally promises to pay, when due and payable pursuant hereto, principal, interest and all other amounts and Obligations payable by it under any Loan Document, in each case, without any right of rescission or defense and without any deduction whatsoever, including any deduction for set-off, recoupment or counterclaim, notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements. Any payments made by the Credit Parties (other than payments automatically paid through Advances) shall be made by wire transfer on the date when due, without offset, deduction or counterclaim, in Dollars, in immediately available funds to such account as may be indicated in writing by Agent to Borrowers. Any payment received after 2:00 p.m. (New York City time) on any date shall be deemed received on the next succeeding Business Day, and any applicable interest or fees shall continue to accrue in respect thereof. Whenever any payment under any Loan Document is due and payable on a day other than a Business Day, it shall be due and payable on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate in effect during such extension) and/or fees, as the case may be.

2.11	Payments by Agent

If any Obligation remains unpaid beyond any applicable cure period, such Obligation may be paid by Agent, on behalf of Lenders, which non-payment shall be deemed an automatic request for an Advance as of the date such payment was due, and Borrowers hereby irrevocably authorize disbursement of any such funds to Agent, for the benefit of Lender Parties, by way of direct payment of the relevant amount, without necessity of any demand. Any sums expended or amounts paid by Lender Parties as a result of any Credit Party’s failure to comply with any Loan Document or any of the Obligations may be charged to Borrowers’ account as an Advance and added to the Obligations.

2.12	Computation of Interest and Fees; Lawful Limits

All interest and fees owing from time to time under the Loan Documents shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. Under no circumstances shall the interest and other charges paid or agreed to be paid under any Loan Document exceed the maximum rate permissible under Applicable Law which a court of competent jurisdiction shall, in a final non-appealable determination, deem applicable thereto, and if any such amount shall exceed any such limit, then the obligation to be so fulfilled shall be reduced to such lawful limit. If any Lender Party shall have received interest or any other charges of any kind which might be deemed to be interest under Applicable Law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and other charges under the Loan Documents as determined by Agent, then to the unpaid principal balance owed hereunder as determined by Agent, and any excess shall be promptly refunded to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 2.12 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

2.13	Cash Management Systems

(a) No Credit Party shall establish or maintain any deposit, brokerage or other account with any financial institution (except for deposit accounts solely dedicated to the payment of payroll expenses provided that the aggregate amount on deposit in all such deposit accounts does not exceed the aggregate payroll obligations of the Credit Parties for the current pay period) unless, prior to the Closing Date or opening such account, Agent, the applicable Credit Party and such financial institution shall have entered into an Account Control Agreement with respect to such account. Each Credit Party shall ensure that all collections of accounts and all other payments received by such Credit Party are remitted directly to a deposit account subject to an Account Control Agreement.

(b) Upon the request of Agent from time to time if an Event of Default exists, each Credit Party shall establish lockbox or blocked accounts (collectively, “Blocked Accounts”) in such Credit Party’s name with such banks as are reasonably acceptable to Agent (“Depository Banks”), each subject to an Account Control Agreement between Agent the applicable Credit Party the applicable Collecting Bank (each, a “Blocked Account Agreement”). Each Credit Party (i) promptly thereafter shall direct all of its account debtors to remit all payments directly to a Blocked Account, (ii) promptly (and in any event within two Business Days of receipt) deposit in a Blocked Account, in the identical form in which such payment was made, all cash, money, checks, notes, drafts or other payments relating to and/or constituting proceeds of accounts or other Collateral which come into the possession or under the control of such Credit Party and (iii) until deposited in a Blocked Account, hold such items in trust for Agent, for the benefit of the Lender Parties.

(c) Agent, for the benefit of the Lender Parties, may establish one or more deposit accounts at each Depository Bank or at a centrally located bank in the name of Agent or such Credit Party as customer (collectively, the “Concentration Accounts”). If Agent so directs all collected funds on deposit in the Blocked Accounts shall be transferred by the Depository Banks on each Business Day to Agent or any of the Concentration Accounts. All funds received in the Concentration Account pursuant to this Section 2.13 shall be applied by Agent on each Business Day to reduce the Obligations under the Revolving Facility in such order and manner as Agent shall determine. If a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of any Credit Party, but unless a Default or Event of Default exists, shall be available to Borrowers upon written request in accordance with the terms of this Agreement.

(d) If at any time while a Depository Bank is obligated to transfer to Agent or any Concentration Account all amounts held or deposited in the Blocked Accounts held by such Depository Bank, no Credit Party shall nor shall any such Credit Party permit any Subsidiary to, accumulate or maintain cash in any disbursement or payroll account, as of any date, in an amount in excess of checks outstanding against such account as of such date and amounts necessary to meet minimum balance requirements.

2.14	Reliance

Notwithstanding any provision of any Loan Document, Lender Parties shall be entitled to rely upon the authority of any Responsible Officer of Borrowers for communications with and instructions from Borrowers, until Agent has received written notice from Borrowers that such Responsible Officer no longer has such authority.

III	FEES

3.1	Certain Fees

Borrowers shall pay Agent the fees as are set forth in the Fee Letter.

3.2	Unused Line Fees

(a) Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders, an unused line fee payable quarterly in arrears on each Interest Payment Date, in an amount equal to 0.50% per annum of the difference between (a) the Facility Cap as in effect during the preceding quarter and (b) the sum of the daily average amount of (i) the outstanding principal balance of all Advances (determined as of the end of each day) plus (ii) the Letter of Credit Usage (determined as of the end of each day) plus (iii) any reserves established by Agent pursuant to Section 2.1), in each case outstanding during such preceding quarter.

(b) Borrowers shall pay to Agent, for the ratable benefit of Term B Lenders, an unused line fee payable quarterly in arrears on each Interest Payment Date, in an amount equal to 0.50% per annum of the difference between (a) the Term B Loan Commitment as in effect during the preceding quarter and (b) the aggregate amount of all Term B Advances disbursed as of such Interest Payment Date.

3.3	Prepayment Fee

If any Obligations are accelerated or any Credit Party otherwise prepays, or is required to prepay, Term Loans in full or in part (other than as a result of any mandatory prepayment under Section 2.9(a), 2.9(c)(i), 2.9(c)(iii) or 2.9(d)), then, on the earliest to occur of (i) the effective date of such acceleration, (ii) the date such prepayment is due and payable, and (iii) the date such payment is actually paid,

Borrowers shall pay to Agent, for the ratable benefit of Lenders (in addition to all Obligations then owing pursuant to the terms of the Loan Documents), as yield maintenance for the loss of bargain and not as a penalty, a prepayment fee (the “Prepayment Fee”) equal to (a) 2.0% of the principal balance of the Term Loans outstanding immediately prior to such prepayment if such prepayment occurs or is required prior to the first anniversary of the Closing Date and (b) 1.0% of the principal balance of the Term Loans outstanding immediately prior to such prepayment if such prepayment occurs or is required on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date. For purposes of determining the Prepayment Fee due upon acceleration of any Obligation, such acceleration shall be deemed to have occurred on the date the Event of Default giving rise to such acceleration first occurred.

3.4	Letter of Credit Fees

(a) Borrowers shall pay to Agent a fee equal to (i) 3.0% per annum of the aggregate undrawn face amount of all outstanding Standby Letters of Credit issued for the account of Borrowers (the “Standby Letter of Credit Fee”), which fee shall be payable in arrears on each Interest Payment Date and (ii) 0.50% of the aggregate undrawn face amount of any Documentary Letter of Credit issued for the account of Borrowers, which fee shall be payable upon issuance (together with the Standby Letter of Credit Fee, the “Letter of Credit Fees”). Agent may distribute all or any portion of the Letter of Credit Fees the L/C Issuer or any Underlying Issuer and any remainder for the ratable benefit of Revolving Lenders. Borrowers also shall pay to Agent on demand the normal and customary administrative charges for the issuance, amendment, negotiation, renewal, extension and maintenance, and any other charges and fees, related to any Standby Letter of Credit or Documentary Letter of Credit incurred or imposed by Agent, the L/C Issuer or any Underlying Issuer.

(b) If an Event of Default exists, all Letter of Credit Fees shall be payable on demand at a rate equal to the applicable Letter of Credit Fee, plus 2.00% per annum, in each case on the aggregate undrawn face amount of all outstanding Standby Letters of Credit issued for the account of Borrowers in accordance with the provisions of Section 2.5(b).

(c) On demand by Agent at any time after an Event of Default exists, Borrowers will deliver cash to Agent, as cash collateral, an amount equal to one hundred and five percent (105%) of the Letter of Credit Usage to be held by Agent in a Cash Collateral Account. Borrowers may not withdraw amounts credited to such Cash Collateral Account except upon the earlier of (i) the payment and performance in full of all Obligations (other than Unasserted Obligations) and termination of this Agreement and (ii) at such time as no Event of Default exists.

IV	CONDITIONS PRECEDENT

4.1	Conditions to Initial Advance, Funding of the Term Loans and the Closing

The obligations of the Lender Parties to consummate the transactions contemplated herein, to make the initial Advance (the “Initial Advance”) and to fund the Term Loans are subject to the satisfaction of each of the conditions precedent listed both on Section 4.2 below and Exhibit D hereto, all in a manner, form and substance satisfactory to Agent in its sole discretion.

4.2	Conditions to each Advance and Funding of the Term Loans

The obligations of the Lenders to make any Advance and/or to fund the Term Loans are subject to the satisfaction of each of the following:

(a) Borrowers shall have delivered to Agent a Borrowing Certificate for each Advance and each Term B Advance, accompanied, in the case of a Term B Advance, by a schedule of the Capital Expenditures to be financed with the proceeds of such Term B Advance;

(b) each of the representations and warranties made by each Credit Party and each other Person party thereto (other than the Lender Parties) in the Loan Documents shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case each shall be true and correct in all respects) before and after giving effect to the applicable funding (unless it expressly relates to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date (except to the extent already qualified by materiality, in which case each shall have been true and correct in all respects));

(c) no Default or Event of Default shall exist after giving effect to the applicable funding;

(d) immediately after giving effect to the requested (i) Advance, the aggregate outstanding principal amount of Advances shall not exceed the Revolving Loan Limit then in effect and (ii) Term B Advance, the aggregate principal amount of all Term B Advances disbursed shall not exceed $5,000,000;

(e) No Material Adverse Effect exists; and

(f) Agent shall have received such other approvals, opinions, documents, agreements, instruments, certificates and materials as any Lender Party may request in its Permitted Discretion.

Each Credit Party hereby represents and warrants that by virtue of requesting any funding under any Loan Document, that as of the date of each such notice and as of the relevant Borrowing Date the conditions in Section 4.1 and this Section 4.2 have been satisfied.

V	REPRESENTATIONS AND WARRANTIES

Each Credit Party, jointly and severally, represents and warrants to the Lender Parties, with the knowledge and intention that the Lender Parties are relying and will rely thereon, as follows:

5.1	Organization and Authority

Each Credit Party and each of its Subsidiaries, is a corporation, partnership or limited liability company, as the case may be, duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation. Each Credit Party and each of its Subsidiaries (a) is duly qualified and licensed to do business in and in good standing in each other jurisdiction where its failure to do so reasonably could be expected to have in a Material Adverse Effect and (b) has all requisite corporate, partnership or limited liability company power and authority (i) to own its Properties and carry on its Business, (ii) to execute, deliver and perform the Loan Documents and the Related Documents to which it is a party, (iii) to borrow and incur Obligations, as applicable, hereunder, and to consummate the transactions contemplated by the Loan Documents and (iv) to grant the Liens pursuant to the Loan Documents to which it is a party.

5.2	Loan Documents and Related Documents

The execution, delivery and performance by each Credit Party of the Loan Documents and the Related Documents to which it is a party, and its consummation of the transactions contemplated thereby, (a) have been duly authorized, executed and delivered by or on behalf of such Credit Party; (b) do not violate or conflict with any Applicable Law, (c) do not constitute or result in a conflict, violation, breach or default of or an event of default under, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, violation, breach, default or event of default under, any agreement, instrument or other arrangement to which such Credit Party is a party, or by which any of its Properties are bound, to the extent any of the foregoing, either individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect; (d) will not result in the creation or imposition of any Lien, other than a Permitted Lien, upon any of the Properties of any Credit Party; and (e) except for filings in connection with the perfection of the Liens created by the Loan Documents and as set forth on Schedule 5.2(e), do not require the consent, approval or authorization of, or filing, registration or qualification with, any Person. Each of the Loan Documents and the Related Documents to which each Credit Party is a party constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of (a) applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and (b) general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

5.3	Subsidiaries, Capitalization and Ownership Interests

Schedule 5.3 states as of the Closing Date the authorized, issued and outstanding Capital Stock of each Credit Party and its Subsidiaries and the beneficial and record owners thereof (including rights to acquire, subscribe for or purchase any of the foregoing), all of which have been duly authorized and validly issued and are fully paid and nonassessable and are owned free and clear of any Liens other than Liens created by the Loan Documents. Schedule 5.3 lists as of the Closing Date all Subsidiaries of each Credit Party, and all directors, managers and executive officers of each Credit Party. Except as listed on Schedule 5.3, as of the Closing Date no Credit Party nor any of its Subsidiaries (a) owns any interest in, or participates or engages in any joint venture, partnership or similar arrangements with, any Person, (b) is a party to or knows of any agreements (other than the Loan Documents) restricting the transfer of its Capital Stock, (c) is subject to any obligation (contingent or otherwise) to repurchase, acquire or retire any of its Capital Stock or any calls, commitments or Claims relating to its Capital Stock or (d) has any stock appreciation rights, phantom stock plan or similar rights or obligations outstanding.

5.4	Properties

(a) Each Credit Party is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, a license for, or the right to use, all of its Properties, in each instance, as necessary or used in the Ordinary Course, free and clear of all Liens other than Permitted Liens. All Property of each Credit Party is in good repair, working order and condition (normal wear and tear excepted).

(b) Schedule 5.4 (i) lists as of the Closing Date the locations of the chief executive office of each Credit Party, the locations of the Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral, (ii) identifies the common address and use of each such location, (iii) indicates whether such location is owned or leased by such Credit Party or whether such Credit Party is entitled to occupy or use such location by virtue of a license or easement, (iv) if such location is leased, describes the parties to and date of such lease and the name and current address of the landlord under the lease, (v) if such location is owned, sets forth a complete and accurate legal description for such location and (vi) if such Credit Party occupies or uses such location by virtue of a license or easement agreement, describes such license or easement agreement with reasonable specificity.

5.5	Material Contracts; Material Customers and Affiliate Transactions

Schedule 5.5 lists all Material Contracts and Material Customers of each Credit Party as of the Closing Date. No Credit Party is (a) a party to any agreement, arrangement or instrument, or subject to any Applicable Law or restriction, which adversely affects its ability to execute and deliver, or perform under, any Loan Document or Related Document or (b) in breach of or default under, in any material respect, any Related Document or Material Contract, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in any of the foregoing. Schedule 5.5 lists and describes all transactions, agreements, and arrangements between the Credit Parties and any of their Affiliates as of the Closing Date. No Credit Party is obligated to pay any service or management fee to any Affiliate.

5.6	Litigation

Except as set forth on Schedule 5.6, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Credit Party, threatened against any Credit Party that (a) reasonably could be expected to prevent any Credit Party from performing under any Loan Document or any Related Document or (b) reasonably could be expected to have a Material Adverse Effect.

5.7	Environmental Matters

No Credit Party has been notified of any action, suit, proceeding or investigation (a) relating to any Environmental Law or Hazardous Substance or (b) which seeks to suspend, revoke or terminate any license, Permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

5.8	Tax Returns; Governmental Reports

Each Credit Party (a) has filed all applicable tax returns and other material reports which are required by Applicable Law and (b) has paid all due and payable taxes, assessments, fees and other governmental charges, except for items being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and for which no Lien or notice of Lien exists.

5.9	Financial Statements and Reports

All financial statements relating to any Credit Party (a) are consistent with the books of account and records of the Credit Parties, (b) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, subject to, in the case of interim unaudited financial statements, the lack of footnote disclosure and normal year-end adjustments to the extent they do not materially impact the reported results or financial condition of the Credit Parties and (c) present fairly in all material respects the consolidated financial condition, assets and liabilities and results of operations of the Credit Parties at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied. The Credit Parties have no material obligations or liabilities that are not disclosed in their financial statements or otherwise permitted under this Agreement, and since the date of their most recent financial statements, there has not occurred any Material Adverse Effect.

5.10	Compliance with Law; ERISA; Business

Each Credit Party is in compliance in all material respects with all Material Contracts and Applicable Laws including, without limitation, ERISA, the Patriot Act, Environmental Laws and Communications Laws and there is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any material noncompliance with any Applicable Law. No Credit Party has (i) engaged in any “Prohibited Transactions,” as defined in Section 406 of ERISA and Section 4975 of the Code, (ii) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (iii) knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of its employee benefit plans, (iv) any fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to each Credit Party, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. § 2615.3 has not been waived. Each Credit Party has maintained in all material respects all records required to be maintained by any applicable Governmental Authority.

5.11	Intellectual Property

Schedule 5.11 sets forth as of the Closing Date all registered Intellectual Property owned, licensed or utilized by any Credit Party and sets forth all licenses of Intellectual Property granted by or to a third party and entered into by a Credit Party which are material to the Business of such Credit Party. Each Credit Party owns directly, or is entitled to use by license or otherwise, all Intellectual Property material to such Credit Party’s Business. All Intellectual Property material to each Credit Party’s Business is properly maintained, valid, in full force and effect and not in known conflict with the rights of any Person. Each Credit Party has made all filings and recordations necessary in the exercise of reasonable and prudent business judgment to protect its interest in its Intellectual Property. No actions, suits, proceedings or investigations are pending or, to the knowledge of any Credit Party, threatened with respect to the validity, enforceability, infringement, use or ownership of any Credit Party’s Intellectual Property. No Credit Party is in material breach of or default under any agreement, arrangement or instrument relating to any Intellectual Property, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in any of the foregoing.

5.12	Permits; Labor

Each Credit Party is in material compliance with, and has, all Permits required for the operation of its Business, and for the execution, delivery and performance by, and enforcement against, such Credit Party of each Loan Document and Related Document. No Credit Party is in material breach of or default under the provisions of any Permit, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in any of the foregoing. No Credit Party is or has been involved in any labor dispute, strike, walkout or union organization.

5.13	No Default; Solvency

No Default, Event of Default or Material Adverse Effect exists. Each Credit Party is and, after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents and the Related Documents, will be, Solvent.

5.14	Insurance

All insurance policies of the Credit Parties or otherwise relating to or covering their Properties as of the Closing Date are listed and described on Schedule 5.14.

5.15	Margin Stock; Regulated Entities; OFAC; Patriot Act

(a) The Credit Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any “margin stock” or “margin security” (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of doing the same.

(b) No Credit Party or any Person controlling any Credit Party is (a) an “investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Applicable Law limiting its ability to incur Indebtedness.

(c) No Credit Party (i) is a Person whose Property or interest in Property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order (“OFAC”).

(d) No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.16	Broker’s or Finder’s Commissions

Except as set forth in Schedule 5.16, no fee or commission is or will be payable to any Person in connection with the transactions contemplated by the Loan Documents and the Related Documents, except for fees payable to Lender Parties. The fees and commissions described on Schedule 5.16 will be paid by Borrowers on the Closing Date.

5.17	Regulatory Matters

There is set forth in Schedule 5.17 a description of all material Telecom Licenses issued by the FCC or any State Regulatory Agency which have been issued or assigned to any Credit Party and (a) for all Telecom Licenses other than State Regulatory Authorizations, the name of the licensee, the type of service and the expiration dates and (b) for each State Regulatory Authorization, the geographic area covered by such State Regulatory Authorization, the services that may be provided thereunder and the expiration date, if any. Such Telecom Licenses (i) have been duly authorized by the grantors thereof, (ii) have been validly issued or assigned to such Credit Party, (iii) are in full force and effect and without conditions (except for such conditions as are generally applicable to the holders of such Telecom Licenses and otherwise which could not reasonably be expected to have a Material Adverse Effect) and (iv) constitute all Telecom Licenses which are necessary to enable the Credit Parties to operate their Business as presently conducted. No material default or breach known to any Credit Party exists under such Telecom Licenses and no Credit Party has knowledge of any event or occurrence that could result in the termination, revocation, adverse modification or non-renewal of any such Telecom License. Each Credit Party has duly and timely filed all material reports and other filings which are required to be filed under the applicable Communications Laws. All information provided by or on behalf of any Credit Party in any material filing with the FCC, any State Regulatory Agency or any other Governmental Authority was, at the time of filing, true, complete and correct in all material respects when made, and the FCC, such State Regulatory Agency or such other Governmental Authority has been notified of any substantial or significant changes in such information as may be required by applicable Communications Laws.

5.18	Special Telecommunications Matters

(a) To the best knowledge of the Credit Parties, each Network Agreement has been duly executed and delivered by the other parties thereto, is in full force and effect and neither such Credit Party nor, to the best knowledge of the Credit Parties, any of the other parties thereto, is in default of any of the provisions thereof in any material respect.

(b) All of the Network Facilities and other material properties, equipment and systems owned, leased or managed by the Credit Parties, and all such property, equipment and systems acquired or added in connection with any contemplated system expansion or construction, are in good repair, working order and condition (reasonable wear and tear excepted) and are in compliance in all material respects with all terms and conditions of the Credit Parties’ Telecom Licenses and all standards or rules imposed by applicable Communications Laws and Governmental Authorities or as imposed under any agreements with telephone companies and customers.

(c) The Credit Parties have paid all franchise, license or other fees and charges which have become due pursuant to any State Regulatory Authorization or other Telecom License and have made appropriate provision as required by GAAP for any such fees and charges which have accrued.

(d) Each interconnection agreement to which any Credit Party is a party has been duly executed and delivered by a Credit Party and, to the best knowledge of the Credit Parties, has been duly executed and delivered by the other parties thereto, is in full force and effect and no Credit Party is in default thereof in any material respect.

5.19	Disclosure

No Loan Document contains any untrue statement of a material fact or omits to state any fact necessary to make the factual statements therein taken as a whole not materially misleading as of the time made or delivered in light of the circumstances under which it was made or furnished. There is no material fact, event or circumstance known to any Credit Party which has not been disclosed to the Lender Parties.

VI	AFFIRMATIVE COVENANTS

Each Credit Party, jointly and severally, covenants and agrees that, until the full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than Unasserted Obligations) and the termination of this Agreement in accordance with its terms:

6.1	Reporting, Collateral and Other Information

The Credit Parties shall maintain a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that interim financial statements shall not be required to have footnote disclosure and may be subject to normal year-end adjustments to the extent they do not materially impact the reported results or financial condition of the Credit Parties). Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with the agreements, requirements, covenants and undertakings set forth in Exhibits C-1 and C-2, in accordance with the terms thereof.

6.2	Conduct of Business; Maintenance of Existence and Assets

Each Credit Party shall, and shall cause each of its Subsidiaries to (a) engage solely in the Business in accordance with good business practices customary to its industry, and preserve the goodwill of those having material business relations with it; (b) collect its Accounts in the Ordinary Course; (c)

except for dispositions permitted under Section 7.7 of this Agreement, maintain and preserve its Properties in good repair, working order and condition (normal wear and tear excepted); (d) maintain and preserve in full force and effect (i) its existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable and (ii) its qualifications and good standing in all other jurisdictions, except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; and (e) maintain, comply with and keep in full force and effect its Permits and its Intellectual Property, except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

6.3	Compliance with Legal and Other Obligations

Each Credit Party shall, and shall cause each of its Subsidiaries to (a) comply with all Applicable Laws (including properly filing all reports required thereunder) except where the failure to comply could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; (b) pay all taxes imposed on or assessed against it, except those being diligently contested in good faith by appropriate proceedings for which no non-Permitted Lien exists and for which adequate reserves are maintained in accordance with GAAP; and (c) subject to any subordination provisions in favor of the Lender Parties and/or other restrictions set forth in the Loan Documents, pay and perform in accordance with their terms other Claims against it, except where the failure to do so could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

6.4	Insurance

Each Credit Party shall maintain at all times in full force and effect, at its own expense, with insurers reasonably acceptable to Agent in its Permitted Discretion, and comply with all the terms and conditions of adequate insurance in such amounts and covering such matters as are customarily maintained by businesses engaging in similar activities or owning similar Properties and at least the minimum amount required by Applicable Law and any other agreement, instrument or arrangement to which such Credit Party is bound, including, without limitation, liability, D&O, property, patent liability and business interruption insurance; provided the amount of business interruption insurance shall not be less than projected EBITDA for a period of not less than $16,000,000. All of the foregoing insurance policies and coverage levels shall (i) be satisfactory to Agent in its Permitted Discretion, (ii) name Agent, for the benefit of the Lender Parties, as loss payee/mortgagee in respect of property damage and casualty insurance, additional insured in respect of liability insurance and assignee in respect of business interruption insurance and (iii) expressly provide that they cannot be altered, amended, modified, canceled or terminated without at least thirty (30) days’ prior written notice to Agent from the insurer, and that they inure to the benefit of Agent, for the benefit of the Lender Parties, notwithstanding any action or omission or negligence of or by such Credit Party, or any insured thereunder.

6.5	Inspection

Each Credit Party shall permit the representatives of Agent from time to time during normal business hours upon reasonable notice to (a) visit and inspect any of such Person’s offices or properties or any other place where Collateral is located, inspect and appraise the Collateral, and/or examine and/or audit all of such Credit Party’s books and records; (b) make copies and extracts therefrom; and (c) discuss any aspect of any Credit Party or its Business with its officers and independent public accountants (and such officers and accountants are hereby authorized to discuss the foregoing); provided, however, that (i) Borrowers shall not be obligated to reimburse Agent for more than two such inspections and audits conducted during any fiscal year while no Event of Default exists (it being agreed and understood that the Borrowers shall be obligated to reimburse Agent for all such inspections and audits conducted while an Event of Default exists), and (ii) no notice shall be required to do any of the foregoing if any Event of Default exists.

6.6	Use of Proceeds

Borrowers shall use the proceeds from the Term A Loan and the Revolving Facility solely for the following purposes: (a) to refinance existing Indebtedness on the Closing Date; (b) to pay transaction costs and expenses of the Related Transactions; and (c) for other lawful purposes in compliance with Applicable Law and not in violation of the Loan Documents. Borrowers shall use the proceeds from the Term B Loan solely to finance Capital Expenditures.

6.7	Loans Secured

(a) Each Credit Party shall, and Borrowers and the other Credit Parties shall cause their Subsidiaries to: (a) except in the case of Borrowers, guarantee the Obligations; (b) grant to Agent, for the benefit of the Lender Parties, a valid, first priority perfected Lien on all of its Property (except as expressly provided otherwise in the Loan Documents) to secure the Obligations, including, without limitation, pledging all Capital Stock owned or held by such Person to Agent, for the benefit of the Lender Parties; and (c) in the case of any Subsidiary of any Credit Party formed or acquired after the Closing Date (i) execute a Joinder Agreement and become a party to such of the Loan Documents, in such capacity as Agent shall require in its Permitted Discretion and (ii) deliver to Agent such other documents and opinions of counsel as Agent may request in its Permitted Discretion.

(b) Concurrently with the execution by any Credit Party, as lessee, of any lease pertaining to real property or any contract relating to the acquisition by such Credit Party of real property, such Credit Party shall deliver to Agent an executed copy thereof and, at the option of Agent (i) in the case of a lease, a collateral assignment of such lease in favor of Agent, in form and substance acceptable to Agent in its Permitted Discretion and a Landlord Waiver and Consent from the Landlord under such lease; and (ii) in the case of a contract for the acquisition of real property, a first mortgage or deed of trust in favor of Agent, for the benefit of the Lender Parties, on such real property, in form and substance acceptable to Agent in its Permitted Discretion and such other documents and assurances with respect to such real property as Agent may require in its Permitted Discretion, including without limitation a lender’s policy of title insurance, a survey of such real property and an environmental assessment of such real property, all issued by Persons and in form and substance satisfactory to Agent may require in its Permitted Discretion.

(c) Each Credit Party shall, and shall cause its Subsidiaries to, upon the exercise by Agent, or any Lender of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Person (including, without limitation, the FCC, any State Regulatory Agency or any other Governmental Authority), execute and deliver, or cause the execution and delivery by each such Credit Party of, all applications, certificates, instruments and other documents that may be so required for such consent, approval or authorization. Without limiting the foregoing, upon the exercise by Agent, or any Lender of any right or remedy under any Loan Document which requires any consent, approval or registration with, consent, qualification or authorization by, any Governmental Authority (including, without limitation, transfer of Telecom Licenses) or other Person, each Credit Party shall execute and deliver, or cause the execution and delivery by each such Credit Party of, all applications, certificates, instruments and other documents that Agent, or any Lender may be required to obtain for itself or on its behalf for such consent, approval or authorization.

6.8	Further Assurances; Post Closing Deliveries

Each Credit Party shall, and shall cause each of its Subsidiaries to, (a) within five Business Days of Agent’s request, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instruments or documents as may be requested by Agent in its Permitted Discretion consistent with the Loan Documents, whether before, at or after the occurrence of any Default or Event of Default, and (b) comply with the requirements set forth on Schedule 6.8 in accordance with the terms thereof.

VII	NEGATIVE COVENANTS

Each Credit Party, jointly and severally, covenants and agrees that, until the full performance and satisfaction, and indefeasible payment in full in cash, of all Obligations (other than Unasserted Obligations) and the termination of this Agreement in accordance with its terms:

7.1	Financial Covenants

No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, violate any of the financial covenants set forth in Exhibit B-1 hereto.

7.2	Indebtedness

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable (including, without limitation, by guaranteeing, indemnifying, endorsing or becoming liable for any Contingent Obligations) with respect to, any Indebtedness, except the following (collectively, “Permitted Indebtedness”):

(a) the Obligations;

(b) Indebtedness set forth on Schedule 7.2 and extensions and refinancings thereof (so long as the principal amount thereof is not increased, the maturity date is not shortened, the average life is not shortened, no additional mandatory prepayments or sinking fund payments are required, it remains unsecured and the cash payment portion of the interest due on any such Indebtedness is not increased);

(c) Capital Lease Obligations and Indebtedness secured by purchase money Liens permitted by Section 7.3(e)(i) not to exceed $500,000 in the aggregate for all Credit Parties and their Subsidiaries;

(d) inter-company unsecured Indebtedness owing from one domestic Credit Party (other than Holdings) to another domestic Credit Party (other than Holdings); provided, that, upon the request of Agent, such Indebtedness shall be evidenced by promissory notes having terms (including subordination terms) satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of the Lender Parties, as security for the Obligations;

(e) Subordinated Debt of Holdings to the extent such Indebtedness remains subject to the terms and conditions of the applicable Subordination Agreement, the proceeds of which are contributed upon receipt by Holdings to a Borrower as a cash equity capital contribution;

(f) endorsement of negotiable instruments for deposit or collection in the Ordinary Course;

(g) unsecured interest rate agreements in the Ordinary Course for bona fide hedging purposes and not for speculation, with Agent’s prior written consent; and

(h) Contingent Obligations in the Ordinary Course arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies.

7.3	Liens

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon, in, against or with respect to, or any pledge of, any part of its Property, including, without limitation, Capital Stock, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):

(a) Liens created by the Loan Documents or otherwise arising in favor of Agent, for the benefit of the Lender Parties;

(b) Liens imposed by Applicable Law for taxes, assessments or charges (i) that are not yet due and payable or (ii) which are being diligently contested in good faith by appropriate proceedings and for which reserves are maintained by such Person in accordance with GAAP, and which do not exceed $200,000 in the aggregate at any time for all Credit Parties and their Subsidiaries;

(c) statutory Liens of landlords, carriers, warehousemen, mechanics and/or materialmen and other similar Liens imposed by law that arise in the Ordinary Course (i) that are only for amounts not yet due and payable or (ii) which are being diligently contested in good faith by appropriate proceedings for which reserves are being maintained by such Person in accordance with GAAP, and which do not exceed $200,000 in the aggregate at any time for all Credit Parties and their Subsidiaries;

(d) Liens (other than any Lien imposed by ERISA) on or in respect of deposits or pledges of cash or letters of credit posted in the Ordinary Course (i) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or (ii) to secure the performance of obligations (such as tenders, bids, leases, trade contracts, statutory obligations and other similar obligations) (other than for the repayment of Indebtedness), provided that any such Lien attaches only to the cash collateral or letter of credit posted to secure such obligation;

(e) purchase money Liens securing Indebtedness permitted under Section 7.2(c) hereof; provided, that (i) any such Lien attaches only to the Property acquired with the proceeds of such Indebtedness and (ii) the principal amount of the Indebtedness secured thereby does not exceed the cost of such Property;

(f) any Lien relating to an attachment or Judgment provided that its enforcement is stayed and it secures Claims not otherwise constituting an Event of Default;

(g) easements, rights of way, restrictions, zoning ordinances, reservations, covenants and other similar charges, title exceptions or encumbrances relating to real Property incurred in the Ordinary Course that, either individually or in the aggregate for all Credit Parties and their Subsidiaries, are not substantial in amount, do not materially interfere with the use of the subject Property or the ordinary conduct of the Business and do not result in material diminution in value of the subject Property; and

(h) Liens disclosed on Schedule 7.3.

7.4	Consolidations, Mergers and Investments

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, (i) liquidate, merge, amalgamate or consolidate with or into any Person, (ii) purchase, own, hold, invest in or otherwise acquire any Investment Property or any obligations or Capital Stock of any Person (including the establishment or creation of any Subsidiary) or any joint venture, or otherwise consummate any Acquisition, (iii) make or permit to exist any loans, advances or extensions of credit to or for the benefit of any Person, or (iv) commit or agree to do any of the foregoing (all of the foregoing are referred to herein as “Investments”), except:

(a) Investments created by the Loan Documents;

(b) trade credit extended in the Ordinary Course;

(c) transactions expressly permitted under Section 7.2(d), 7.2(f), 7.2(g), 7.2(h), 7.5, 7.7 or 7.8 hereof;

(d) temporary loans and advances made in the Ordinary Course to officers, directors and employees, not to exceed $25,000 in the aggregate at any time outstanding for all Credit Parties and their Subsidiaries;

(e) Investments in Cash Equivalents;

(f) Capital Stock received in satisfaction of disputes or in connection with a bankruptcy of a customer;

(g) upon not less than ten Business Days’ prior written notice to Agent, any Subsidiary may merge with, or dissolve or liquidate into, or transfer its Property to, a Borrower or a domestic Wholly-Owned Subsidiary that is a Credit Party, provided that, as applicable, such Borrower or such domestic Wholly-Owned Subsidiary shall be the continuing or surviving entity; and

(h) cash equity investments by Holdings in Borrowers and the Investments existing as of the Closing Date of FiberNet in its Subsidiaries and of FiberNet’s Subsidiaries in their respective Subsidiaries.

7.5	Restricted Payments

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, (i) declare, pay or make any Distribution of cash, securities or other Property on any of its Capital Stock, (ii) acquire, redeem or retire any of its Capital Stock, (iii) pay or otherwise redeem, exchange, purchase, retire or defease any Subordinated Debt, (iv) pay or compensate any of its Affiliates or any of its or its Affiliate’s officers, directors or employees, or (v) commit or agree to do any of the foregoing (all of the foregoing are referred to herein as “Restricted Payments”), except:

(a) for so long as Devnet is treated as a disregarded entity for tax purposes under the Code, Devnet may make quarterly tax Distributions to Holdings provided that the aggregate amount of all such Distributions by Devnet with respect to any year does not exceed the lesser of (i) the federal, state and local (net of federal benefit) income tax liability of Holdings allocable to the taxable income of Devnet for such year and (ii) the consolidated federal, state and local (net of federal benefit) income tax liability of Holdings for such year;

(b) any Wholly-Owned Subsidiary may declare and pay Distributions to Borrowers or to any other domestic Wholly-Owned Subsidiary that is a Credit Party;

(c) Holdings may declare and pay Distributions in the form of Permitted Securities and may issue Permitted Securities to acquire, redeem or retire any of its Capital Stock;

(d) Borrowers may make Distributions to Holdings solely to permit Holdings to promptly redeem for cash any of its Capital Stock owned by any terminated employee of any Credit Party, provided, that: (i) no Default or Event of Default exists or would result therefrom, (ii) after giving effect to such Distribution and redemption, the Credit Parties are both in compliance on a pro forma basis with Section 7.1 hereof and have at least $750,000 in Availability, cash on hand and Cash Equivalents, (iii) the aggregate amount of such Distributions shall not exceed $250,000 in any fiscal year or $1,000,000 prior to the Maturity Date and (iv) such Distributions are permitted under the terms of all Subordinated Debt;

(e) Borrowers may make Distributions to Holdings solely to permit Holdings to pay, as and when due and payable, obligations incurred in the Ordinary Course only to the extent relating to activities in which Holdings otherwise is permitted to engage under the Loan Documents, so long as no Default or Event of Default exists or would result therefrom;

(f) to the extent payments on the Subordinated Debt are permitted under the applicable Subordination Agreement, Borrowers may make Distributions to Holdings to enable Holdings to make such payments; and

(g) Borrowers may pay (i) reasonable compensation to officers and employees for actual services rendered in the Ordinary Course, and (ii) directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate $500,000 (to the extent payable in cash) in any fiscal year.

7.6	Transactions with Affiliates

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, enter into or consummate any transaction with any Affiliate of such Person, or agree or commit to do any of the foregoing, other than (a) as expressly permitted by, and subject to, the terms of Sections 7.2(d), 7.4(d), 7.4(g), 7.4(h) and 7.5, and (b) other transactions pursuant to written agreements which are entered into in the Ordinary Course and are on fair and reasonable terms not less favorable to such Person than would be obtained in an arm’s length transaction between unrelated parties of equal bargaining power.

7.7	Transfer of Assets; Issuance of Capital Stock

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, engage in any sale-leaseback, synthetic lease or similar transaction involving any of its Property or any interest therein, or sell, lease (as lessor), transfer, convey, assign or otherwise dispose of any Property or any interest therein, sell or issue any Capital Stock or agree or commit to do any of the foregoing, whether in a single transaction or a series of transactions, except:

(a) Borrowers and their respective Subsidiaries may (i) sell Inventory and use cash and Cash Equivalents in the Ordinary Course, and (ii) sell obsolete, worn out, replaced or excess equipment no longer needed in the Ordinary Course, provided that the greater of fair market value or book value of the disposed equipment does not exceed $150,000 in the aggregate for all Credit Parties and their Subsidiaries in any fiscal year;

(b) as expressly permitted by and subject to the terms of Sections 7.3, 7.4 and 7.5 hereof;

(c) other sales of Property (other than sales of Capital Stock of a Credit Party) to the extent (a) the Credit Parties comply with Section 2.9, (b) such sale is for fair market value and the aggregate fair market value of all Property sold by all Credit Parties and their Subsidiaries does not exceed $250,000 in any fiscal year, (c) no Default or Event of Default exists or would result therefrom and (d) the sole consideration received by such Person is cash; and

(d) Holdings may issue Permitted Securities provided that (i) Holdings promptly contributes the Net Proceeds thereof to a Borrower and (ii) such Borrower complies with the mandatory prepayment provisions of Section 2.9(c) in connection therewith.

7.8	Holding Company

Other than the Loan Documents to which it is a party and the transactions contemplated thereby, Holdings shall not (i) own any Property other than 100% of the Capital Stock of Borrowers, (ii) incur any Indebtedness or Contingent Obligations, (iii) grant any Liens in any of its Property or (iv) agree or commit to do any of the foregoing.

7.9	Organizational Documents; Accounting Changes; Use of Proceeds; Insurance; Business; Other Liabilities

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to:

(a) modify or restate its name without 30 days’ prior notice to Agent, or reincorporate or reorganize under the laws of any jurisdiction;

(b) otherwise modify or restate any of its Organizational Documents in any respect adverse to Lender Parties;

(c) make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year;

(d) use any proceeds of any Loans, directly or indirectly, (i) in violation of Applicable Law or the Loan Documents, or (ii) to “purchase” or “carry” “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, or repay or refinance Indebtedness incurred to so “purchase” or “carry” “margin stock”;

(e) modify, restate or terminate any Material Contract or any insurance policy in any manner materially adverse to any Lender Party or Credit Party as determined by Agent in its Permitted Discretion, except changes in insurance coverage in connection with renewals in the Ordinary Course;

(f) engage, directly or indirectly, in any business other than the Business; or

(g) agree or commit to do any of the foregoing.

7.10	Related Documents and Subordinated Debt

Except as expressly permitted by the applicable Subordination Agreement or other applicable subordination terms enforceable by Agent, no Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, (i) amend, supplement, waive or otherwise modify any Subordinated Debt Document except to the extent permitted under the applicable Subordination Agreement, (ii) amend, supplement, waive or otherwise modify, take or fail to take any action under or fail to enforce or diligently pursue its remedies under any other Related Document in any manner materially adverse to any Lender Party or Credit Party as determined by Agent in its Permitted Discretion or (ii) agree or commit to do any of the foregoing.

7.11	No Performance Restrictions

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, (a) except as permitted by the Loan Documents, be subject to any restriction with respect to

(i) Agent’s ability to exercise its rights and remedies under the Loan Documents, (ii) the existence of a first priority perfected Lien on all of such Person’s Property in favor of Agent (except such Property that is subject to a Priority Permitted Lien), or such Credit Party’s (or such Subsidiary’s) ability to perform or fulfill any other obligations under the Loan Documents or (iii) the ability of any Subsidiary of any Borrower to make any Distribution to such Borrower, (b) have outstanding any Capital Stock other than Permitted Securities, (c) be a party or subject to any license agreement (excluding shrink-wrap licenses of mass-marketed, commercially-available software) which (i) restricts the pledge, assignment or other transfer of such agreement or any rights thereunder (including as a result of any change of control of any such Person), or (ii) restricts or limits in any way the sale of Inventory by Agent or its designee containing or bearing (whether on the packaging therefor or the goods) Intellectual Property subject to such license, or (d) agree or commit to any of the foregoing.

7.12	Certain Specific Agreements

Neither any Credit Party nor any Subsidiary of any Credit Party (i) will be or become a Person whose Property or interests in Property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) otherwise will become a Person on the list of Specially Designated Nationals and Blocked Persons in violation of the limitations or prohibitions under any other OFAC regulation or executive order.

VIII	EVENTS OF DEFAULT

8.1	Events of Default

The occurrence of any of the following shall constitute an “Event of Default”:

(a) any Credit Party shall fail to pay when due and payable (i) all or any portion of any principal payment or any payment of any Prepayment Fee required under the Loan Documents or (ii) within two Business Days after the same shall become due and payable any other payment obligations required under the Loan Documents;

(b) any representation, warranty, statement or certification made or deemed made by any Credit Party or any other Person (other than any Lender Party) in any Loan Document or Related Document to which it is a party shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall have been true and correct in all respects and shall not have been false or misleading in any respect on the date when made or deemed to have been made);

(c) any Credit Party or other Person party thereto (other than Agent or any Lender Party) shall fail to perform, observe or comply with, any covenant, obligation or agreement set forth in:

(i) Article VII or Sections 2.13, 6.1, 6.2(d), 6.3(b), 6.4, 6.5 or 6.8(b) of this Agreement; or

(ii) this Agreement or any other Loan Document (other than any such failure described in the immediately preceding clause (i)), and such failure described in this clause (ii) shall not be cured within 30 days after the earlier of (i) Receipt by such Person of written notice of such failure and (ii) the time at which a Responsible Officer of such Person knew or became aware, or should reasonably have known or been aware, of such failure;

(d)(i) any Loan Document or Related Document is revoked or invalidated or otherwise shall cease to be in full force and effect (other than in accordance with its terms), (ii) any Lien created under any Loan Document ceases to constitute a valid first priority perfected Lien (subject only to Priority Permitted Liens) in accordance with the terms of such Loan Document, (iii) any Person shall contest in any manner the validity or enforceability of any of the foregoing or deny that it has any liability or obligation thereunder, or (iv) the Obligations for any reason shall not have the priority contemplated by this Agreement, the applicable Subordination Agreement or any applicable subordination provisions;

(e) any Judgment(s) are rendered against any Credit Party or any of its Subsidiaries in an amount in excess of $200,000 individually or $400,000 in the aggregate for all Credit Parties and their Subsidiaries unless otherwise covered by third party insurance acknowledged by the insurer, or stayed, vacated, dismissed, discharged or fully paid in their entirety, in each case, within 30 days of being rendered;

(f) any Credit Party or any Subsidiary of any Credit Party (i) shall fail to pay when due and payable all or any portion of any payment in respect of any Indebtedness other than the Obligations if the aggregate amount of such late payments would exceed $200,000 or (ii) shall fail to perform, observe or comply with, any covenant, obligation or agreement in respect of any Indebtedness other than the Obligations having an outstanding principal balance in excess of $400,000, which failure permits the holder of any such Indebtedness to accelerate the maturity thereof;

(g) any Credit Party or any of its Subsidiaries shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute, (iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a custodian, receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its Property or shall otherwise be dissolved or liquidated, or (v) file a petition seeking reorganization or liquidation or similar relief, in all of the foregoing cases under any Debtor Relief Law or any other Applicable Law;

(h)(i) a court of competent jurisdiction shall (A) enter an order or judgment appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or any of its Subsidiaries or the whole or any substantial part of any such Person’s Property, which shall continue unstayed and in effect for a period of 60 days, (B) approve a petition filed against any such Person seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other Applicable Law which is not dismissed within 60 days, or (C) under the provisions of any Debtor Relief Law or other Applicable Law, assume custody or control of any such Person or of the whole or any substantial part of any such Person’s Property, which is not irrevocably relinquished within 60 days, or (ii) there is commenced against any such Person any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other Applicable Law (A) which is not unconditionally dismissed within 60 calendar days after the date of commencement or (B) in respect of which such Person takes any action to indicate its approval thereof or consent thereto;

(i) any Change of Control or Material Adverse Effect;

(j)(i) any Credit Party is (A) criminally indicted or convicted of a felony or (B) charged under any Applicable Law that could lead to forfeiture of any material portion of the Collateral, or (ii) any director or senior officer of any Credit Party is (A) convicted of a felony for fraud or dishonesty in connection with the Business or (B) charged under any Applicable Law that could lead to forfeiture of any material portion of the Collateral;

(k) uninsured damage to, or uninsured loss, theft or destruction of, any portion of the Collateral occurs that exceeds $200,000 in the aggregate for all Credit Parties and their Subsidiaries;

(l) the issuance of any process for levy, attachment or garnishment, or any execution upon or enforcement of any Judgment, against any Credit Party or any of its Subsidiaries, any of its material Property or any of the Collateral, in any case which is not satisfied, stayed, vacated, dismissed or discharged within 30 days of being issued, executed or enforced;

(m) any Credit Party or any of its Subsidiaries is enjoined, restrained or in any way prevented by any Applicable Law from conducting all or any material part of the Business for more than 15 days;

(o)(i) any Governmental Authority shall revoke, terminate or suspend any Telecom License of any Credit Party, (ii) there shall exist any violation or default in the performance of, or a failure to comply with any agreement, or condition or term of any Telecom License of any Credit Party in any material respect or (iii) any agreement which is material to the operation of the Business of the Credit Parties, including, without limitation, any interconnection agreement, shall be revoked or terminated and not replaced by a substitute reasonably acceptable to the Requisite Lenders within 30 days after the date of such revocation or termination; or

(p) any federal, state or local statute, regulation or ordinance, or judicial or administrative decision or order, relating to or affecting the operation of the Network Facilities and the conduct of the Business by the Credit Parties (including any statutes, regulations, ordinances, decisions or orders affecting telecommunication operators generally and not directed against the Credit Parties specifically) shall have been issued or adopted that reasonably could be expected to have a Material Adverse Effect.

8.2	Certain Effects of Event of Default

Notwithstanding any provision of any Loan Document and without limiting any of the other rights and/or remedies of any Lender Party, if an Event of Default exists, (a) Agent may, by notice to Borrowers (i) terminate or reduce Lender Parties’ Commitments, obligations or other amounts available to Credit Parties hereunder, and (ii) declare any or all of the Obligations to be immediately due and payable (provided, that if an Event of Default under Section 8.1 (g) or (h) occurs, all of the Obligations shall be immediately due and payable immediately and Lender Parties’ Commitments and obligations hereunder shall immediately terminate, in each case without any action, presentment, demand, protest or notice of any kind, all of which hereby are expressly waived by the Credit Parties), and (b) no action permitted under Article VII hereof or under any negative covenant contained in any other Loan Document may be taken during the existence of an Event of Default.

IX	RIGHTS AND REMEDIES

9.1	Rights and Remedies

Notwithstanding any provision of any Loan Document and without limiting any of the other rights and/or remedies of any Lender Party, if an Event of Default exists (and/or, with respect to (c) below, if the Revolving Facility is terminated):

(a) Agent shall have the right to exercise any and all rights and remedies provided for in any Loan Document, under the UCC or at law or in equity or otherwise (including, without limitation, pay for the performance of any of the Obligations), and no such action or failure to take any such action shall be construed as a waiver by any Lender Party of any Event of Default or any other rights or remedies of any Lender Party;

(b) each Credit Party shall take all actions in compliance with Applicable Law that Agent requests to enable Agent to obtain and enjoy the full rights and benefits hereunder;

(c) each Credit Party hereby grants to Agent, for the benefit of the Lender Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Credit Party) to use, assign, license or sublicense any Intellectual Property, now owned or hereafter acquired by such Credit Party, and wherever the same may be located, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof, and hereby agree that all proceeds received by Agent in connection with such license may be used to satisfy the Obligations in Agent’s sole discretion;

(d) Agent shall have the right to (i) apply for and have a receiver appointed in order to enforce any Lender Party’s rights and remedies relating to or arising out of the Credit Parties’ Businesses, Collateral, Obligations or Loan Documents, including without limitation, the maintenance, operation, preservation and disposition thereof, (ii) continue operation of the Businesses of the Credit Parties and/or (iii) collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally consummated; and

(e) without limiting the generality of the foregoing, at the request of Agent and at the Credit Parties’ sole cost and expense, each Credit Party shall (i) assist Agent in obtaining any required approval of the FCC, any State Regulatory Agency or any other Governmental Authority for any action or transaction contemplated hereby, including preparing, signing and filing with the FCC, any State Regulatory Agency and/or any other Governmental Authority the assignor’s or transferor’s portion of any application or applications for consent to the assignment of license or transfer of control over any of any Credit Party’s Telecom Licenses necessary or appropriate under applicable Communications Laws or the rules and regulations of any Governmental Authority for approval of any sale, assignment or transfer to Agent or any other Person of any or all Collateral and the Telecommunication Licenses of any Credit Party and (ii) execute all applications and other documents and take all other actions reasonably requested by Agent to enable Agent, its designee, any receiver, trustee or similar official or any purchaser of all or any part of the Collateral to obtain from the FCC, any State Regulatory Agency or any other Person any required authority necessary to operate the Telecommunications Business of the Credit Parties.

In dealing with or disposing of all or any part of the Collateral, Lender Parties shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process. Furthermore, each Credit Party and each Subsidiary thereof hereby agrees not to resist or interfere with any action taken by any Lender Party in accordance with Articles 8 and 9 hereof, and to the extent not prohibited by Applicable Law, each Credit Party and each Subsidiary thereof hereby irrevocably consents to, and waives any right to object to or otherwise contest the appointment of a receiver as provided above. Each Credit Party acknowledges that FCC and State Regulatory Agency authorization is integral to Agent’s realization of the value of all of the Collateral, that the Telecom Licenses of the Credit Parties are unique assets, that there is no adequate remedy at law for failure by the Credit Parties to comply with the provisions of Section 9.1(e) and that such failure would not be adequately compensable in monetary damages; therefore, each Credit Party agrees that, in addition to all other remedies available at law or in equity, Agent shall be entitled to obtain decree(s) of specific performance entitling it to temporary restraining order(s), preliminary injunction(s), or permanent injunction(s) to enforce specifically and require specific performance of the provisions of Section 9.1(e). Each Credit Party agrees that notice shall be adequate for the entry of a decree of specific performance with respect to any such matter (i) in the case of a temporary restraining order, upon twenty-four (24) hours’ prior notice of the hearing thereof and (ii) in the case of any other proceeding, upon three (3) days’ prior notice of the hearing thereof, and hereby waives all requirements and demands that Agent give any greater notice of such hearings or post a bond or other surety arrangement in connection with the issuance of such decree.

9.2	Application of Proceeds

Notwithstanding any provision of any Loan Document, if an Event of Default exists, all payments, proceeds and amounts received by any Lender Party with respect to the Obligations, the Collateral, or any exercise of rights or remedies hereunder shall be applied to the Obligations in such order and manner as Agent may determine in its sole discretion. The Credit Parties shall be liable for any deficiency if such proceeds are insufficient to satisfy all of the Obligations.

9.3	Attorney in Fact

Notwithstanding any provision of the Loan Documents and without limiting any of the other rights and/or remedies of any Lender Party, if an Event of Default exists, each Credit Party and each Subsidiary thereof hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent), with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power, right and authority in its place and stead, in its own name and on its own behalf (and without notice to or assent by such Person), from time to time in Agent’s sole discretion, to take any and all appropriate action and to execute and deliver any and all documents or instruments which may be necessary or advisable (a) to accomplish the purposes of the Loan Documents, (b) to protect and realize upon the Liens in the Collateral, or (c) in connection with any Credit Party’s (or any Subsidiary’s) Business, Collateral, Obligations or Loan Documents, including without limitation, the maintenance, operation, preservation and disposition of any of the foregoing. The foregoing appointment shall create in Agent a power coupled with an interest.

9.4	Rights and Remedies not Exclusive

Agent shall have the right in its sole discretion to determine which rights and/or remedies Lender Party may at any time pursue, relinquish, subordinate or modify, without in any way modifying or affecting any of Lender Party’s rights or remedies under any Loan Document, any Applicable Law or in equity. The enumeration or partial or complete exercise of any rights and remedies are not exhaustive or exclusive, and shall not preclude any other further exercise of such (or any other) right or remedy.

9.5	Changes in Law or Policy

Each Credit Party, Agent and each Lender acknowledge their intent that, upon the occurrence of an Event of Default, Agent shall receive, to the fullest extent permitted by law and governmental policy (including, without limitation, the rules, regulations and policies of the FCC and State Regulatory Agencies), all rights necessary or desirable to obtain, use or sell the Collateral and the Telecom Licenses of Borrowers, or to transfer control over the Telecom Licenses of Borrowers, and to exercise all remedies available to Agent under the Loan Documents, the UCC or other applicable law. Each Credit Party, Agent and each Lender further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner Agent’s rights of access to, or use or sale of, the Collateral or the Telecom Licenses of Borrowers, or of Agent’s rights to transfer control over the Telecom Licenses of Borrowers, or the procedures necessary to enable Agent to obtain such rights of access, use, sale or transfer of control, Agent, Lenders and each Credit Party shall execute an amendment to the Loan Documents, in such manner as Agent reasonably shall request, in order to provide Agent such rights to the greatest extent possible consistent with then applicable law and governmental policy.

9.6	Regulatory Matters

Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, Agent and Lenders will not take any action pursuant to this Agreement or any of the other Loan Documents that would constitute or result in any assignment or transfer of control, whether de jure or de facto, of any Telecom License if such assignment or transfer of control would require under then existing law (including applicable Communications Laws) the prior approval of the FCC or applicable State Regulatory Agencies without first obtaining such approval. Each Lender and Agent specifically acknowledge that (i) voting rights in the equity securities or other ownership interests of each Credit Party will remain with the holders of such voting rights upon and following the occurrence of an Event of Default unless and until any required prior approvals of the FCC or applicable State Regulatory Agencies to the transfer of such voting rights shall have been obtained and (ii) prior to the exercise of voting rights by the purchaser of such equity securities or other ownership interests at a public or private sale, all prior consents of the FCC and applicable State Regulatory Agencies required by applicable law shall have been obtained.

X	WAIVERS AND JUDICIAL PROCEEDINGS

10.1	Certain Waivers

(a) Each Credit Party and each Subsidiary thereof hereby absolutely and unconditionally waives, in each case with respect to or arising under the Obligations, Collateral or the Loan Documents, (i) all rights of rescission, set-off, counterclaim, demand, presentment or protest, and all defenses, with respect to any and all obligations, liabilities, agreements, arrangements or instruments, including without limitation, in any action or proceeding brought to obtain a court order recognizing the Lien of Agent in and to any Collateral, (ii) except as expressly provided herein, all notices and demands of any description, (iii) the pleading of any statute of limitations, and (iv) any duty, responsibility or obligation of any Lender Party with respect to any of the Collateral, including, without limitation, to give priority or preference to any item of Collateral, marshal assets, take possession or sell any Collateral with judicial process, collect any sums due in respect of any Collateral, or protect or preserve any Collateral or any rights thereto or thereunder, and no Lender Party shall have any such duty, responsibility or obligation.

(b) No course of action or dealing, forbearance, event, act or omission, in whole or in part, by any Lender Party under or in connection with any Loan Document shall affect the liability of any Credit Party or any Subsidiary thereof, or operate as a waiver of any provision of any Loan Document or preclude any other or further course of action or dealing, forbearance, event, act or omission under or in connection with any provision of any Loan Document. Each waiver or consent under any Loan Document shall be limited solely to the express terms and conditions of such waiver or consent. Notwithstanding any other provision of any Loan Document, no Lender Party waives any violation under any Loan Document by virtue of completing the Closing or funding any Loan. Unless expressly provided otherwise, any matter subject to any Lender Party’s discretion under any Loan Document shall be at such Lender Party’s sole and absolute discretion.

(c) EACH PARTY HEREBY (i) EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

10.2	Amendments and Waivers

No amendment, modification or waiver of any Loan Document, or consent to any departure by any Credit Party therefrom, shall be effective unless in writing and signed by (a) Agent, (b) Borrowers (or such Credit Party), (c) to the extent required under such Loan Document, Requisite Lenders (or Agent at the direction of the Requisite Lenders), and (d) any Lender that is directly affected to the extent such amendment, modification, waiver or consent does any of the following (except as otherwise permitted in the Loan Documents): (i) increase the Commitment of any individual Lender (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or fees payable with respect to any Obligation; (iii) waive, forgive, extend, defer or postpone the payment (but not prepayment) of any principal, interest or fees under any Loan Document; (iv) change the percentage of the Commitments or the aggregate unpaid principal amount of the Loans; (v) alter, as between Lenders, the amount payable to each hereunder; (vi) release any Guaranty or any material portion of the Collateral (which action shall be deemed to directly affect all Lenders) unless such release is made when an Event of Default exists in connection with a disposition of the Collateral by Agent; (vii) amend, modify or waive this Section 10.2 or the definitions of the terms used in this Section 10.2 insofar as the definitions affect the substance of this Section (which action shall be deemed to directly affect all Lenders); and/or (viii) consent to the assignment or other transfer by any Credit Party or any of its Subsidiaries of any of their rights or obligations under any Loan Document Any amendment, modification, waiver or consent affected in accordance with this Section 10.2 shall be binding upon all Lender Parties and Credit Parties.

10.3	Survival

All Obligations, covenants, agreements, representations, warranties, waivers and indemnities of or made by each Credit Party in the Loan Documents shall survive the execution and delivery of the Loan Documents, the Closing, the funding of the Loans and any termination of any Loan Document until all the Obligations (other than Unasserted Obligations) are fully performed and indefeasibly paid in full in cash (unless any such covenants, agreements, representations or warranties relate to a specific period of time, in which case such covenants, agreements, representations or warranties shall be limited to such period of time and shall not survive beyond such period), except Sections 2.7, 3.3, 10.1, 10.3, 12.1, 12.3, 12.4, 12.7, 12.9, 12.10 and 12.11, Article XI and Article XIII shall survive the termination of the Loan Documents and any payment of the Obligations.

XI	AGENT PROVISIONS; SETTLEMENT

11.1	Agent

(a) Appointment. Each Lender hereby appoints CapitalSource as the sole and exclusive administrative, payment and collateral agent under the Loan Documents and each Lender hereby irrevocably authorizes CapitalSource, as agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are delegated to Agent by the terms of the Loan Documents, together with such other powers, rights and remedies as are reasonably incidental thereto. Agent agrees to act as such on the conditions contained in this Article XI. The provisions of this Article XI are solely for the benefit of Agent and Lenders, and the Credit Parties shall have no rights as third-party beneficiaries of any of the provisions of this Article XI other than Section 11.1(g). Agent may exercise any of its powers, rights or remedies or perform any of its duties under the Loan Documents by or through its respective Affiliates, and its or their respective officers, directors, managers, equity owners, employees, advisors, attorneys, agents, representatives, and the successors, assigns and Affiliates of each of the foregoing (for purposes of this Article XI, all of the foregoing are “Representatives”).

(b) Nature of Duties. Agent, in performing its functions and duties under this Agreement, (i) is acting solely on behalf of Lenders, (ii) has duties which are administrative in nature, and (iii) does not assume and shall not be deemed to have assumed, any obligation toward or agency, trust or other fiduciary relationship with or for any Lender (other than as expressly set forth in the Loan Documents) or any Credit Party. Agent shall have no duties, obligations or responsibilities except those expressly set forth in the Loan Documents. Each Lender shall make its own independent investigation and appraisal of the financial condition, collateral, creditworthiness and affairs of the Credit Parties in connection with the extensions of credit hereunder. No Lender shall be entitled to rely upon any underwriting summary report or other statistical analysis or information prepared by or at the direction of Agent which is furnished by Agent to any Lender. Except for information, notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any notices, documents or reports or any credit or other information with respect to any Credit Party, the Collateral, the Loan Documents or any matter relating thereto, whether coming into its possession before the Closing Date or at any time thereafter. Except as expressly provided in this Article XI, Agent has no duty (fiduciary or otherwise) or liability whatsoever to any Lender in any respect. Agent shall not be deemed to have any knowledge of the existence or non-existence of any Default or Event of Default unless and until Agent is notified in writing of any of the foregoing by the Credit Parties.

(c) Rights, Exculpation, Etc. In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account; provided, however, that neither Agent, its Affiliates, nor any of its or their Representatives shall be liable to any Lender for any action lawfully taken or omitted by them under the Loan Documents, or in connection therewith; provided, further, that the foregoing shall not prevent Agent from being liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis. Agent shall not be liable for any apportionment or Distribution of payments made by it in good faith, and if any such apportionment or Distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom such payment was due but not made shall be to recover from the other Lenders any such payment due to it (and such other Lenders hereby agree promptly to return to such Lender any such erroneous payments received by them). Notwithstanding any provision of any Loan Document, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof. Agent shall not be responsible to any Lender for, or required to make any inquiry concerning, any recitals, statements, representations or warranties (written or oral) made by the Credit Parties in any Loan Document, the execution, effectiveness, performance, genuineness, validity, enforceability, collectability or sufficiency of any Loan Document or the transactions contemplated thereby, the existence of any Default or Event of Default, or the condition (financial or otherwise) of the Credit Parties or any of the Collateral. Agent may at any time request instructions from one or more Lenders with respect to any actions or approvals which, by the terms of any Loan Document, Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any Loan Document until it shall have received such instructions from such Lenders. Without limiting the foregoing, no Lender shall have any claim or right of action whatsoever against Agent as a result of Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of Requisite Lenders (or such other proportion as applicable) and, notwithstanding such instructions, Agent shall have no obligation to take any action or refrain from taking any action if it, in good faith, believes that such action or non-action may expose Agent or any of its Affiliates or its or their Representatives to any liability unless Agent receives an indemnification satisfactory to it in its sole discretion.

(d) Reliance. Agent shall be entitled to rely upon (i) any written notices, statements, certificates, orders or other documents or any telephone message or other communication in any form believed by it in good faith to be genuine and correct and to have been sent or made by the proper Person, and (ii) the advice of legal counsel, independent accountants and other experts selected by Agent in its sole discretion.

(e) Indemnification. Each Lender, severally (and not jointly, nor jointly and severally) agrees to reimburse and indemnify and hold harmless Agent and its Affiliates and its and their Representatives (to the extent not reimbursed by the Credit Parties, as applicable) and to pay such amounts upon demand by Agent, ratably according to such Lender’s respective Pro Rata Share (or, if indemnification is sought after the date upon which the Commitments shall have terminated, ratably in accordance with such Lender’s Pro Rata Share immediately prior to the date the Loans were repaid in full), from and against any and all Claims which may be imposed on, incurred by, or asserted against Agent, its Affiliates, or any of its or their respective Representatives in any way relating to or arising out of any Loan Document or any action taken or omitted by Agent under any Loan Document except to the extent resulting from such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and non-appealable basis. The obligations of Lenders under this Article XI shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) CapitalSource Individually. With respect to the Loans made by it, CapitalSource shall have, and may exercise, the same rights and powers under the Loan Documents, and is subject to the same obligations and liabilities, as and to the extent set forth in the Loan Documents, as any other Lender. The terms “Lenders” or “Requisite Lenders” or any similar terms shall include CapitalSource in its individual capacity as a Lender. CapitalSource may lend money to, and generally engage in any kind of lending or other business with, any Credit Party or any Subsidiary or Affiliate of any Credit Party as if it were not acting as Agent pursuant hereto.

(g) Resignation of Agent; Successor Agent. Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving at least thirty (30) calendar days’ prior written notice to Borrowers and Lenders (the “Resignation Notice”). Such resignation shall take effect upon the earlier of (i) the appointment of a successor Agent pursuant to this Agreement and (ii) 5:00 p.m. (New York City time) on the 30th calendar day following Receipt by Borrowers and Lenders of the Resignation Notice. Absent a voluntary resignation, Agent may not be removed or terminated as Agent. Upon receipt of any Resignation Notice, Requisite Lenders shall appoint a successor Agent with the consent of Borrowers, which consent shall not be unreasonably withheld, delayed or conditioned (or required if any Default or Event of Default exists). If a successor Agent shall not have been so appointed by the 30th calendar day following receipt of the Resignation Notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent with the consent of Borrowers, which consent shall not be unreasonably withheld, delayed or conditioned (or required if any Default or Event of Default exists), who shall serve as Agent until such time as Requisite Lenders appoint a successor Agent as provided above. If no successor Agent has been appointed pursuant to the foregoing within said 30 calendar day period, Requisite Lenders thereafter shall perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent as provided above. Upon the appointment of a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, upon the effective date of the retiring Agent’s resignation, the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, provided that any indemnity rights or other rights in favor of such retiring Agent shall continue after and survive such resignation and succession. The provisions of this Article XI shall inure to the benefit of any Agent with respect to actions taken or not taken by it while it was Agent under the Loan Documents.

(h) Administrative and Collateral Matters.

(i) Collateral. Each Lender agrees that any action taken by Agent in accordance with the provisions of the Loan Documents relating to the Collateral, and the exercise by Agent of the powers set forth therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lender Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (A) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents and the Collateral; (B) execute and deliver, and accept delivery of, each Loan Document and all other materials and communications by and with the Credit Parties or any of their Subsidiaries; (C) act as collateral agent for Lenders for purposes of the perfection, priority, management, supervision and all other actions in relation to the Collateral and the Liens created thereon by the Loan Documents and (D) except as may be otherwise specifically restricted by the terms of any Loan Document, exercise all rights and remedies given to any Lender Party with respect to any Credit Party and/or the Collateral under the Loan Documents, Applicable Law or otherwise. Each Lender appoints Agent as its attorney-in-fact, granting Agent powers to execute each Security Document and any registrations of the security interest thereby created, in each case in such Lender’s name and on its behalf, with the effect that each Lender becomes a secured party thereunder, and Agent has the power to sub-delegate to third parties all of the foregoing powers.

(ii) Release of the Collateral. Lenders hereby irrevocably authorize Agent, in its sole discretion, to release any Lien granted to or held by Agent, for the benefit of the Lender Parties, upon any Collateral (A) upon termination of this Agreement and indefeasible payment in cash and satisfaction in full of all Obligations (other than Unasserted Obligations); (B) which is sold or disposed of (x) in compliance with the Loan Documents (and Agent may rely conclusively on a certification of Borrowers to such effect, without further inquiry) or (y) while an Event of Default exists, in connection with the exercise of remedies under any Loan Document; or (C) which does not constitute a material portion of the Collateral.

(iii) Absence of Duty. Agent shall have no obligation whatsoever to any Person with respect to the Collateral, including, without limitation, to assure that it exists, is owned by any Credit Party or is cared for, protected or insured or has or has not been encumbered or that the Liens granted to Agent, on behalf of the Lender Parties, have or have not been properly, sufficiently or lawfully created, perfected, protected, enforced or maintained or are entitled to any particular priority. Agent may act in any manner it may deem appropriate in its sole discretion with respect to the Collateral.

(i) Agency for Perfection. In accordance with the appointment of Agent hereunder, Agent shall be each Lender’s agent for the purpose of perfecting all security interests in any Collateral under Article 9 of the UCC or otherwise. Should any Lender (other than Agent) be perfected in any Collateral other than through Agent (whether by possession or otherwise), such Lender shall hold such Collateral and be perfected therein for the benefit of the other Lender Parties, notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise act in respect thereof in accordance with Agent’s instructions.

(j) Exercise of Remedies. Except as set forth in Section 11.3, each Lender agrees that it will not have any right individually to enforce or to seek to enforce any Loan Document or to exercise any right or remedy thereunder or otherwise against any Credit Party or any Collateral. All such rights and remedies may be exercised only by Agent in accordance with the terms of the Loan Documents.

(k) Consents; Defaulting Lenders. Nothing contained in the Loan Documents will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or any Credit Party may have against such Lender as a result of any default by such Lender in the performance of its obligations under the Loan Documents. Without limiting any provision of any Loan Document, no Defaulting Lender shall have any right to vote or consent as a Lender under the Loan Documents, and Agent will be entitled, in addition to all other rights available under the Loan Documents, to recover any amounts owed by any Defaulting Lender under the Loan Documents on demand from such Defaulting Lender without set-off, counterclaim or deduction of any kind together with interest thereon for each day from the date such amount was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal Funds transactions in New York City selected by Agent) and if such amounts are not paid within 3 days of Agent’s demand, at the highest rate applicable to the Loans. If Agent requests in writing the consent of a Lender and does not receive a written denial thereof within 5 Business Days after such Lender’s Receipt of such request, then such Lender will be deemed to have so consented. If (i) Agent requests the consent of a Lender in a situation where such Lender’s consent is required and such consent is not given or is denied within the time prescribed in such request, (ii) a Lender is deemed to be a Defaulting Lender, or (iii) a Lender requests compensation under Article XIII, then, within 45 Business Days of any such occurrence or event, Agent may, at its option, without prejudice to any other rights or remedies Agent may have against such Lender, (A) require such Lender to sell and assign its Loans and Commitments and rights under the Loan Documents, without recourse to or warranty by such Lender (other than as to title and absence of adverse claims) or Agent (and without expense to Agent), to Agent or its designee for a purchase price equal to the then outstanding principal amount of the Loans payable to such Lender, plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under the Loan Documents (in all cases except for the Prepayment Fee, less, if such Lender is a Defaulting Lender, any amounts owed by such Lender under the Loan Documents, and less an amount equal to the commitment fee paid to such Lender multiplied by a fraction, the numerator of which shall be the days remaining until the scheduled Maturity Date and the denominator of which shall be the total number of days from the Closing Date until the scheduled Maturity Date, and (B) assume all the Commitments and obligations of such Lender under the Loan Documents. If Agent requires any assignment and sale pursuant to this section, Agent will so notify the applicable Lender in writing and such Lender will consummate such assignment and sale no later than 5 Business Days following receipt of such notice upon payment of the purchase price as provided herein. Upon consummation of such sale and assignment, such assigning Lender shall no longer be a party to any of the Loan Documents or have any rights under any of the Loan Documents (other than rights with respect to indemnities and similar rights applicable to such assigning Lender prior to the date of such assignment and sale).

(l) Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on any Credit Party) shall be entitled and empowered, by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of any Lender Party (including any claim for the reasonable compensation, expenses, disbursements and Advances of any Lender Party and their respective agents and counsel and all other amounts due to any Lender Party under any Loan Document) allowed in such judicial proceeding, and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and Advances Agent and its agents and counsel, and any other amounts due Agent under any Loan Document.

11.2	Co-Agents and Other Designations

Agent may, in its sole discretion, from time to time designate a Lender as a “Co-Agent”, “Syndication Agent”, “Documentation Agent” or other designation and may enter into an agreement with such Lender to have it so identified for purposes of this Agreement and each such designation shall be effective upon written notice thereof by Agent to Borrowers. Any Lender that is so designated (i) shall have no rights, powers, obligations, liabilities, responsibilities or duties under any Loan Document as such other than those otherwise applicable to all Lenders, and (ii) shall not have or be deemed to have any fiduciary relationship with any Lender.

11.3	Set-off and Sharing of Payments

All payments by any Lender to Agent will be made without set-off, counterclaim or deduction of any kind except as permitted under this Section 11.3. If any Event of Default exists, each Lender is hereby authorized by the Credit Parties from time to time, to the fullest extent permitted by Applicable Law, without notice to any Credit Party (such notice being hereby expressly waived) to set off, appropriate and apply any (i) balances of any kind (including general or special, time or demand, provisional or final) held by such Lender for the account of any Credit Party regardless of whether such balances are then due to any Credit Party, and (ii) other Property held or owing by such Lender to or for the credit or for the account of any Credit Party, against and on account of any of the Obligations which are not paid when due; provided, that no Lender shall exercise any of the foregoing rights without the prior written consent of Agent. To the extent any Lender receives or has amounts or Property in excess of its Pro Rata Share whether by set off or otherwise, such Lender shall purchase for cash (and the other Lenders shall sell) participations in each such other Lender’s Pro Rata Share as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares.

11.4	Disbursement of Advances and Term B Advances

Agent may, on behalf of Revolving Lenders or the Term B Lenders, as applicable, disburse funds to Borrowers for Advances or Term B Advances. Each Revolving Lender and Term B Lender shall promptly remit to Agent its Pro Rata Share of all funds disbursed on its behalf by Agent either before or after such disbursement as requested by Agent in its Permitted Discretion. If Agent requires funds from a Revolving Lender or Term B Lender prior to disbursement to Borrowers, Agent shall advise each such Lender by written notice in accordance with this Agreement of the amount of such Lender’s Pro Rata Share of such requested disbursement no later than one Business Day prior to the funding date thereof, and each such Lender shall pay Agent its Pro Rata Share of such requested disbursement, in same day funds, by wire transfer to Agent’s account not later than 2:00 p.m. (New York City time). If Agent shall have already disbursed funds to Borrowers, each Lender shall pay its Pro Rata Share thereof to Agent within one Business Day of Agent’s request therefor. If Agent shall have disbursed funds to Borrowers and any Lender fails to pay its Pro Rata Share thereof in accordance with this Agreement within one Business Day of Agent’s request therefor, Agent shall promptly notify Borrowers and Borrowers shall immediately repay such amount to Agent without premium or penalty. Nothing in any Loan Document, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments under the Loan Documents or to prejudice any rights that Agent may have against any Lender as a result of any default by such Lender under the Loan Documents.

11.5	Settlements; Payments; and Information

(a) Advances; Payments; Interest and Fee Payments. The amount of outstanding Loans may fluctuate from day to day through Agent’s disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Agent and each Lender, repayments of Loans may, at the election of Agent, be settled according to this Section 11.5.

(i) Payments of principal on the Term Loans will be settled, in accordance with each Lender’s Pro Rata Share, on the first Business Day after such payments are received.

(ii) Once each week, or more frequently (including daily), if Agent so elects (each such day being a “Settlement Date”), Agent will advise each Revolving Lender by 1:00 p.m. (New York City time) on a Business Day by written notice in accordance with this Agreement of the amount of each such Revolving Lender’s Pro Rata Share of the outstanding Advances. If payments are necessary to adjust the amount of such Revolving Lender’s share of the Advances to such Revolving Lender’s Pro Rata Share of the Advances, the party from which such payment is due will pay the other party, in same day funds, by wire transfer to the other’s account not later than 2:00 p.m. (New York City time) on the Business Day following the Settlement Date.

(iii) On the first Business Day of each quarter, or, with respect to LIBOR Loans, on the Business Day on which payments of accrued interest are due thereon (each, an “Interest Settlement Date”), Agent will advise each Lender by written notice in accordance with this Agreement of the amount of interest and fees charged to and collected from Borrowers for the preceding quarter or applicable Interest Period (or portion thereof in the case of Interest Periods longer than 90 days) in respect of the applicable Loans. Provided that such Lender is not then a Defaulting Lender, Agent will pay to such Lender, by wire transfer to such Lender’s account (as specified by such Lender in accordance with this Agreement) such Lender’s share of such interest and fees not later than the next Business Day following the Interest Settlement Date.

(b) Availability of Lenders’ Pro Rata Share. Unless Agent has been notified in writing by a Revolving Lender or Term B Lender prior to any proposed funding date of such Lender’s intention not to fund its Pro Rata Share of any Advance or Term B Advance in accordance with this Agreement due to any existing Event of Default, Agent may assume that such Revolving Lender or Term B Lender will make such amount available to Agent in accordance with Section 11.4; provided, however, nothing contained in this Agreement shall obligate a Revolving Lender to make an Advance or a Term B Lender to make a Term B Advance at any time any Event of Default exists other than an Advance made under Section 11.4 or 11.7.

(c) Return of Payments. If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from any Credit Party and such related payment is not received by Agent, or if Agent overpays an amount to a Lender under this Agreement or otherwise in error, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind. If Agent determines at any time that any amount received by Agent under the Loan Documents must be returned to any Credit Party or paid to any other Person pursuant to any Debtor Relief Law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Agent will not be required to distribute any portion thereof to any Lender and each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

11.6	Dissemination of Information

Upon request by a Lender, Agent will use reasonable efforts to distribute promptly to such Lender, unless previously provided by any Credit Party to such Lender, copies of all notices, schedules, reports, projections, financial statements, agreements and other material and information, including, without limitation, financial and reporting information received by Agent from the Credit Parties, as provided for in any Loan Document (in all cases excluding all internal information generated by CapitalSource and/or its Affiliates and/or its or their respective agents and Representatives). Agent shall not be liable to any of the Lenders for any failure to comply with its obligations under this Section 11.6, except to the extent that such failure is attributed to Agent’s gross negligence or willful misconduct and results in demonstrable damages to such Lender as determined, in each case, by a court of competent jurisdiction on a final and non-appealable basis. Each Lender expressly agrees and acknowledges that (i) none of Agent, its Affiliates or its or their Representatives makes any representation or warranty as to the accuracy of any materials or information or shall be liable for or with respect thereto, and (ii) any Person performing any audit or examination will inspect only specific information regarding the Credit Parties and will rely upon the Credit Parties’ books and records, as well as on representations of the Credit Parties’ personnel. Each Lender agrees (A) to keep all materials and information confidential (at least to the standards as required by this Agreement) and strictly for its internal use, and not to distribute (except to its Participants, so long as such Participants are bound by these provisions and such Lender shall be responsible for any breach hereof by any such Participant), or use any of the foregoing in any other manner, and (B) without limiting the generality of any other indemnification provision contained in the Loan Documents, (1) to hold Agent, its Affiliates and any such other Person delivering or preparing such material and/or information harmless from any action the indemnifying Lender may take or any conclusions the indemnifying Lender may reach from any such material or information in connection with any Loans that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, Loans of Borrowers, (2) to pay and protect, and indemnify, defend, and hold Agent, its Affiliates and such Person delivering or preparing such material and/or information harmless from and against, all Claims incurred by such Person as the direct or indirect result of any violation hereof.

11.7	Special Agent Advances

Agent may in its sole discretion at any time that an Event of Default exists or upon any failure of a condition precedent to any of the Loans, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect any portion of the Collateral, (ii) to enhance the likelihood of or maximize the amount of repayment by Credit Parties of the Obligations, and/or (iii) to pay any other amount chargeable to any Credit Party pursuant to the terms of any Loan Documents, including without limitation, costs, fees and expenses. Notwithstanding any provision of the Loan Documents, Special Agent Advances shall be deemed an Advance under this Agreement but shall be repayable on demand and together with all interest thereon and shall be payable prior to the payment of interest and principal of all other Loans. Each Lender agrees that it shall make available to Agent, upon Agent’s demand in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance.

XII	MISCELLANEOUS

12.1	Governing Law; Jurisdiction; Service of Process; Venue

The Loan Documents, pursuant to New York General Obligations Law Section 5-1401, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its choice of law provisions that would result in the application of the laws of a different jurisdiction. By execution and delivery of each Loan Document to which it is a party, each Credit Party hereby (i) accepts the non-

exclusive jurisdiction of any federal or state court of competent jurisdiction and irrevocably agrees to be bound by any Judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made pursuant to Section 12.5 hereof or in any manner permitted by Applicable Law, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum nonconveniens. Each Credit Party hereby agrees that any proceedings against any Lender Party involving, directly or indirectly, the Obligations, the Collateral or any Loan Document, or any transaction contemplated or permitted thereby, shall be brought only in a federal or state court located in New York County located in the State of New York.

12.2	Successors and Assigns; Assignments and Participations

(a) Subject to Section 12.2(b) hereof, each Lender Party may assign all or any portion of its rights and delegate all or any portion of its obligations under any Loan Document to one or more Eligible Assignees in accordance with the terms hereof (each, a “Transferee”) with the prior written consent of Agent and, so long as no Event of Default exists, Borrowers (which consent of Borrowers shall not be unreasonably withheld, delayed or conditioned); provided that at any time that an Event of Default exists, such assignments shall not be restricted to Eligible Assignees. Each Lender Party may furnish any information concerning the Credit Parties in the possession of that Lender Party from time to time to assignees and participants (including prospective assignees and participants), subject to the confidentiality provisions hereunder.

(b) (i) Any Transfer hereunder shall be effective only upon satisfaction of the following conditions: (A) execution and delivery by the Transferee, the assigning Lender and Agent of an original Lender Addition Agreement and any documents required thereunder, (B) Agent shall have accepted such Lender Addition Agreement and recorded in the Register the names and addresses, Commitment, principal amount of the Loans owing, and Notes, if any, evidencing such transfer, and (C) receipt by Agent from such Transferee of a processing fee in the amount of $3,500. The parties hereto hereby agree that upon the effectiveness of each such Transfer, the Transferee shall become a Lender Party hereunder and the assigning Lender shall be relieved of its obligations hereunder in accordance with such Lender Addition Agreement. Within a reasonable amount of time after the effectiveness of any Transfer, the assigning Lender shall surrender any outstanding applicable Notes held by it, and Borrowers, at their own expense, shall promptly (and in any event within five (5) Business Days thereof) execute and deliver to Agent, new Notes to reflect the interest held by the assigning Lender and its Transferee. Agent shall maintain a copy of each Lender Addition Agreement delivered to it and the Register, which shall be available for inspection by any party hereto at any reasonable time upon reasonable prior notice to Agent. (ii) Notwithstanding anything in the Loan Documents, (X) no CapitalSource Entity shall be required to comply with Section 12.2(b)(i) in connection with any transaction involving any other CapitalSource Entity or any of its or their lenders or funding or financing sources, and none of the foregoing shall be considered a Transferee, and (Y) there shall be no limitation or restriction on (I) the ability of any CapitalSource Entity to assign or otherwise transfer any Loan Document, Commitment or Obligation to any other CapitalSource Entity or any lender or financing or funding source or (II) any such lender’s or funding or financing source’s ability to assign or otherwise transfer any Loan Document, Commitment or Obligation; provided, however, that CapitalSource shall continue to be liable as a “Lender” under the Loan Documents unless such other Person complies with the provisions of Section 12.2(b)(i) and thereby becomes a “Lender.”

(c) Each Lender Party may sell participations in all or any part of its rights and obligations under the Loan Documents to one or more Persons (each, a “Participant”). Upon any such sale, (i) such Lender’s obligations under each Loan Document shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan and all parties hereto shall continue to deal solely and directly with such Lender in connection with the Loan

Documents. Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender’s rights and enforce each Credit Party’s obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of any Loan Document. The Credit Parties hereby acknowledge and agree that the Participant under each participation shall, solely for the purposes of Sections 10.3, 11.3, 12.4 and 12.7 hereof, be considered to be a “Lender” hereunder.

(d) Notwithstanding any other provision set forth in any Loan Document, any Lender Party may at any time create a security interest in any portion of its rights under any Loan Document. Each Credit Party agrees to use commercially reasonable efforts to assist any Lender Party in making assignments or selling participations in any part of any Loan.

(e) The Loan Documents shall (i) inure to the benefit of each Lender Party, Transferee, Participant (only to the extent expressly provided herein) and all future holders of the Loans, Obligations and/or any Collateral, and each of their respective permitted successors and assigns, and (ii) be binding upon all the Credit Parties. No Credit Party may sell, assign or transfer any of its interests or Obligations under any Loan Document. No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Credit Party. Nothing contained in any Loan Document shall be construed as a delegation to any Lender Party of any other Person’s duty of performance.

12.3	Reinstatement; Application of Payments; Releases

To the extent that any payment made or received with respect to the Obligations is subsequently set aside, defeased or required to be repaid to any Person for any reason, then such Obligations (and the Liens corresponding thereto) shall be automatically revived as if such payment had not been received. Anything contained in any Loan Document to the contrary notwithstanding, only upon (i) payment in full in cash and performance of all of the Obligations (other than Unasserted Obligations), (ii) termination of the Commitments, (iii) delivery of a mutual written release by the Credit Parties of all Claims against all Lender Parties and by Agent, on behalf of the Lender Parties, of all Claims against all Credit Parties, in a form satisfactory to Agent in its Permitted Discretion and (iv) so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person, shall Agent be required to deliver to Borrowers the termination statements, Mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing the Obligations.

12.4	Indemnity

The Credit Parties, jointly and severally, hereby indemnify, hold harmless and defend, each Lender Party and its respective Affiliates, and the managers, members, employees, equity owners, agents, representatives, accountants, attorneys, and holders of equity interests, and the successors, assigns and Affiliates of each of the foregoing (collectively, the “Indemnified Persons”) from and against any and all Claims, relating to or arising out of any Loan Document, any Related Document or any agreement, arrangement, instrument, matter or transaction contemplated thereby or any act or omission relating thereto, whether or not such Indemnified Person is a party thereto except to the extent resulting from such Indemnified Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and non-appealable basis. Indemnification obligations hereunder include (a) in-house counsels’ reasonable charges in accordance with their standard rate structures (but without duplication of work performed by outside counsel), and (b) all claims for brokerage fees or commissions (other than claims of a broker with whom such Indemnified Party has directly contracted in writing). Agent may elect (but is not obligated) to direct the defense of any Claim. Any Indemnified Person may take any action it deems necessary and appropriate (including the retention of counsel) to investigate, defend or settle any Claim, or take any other remedial or corrective action with respect thereto.

12.5	Notice

Any notice or request under any Loan Document shall be given to any party to this Agreement at such party’s address set forth beneath its signature to this Agreement, or at such other address as such party hereafter may specify in a notice given in the manner required under this Section 12.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”): (i) registered or certified mail, return receipt requested, on the date indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one Business Day after deposit with such courier, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

12.6	Severability; Captions; Counterparts

Any provision of any Loan Document that is adjudicated to be invalid under Applicable Law shall be inapplicable to the extent of such invalidity and shall not affect the validity or enforceability of the remainder of the Loan Documents, which shall be given effect so far as possible. The captions in the Loan Documents are intended for reference only and shall not affect the meaning of the Loan Documents. The Loan Documents may be executed in one or more counterparts and by facsimile transmission, which counterparts and facsimile signatures shall be considered original executed counterparts.

12.7	Expenses

The Credit Parties hereby jointly and severally agree to pay on demand all costs, taxes, fees, charges, expenses and advances incurred by Agent and/or its Affiliates (including, without limitation, reasonable attorneys’ fees and expenses and in-house counsels’ charges in accordance with their standard rate structures (but without duplication of work performed by outside counsel)), relating to or arising out of any Loan Document, any Related Document or any agreement, arrangement, instrument, matter or transaction contemplated thereby including, without limitation, in connection with exercising (or forbearing) any right or remedy under any of the foregoing, administering or monitoring the Obligations, syndicating any Loan, taking or refraining from taking any action requested by any Credit Party, seeking, obtaining or receiving any advice with respect to any of the foregoing, or modifying, amending, or waiving any of the foregoing. All of the foregoing shall be part of the Obligations.

12.8	Entire Agreement

The Loan Documents constitute the entire agreement between and among the parties thereto and supersede all prior agreements and arrangements relating to the subject matter thereof (including, without limitation, the Summary of Terms dated February 6, 2007). Execution hereof constitutes a full, complete and irrevocable release of any and all Claims which any Credit Party or Lender Party may have under any Applicable Law or in equity in respect of all prior agreements, arrangements and discussions concerning the Loans. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of the Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions thereof. Any and all Schedules, exhibits, appendices, annexes and attachments to any Loan Documents shall be incorporated therein and made a part thereof, as applicable.

12.9	Confidentiality and Publicity

(a) Except to the extent required by Applicable Law, including, without limitation, filings with the Securities and Exchange Commission or other similar regulatory filings, the Credit Parties and the Lender Parties shall not, and shall not permit any of their Affiliates to, (i) disclose any provision of any Loan Document to any Person without prior written consent, other than to their respective directors, equity owners, advisors, counsel, accountants and officers on a need-to-know basis, all of whom shall be deemed to be bound by these provisions (and the Credit Parties and the Lender Parties, as applicable, shall be responsible for any violations hereof by such other Persons) or (ii) publish or disclose any materials containing any Credit Party’s or Lender Party’s name without first obtaining such party’s prior written consent. In addition, the Credit Parties shall not use any Lender Party’s name (or the name of any of their Affiliates) in connection with its operations or Business. Nothing contained in any Loan Document is intended to permit or authorize any Credit Party or any of its Affiliates to contract on behalf of any Lender Party.

(b) Each Lender Party shall exercise commercially reasonable efforts to maintain in confidence, in accordance with its customary procedures for handling confidential information, all non-public information of a Credit Party that any Credit Party furnishes on a confidential basis (“Confidential Information”), other than any such Confidential Information that becomes generally available to the public or becomes available to any Lender Party from a source other than a Credit Party and that is not known to such recipient to be subject to confidentiality obligations; provided, that each Lender Party and their Affiliates shall have the right to disclose Confidential Information to:

(i) such Person’s Affiliates;

(ii) such Person’s or such Person’s Affiliates’ lenders, funding or financing sources;

(iii) such Person’s or such Person’s Affiliates’ directors, officers, trustees, partners, members, managers, employees, agents, advisors, representatives, attorneys, equity owners, professional consultants, portfolio management services and rating agencies;

(iv) any other Lender Party and any successor or assign of any Lender Party;

(v) any Person to whom any Lender Party offers to sell, assign or transfer any Loan or any part thereof or any interest or participation therein;

(vi) any Person that provides statistical analysis and/or information services to such Lender Party or its Affiliates; and

(vii) any Person (A) to the extent required by Applicable Law, (B) in response to any subpoena or other legal process or informal investigative demand, (C) in connection with any litigation, or (D) in connection with the actual or potential exercise or enforcement of any right or remedy under any Loan Document.

(c) Notwithstanding any provision of any Loan Document, each Lender Party and their Affiliates may (i) disclose a general description of transactions arising under the Loan Documents and the Related Documents for advertising, marketing or other similar purposes, and (ii) use any Credit Party’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

(d) The obligations of Lender Parties and their Affiliates under this Section 12.9 shall supersede and replace any other confidentiality obligations agreed to by any Lender Party or their Affiliates.

12.10 No Consequential Damages

No Lender Party nor any of its respective Affiliates, nor the managers, members, employees, officers, directors, trustees, partners, equity owners, agents, advisors, representatives, accountants, attorneys, successors, assigns or Affiliates of any of the foregoing shall be liable for any special, indirect, consequential or punitive damages.

12.11 Joint and Several Liability

(a) Each Borrower agrees that it is jointly and severally, directly and primarily liable for full and prompt payment and performance of all Obligations. Each Borrower acknowledges that (i) it will receive substantial direct and indirect benefits from the financing arrangements contemplated in this Agreement which would not have been available to Borrowers except upon the joint and several basis set forth herein, and (ii) Lender Parties have made no representation or warranty with respect to validity, genuineness, regularity, or enforceability of any of the Loan Documents, and have no duty or responsibility whatsoever to any Borrower in respect of the management and maintenance of the Obligations or any Collateral. Each Borrower hereby absolutely and unconditionally guarantees to Lender Parties the full and prompt payment and performance of all Obligations and agrees that such guarantee is a continuing guarantee of payment and performance and not of collection which shall not be discharged until all Obligations are indefeasibly paid in full in cash and performed in full and this Agreement is terminated.

(b) Each Borrower’s obligations under this Section 12.11 shall be irrevocable, absolute and unconditional irrespective of and unaffected by (i) the lack of genuineness, validity or enforceability of any of the Obligations or Loan Documents, (ii) change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any rescission, amendment or modification to, or waiver or compromise or acceleration of or any consent with respect to, any of the Obligations or any Loan Document or any other guaranty or the failure to obtain the consent of any Borrower or other Person with respect thereto, (iii) the existence, value or condition of, or the failure by any Lender Party to perfect and maintain any Lien in, or to preserve any rights to, or the release or foreclosure of, any Collateral or other security for the Obligations, (iv) the change, restructuring, dissolution or termination of the structure or existence of any Credit Party or the insolvency or bankruptcy under any Debtor Relief Law of any Credit Party, (v) any action taken or omitted by any Lender Party or any failure of any Lender Party to assert any claim or demand or to enforce any right or remedy against any Credit Party or any other guarantor, or (vi) any other action or circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Lender Parties that might otherwise constitute a defense available to, or a legal or equitable discharge of, any co-obligor, Credit Party or any other guarantor or surety (other than actual indefeasible payment of the Obligations in full in cash). Agent may enforce the Loan Documents independently as to each Borrower and/or each remedy, Collateral or other security Agent may at any time have, without first proceeding against or joining any other Person, Collateral or other security for the Obligations. A separate action or actions may be brought and prosecuted against each Borrower to enforce such obligations, irrespective of whether any action is brought against any other Credit Party or whether any other Credit Party is joined in any such action or actions. Lender Parties shall be under no obligation to marshal any assets in favor of any Borrower or to proceed against or exhaust any Collateral before proceeding against any Borrower. Each Borrower agrees that it may be joined as a party defendant in any legal proceeding instituted by any Lender Party against any Credit Party.

(c) To the extent that any Borrower makes payment under this Section 12.11 of all or any of the Obligations (other than on Loans made to that Borrower for which it is primarily liable) (an “Accommodation Payment”), then at such time as all the Obligations are indefeasibly paid in full in cash, such Borrower shall be entitled to contribution and indemnification from, and to be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Person shall be equal to the maximum amount of the claims for Accommodation Payments which could be recovered against such Person hereunder without rendering such claim voidable or avoidable under the Bankruptcy Code, the applicable provisions of the Uniform Fraudulent Transfer Act or Uniform Fraudulent Conveyance Act or any similar Applicable Law after taking into account such Borrowers’ rights to indemnification and contribution from each other Borrower provided herein.

(d) Each Borrower hereby: (i) expressly and irrevocably subordinates to the indefeasible payment in full of the Obligations, any and all rights at law, in equity or otherwise to subrogation, reimbursement, exoneration, contribution, indemnification, set off or any other rights that could accrue to a co-obligor, surety or guarantor and (ii) acknowledges and agrees that this Section 12.11 shall not limit or otherwise affect such Borrower’s liability for the Obligations or the enforceability of the Loan Documents, and shall survive payment in full of the Obligations. As further security for the Obligations, any and all debts and liabilities now or hereafter arising and owing by any Borrower to any other Credit Party are hereby subordinated to Lender Parties’ claims and upon the occurrence of an Event of Default are assigned to Agent, and no Borrower shall demand, sue for or otherwise attempt to collect any indebtedness of any Credit Party owing to it until the Obligations shall have been indefeasibly paid in full in cash and this Agreement terminated. If, notwithstanding the foregoing sentence, a Borrower shall collect, enforce or receive any amounts in respect of any indebtedness, such amounts shall be held in trust for the benefit of the Lender Parties, and such Borrower shall immediately deliver any such amounts to Agent for application to the Obligations.

(e) Each Borrower hereby expressly assumes all responsibilities to remain informed of the financial condition of the other Credit Parties and any other guarantors of the Obligations and any circumstances affecting the Collateral or the ability of the Credit Parties to perform under the Loan Documents.

XIII	TAXES

13.1	Taxes

(a) Subject to Section 13.1(e), (i) all payments by any Credit Party to any Lender Party under any Loan Document shall be made free and clear of, and without deduction or withholding for, any and all present or future Taxes, (ii) the Credit Parties shall pay any present or future Other Taxes, and (iii) the Credit Parties shall indemnify and hold harmless each Lender Party for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 13.1) paid by such Lender Party and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not they were correctly or legally asserted, payment of which shall be made within ten (10) days from the date any Lender Party makes written demand therefor. For purposes of this Section 13.1, the term “Taxes” shall mean all levies, imposts, deductions, charges and/or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party, those imposed on or measured by the net income of such Lender Party by the jurisdiction under the laws of which such Lender Party is organized or maintains a Lending Office or any political subdivision thereof (all such excluded items being hereinafter referred to as “Excluded Taxes”), and the term “Other Taxes” shall mean stamp and/or documentary taxes and/or any other excise or property taxes, charges or similar levies which arise from any payment made under the Loan Documents or from the execution, delivery, performance or registration of, or otherwise with respect to any Loan Document.

(b) If any Credit Party shall be required by Applicable Law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Lender Party, then, subject to Section 13.1(e): (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including those applicable to additional sums payable under this

Section 13.1), such Lender Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made or required, and (ii) such Credit Party shall make such deductions and/or withholdings and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and provide written evidence of such timely payment to Agent within five Business Days of having made such payment.

(c) Within 10 days after the date of any payment by any Credit Party of Taxes or Other Taxes, Borrowers shall furnish to Agent (and the applicable Lender) the original or a certified copy of a receipt evidencing payment thereof.

(d) Each Lender that is not a citizen or resident of the United States of America, or a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any state or territory thereof or the District of Columbia), or a trust or estate that is subject to United States federal income taxation regardless of the source of its income (a “Non-U.S. Lender”) shall deliver to Borrowers and Agent (i) two copies of each U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto, and (ii) a certificate representing that such Non-U.S. Lender is not a “bank” for purposes of Section 881(c) of the Code, is not a ten (10%) percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Credit Party and is not a controlled foreign corporation related to any Credit Party (within the meaning of Section 864(d)(4) of the Code)), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under the Loan Documents. Such items shall be delivered by each Non-U.S. Lender on or before the date it becomes a Lender under this Agreement. Each Non-U.S. Lender shall promptly notify Borrowers and Agent at such time it determines that it is no longer in a position to provide any item previously delivered hereunder . Notwithstanding any other provision of this section, a Non-U.S. Lender shall not be required to deliver any items or document pursuant hereto that such Non-U.S. Lender is not legally able to deliver. Upon Borrowers’ or Agent’s reasonable request, any Lender that is a United States person as defined in Section 7701(a)(30) of the Code shall deliver to Borrowers or Agent, as applicable, a properly completed and duly executed U.S. Internal Revenue Service Form W-9, or any subsequent version thereof or successor thereto.

(e) The Credit Parties will not be required to pay any amounts in respect of United States Federal income tax pursuant to Section 13.1(b) to any Lender Party: (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender Party to comply with its obligations under Section 13.1(d), or (ii) if such Lender Party has complied with Section 13.1(d) but such Lender Party shall not at such time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Credit Parties under the Loan Documents for any reason other than a change in United States law, treaty or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of the items delivered pursuant to Section 13.1(d).

(f) If any Credit Party requests any Lender Party to deliver any documentation pursuant to this Article XIII or any Lender Party takes any actions pursuant to Article XIII, then the Credit Parties shall reimburse such Lender Party for all costs and expenses (including in-house and external attorneys’ fees and expenses (but, in the case of in-house counsels’ fees and expenses, without duplication of work performed by outside counsel)) reasonably incurred by such Lender Party in connection therewith.

(g) If any Credit Party is required to pay additional amounts to any Lender Party pursuant to Section 13.1(b) hereof, then such Lender Party shall use its commercially reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment which may thereafter accrue unless such change in the sole judgment of such Lender Party is otherwise disadvantageous to such Lender Party, provided, that the Credit Parties shall reimburse such Lender Party for all costs and expenses (including in-house and external attorneys’ fees and expenses (but, in the case of in-house counsels’ fees and expenses, without duplication of work performed by outside counsel)) reasonably incurred as a result of or in connection with such change (including, without limitation, Taxes, Other Taxes and/or Excluded Taxes imposed on, with respect to or in connection with such reimbursement).

(h) The agreements and obligations of the Credit Parties in this Section 13.1 shall survive the payment of the Obligations and termination of the Loan Documents.

XIV	GUARANTY

14.1	Guaranty

(a) Each Guarantor jointly and severally hereby unconditionally and irrevocably (i) guarantees the full and prompt payment and performance when due of all now existing and hereafter arising Obligations, and (ii) agrees to pay any and all costs, fees and expenses (including in-house and external attorneys’ fees and expenses (but, in the case of in-house counsels’ fees and expenses, without duplication of work performed by outside counsel)) reasonably incurred by Lender Parties in enforcing the Guaranty set forth in this Article XIV (collectively, the “Guaranteed Obligations”). This Guaranty is a continuing guaranty of payment and performance when due and not of collection which shall not be discharged until all Guaranteed Obligations are indefeasibly paid in cash and performed in full and this Agreement is terminated.

(b) Each Guarantor jointly and severally hereby unconditionally and irrevocably (i) guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any such terms or the rights of any Lender Party, and (ii) waives any rights and defenses it may now or hereafter have. The obligations of each Guarantor under this Article XIV are independent of the Guaranteed Obligations, and Agent may enforce the this Article XIV independently as to each Guarantor and/or each remedy, Collateral or other security Agent may at any time have, without first proceeding against or joining any other Person, Collateral or other security for the Guaranteed Obligations. A separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Credit Party or whether any other Credit Party is joined in any such action or actions. Lender Parties shall be under no obligation to marshal any assets in favor of any Guarantor or to proceed against or exhaust any Collateral before proceeding against any Guarantor. Each Guarantor agrees that it may be joined as a party defendant in any legal proceeding instituted by any Lender Party against any other Credit Party. The obligations of each Guarantor under this Article XIV shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Credit Party to Lender Parties under any Loan Document but for, and shall be unaffected by, any of the following:

(i) lack of genuineness, validity, regularity or enforceability of any of the Obligations or Loan Document;

(ii) change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any rescission, amendment or modification to, or waiver or compromise or acceleration of or any consent with respect to, any of the Guaranteed Obligations or any Loan Document or any other guaranty or the failure to obtain the consent or any Guarantor or other Person with respect thereto;

(iii) the existence, value or condition of, or the failure by any Lender Party to perfect and maintain any Lien in, or to preserve any rights to, or the release or foreclosure of, any Collateral or other security for the Obligations;

(iv) the change, restructuring, dissolution or termination of the structure or existence of any Credit Party or the insolvency or bankruptcy of any Credit Party under any Debtor Relief Law;

(v) any action taken or omitted by any Lender Party or any failure of any Lender Party to assert any claim or demand or to enforce any right or remedy against any Credit Party or any other guarantor; or

(vi) other action or circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Lender Parties that might otherwise constitute a defense available to, or a legal or equitable discharge of, any co-obligor, Credit Party or any other guarantor or surety (other than actual indefeasible payment of the Obligations in full in cash).

(c) Each Guarantor acknowledges and agrees that (i) it will receive substantial direct and indirect benefits from the financing arrangements contemplated in this Agreement which would not have been available to the Credit Parties except upon the joint and several basis set forth herein and with the Guaranty provided in this Article XIV, and (ii) Lender Parties have made no representation or warranty with respect to validity, genuineness, regularity, or enforceability of any of the Loan Documents, and have no duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Guaranteed Obligations or any Collateral.

14.2	Reinstatement

This Article XIV shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned to any Person upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

14.3	Additional Waivers

Without limiting any other provision of any Loan Document, each Guarantor hereby waives (i) promptness, diligence, and all notices with respect to the Guaranteed Obligations and this Article XIV and any requirement that Lender Parties exhaust any right or take any action against any other Person or Collateral, and (ii) any setoff rights and presentation to, demand for payment from and protest to, as the case may be, any Credit Party or any other Person of any of the Guaranteed Obligations.

14.4	Continuing Guaranty

This Article XIV is a continuing Guaranty of payment and performance and not of collection and shall (i) not be discharged until all Guaranteed Obligations are indefeasibly paid in full in cash and performed in full and this Agreement is terminated, (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, Lender Parties and their respective successor, pledgees, transferees and assigns. Each Guarantor waives any right to revoke this Article XIV.

14.5	Maximum Liability

Notwithstanding any other provision of this Article XIV, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that each Guarantor’s obligations hereunder shall not exceed its Allocable Amount. In determining the foregoing limitation, if any, the parties intend that any rights of subrogation or contribution which any Guarantor may have shall be taken into account. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the maximum liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lender Parties hereunder.

14.6	Subordination

Each Guarantor hereby (i) expressly and irrevocably subordinates to the indefeasible payment in full of the Obligations, any and all rights at law, in equity or otherwise to subrogation, reimbursement, exoneration, contribution, indemnification, set off or any other rights that could accrue to a co-obligor, surety or guarantor and (ii) acknowledges and agrees that this Section 14.6 shall not limit or otherwise affect such Guarantor’s liability for the Guaranteed Obligations or the enforceability of the Loan Documents, and shall survive payment in full of the Obligations. As further security for the Guaranteed Obligations, any and all debts and liabilities now or hereafter arising and owing by any Guarantor to any other Credit Party are hereby subordinated to Lender Parties’ claims and upon the occurrence of an Event of Default are assigned to Agent, and no Guarantor shall demand, sue for or otherwise attempt to collect any indebtedness of any Credit Party owing to it until the Obligations shall have been indefeasibly paid in full in cash and this Agreement terminated. If, notwithstanding the foregoing sentence, a Guarantor shall collect, enforce or receive any amounts in respect of any indebtedness, such amounts shall be held in trust for the benefit of the Lender Parties, and such Guarantor shall immediately deliver any such amounts to Agent for application to the Obligations.

14.7	Subrogation

No Guarantor shall exercise any rights against any other Person that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XIV, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Lender Parties against any other Person or any Collateral, whether or not arising under Applicable Law, in equity, by agreement or otherwise, until all of the Guaranteed Obligations have been indefeasibly paid in full in cash and this Agreement has been terminated; provided that no Guarantor shall have any rights hereunder against any Credit Party or any of its Subsidiaries if all or any portion of the Guaranteed Obligations shall have been satisfied in connection with an exercise of remedies in respect of the Capital Stock of any Credit Party or any of its Subsidiaries pursuant to a Pledge Agreement or otherwise. If any amount shall be paid to any Guarantor in violation of this Article XIV, such amount shall be held in trust for the benefit of Lender Parties and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations.

14.8	Information Concerning Borrowers

Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the other Credit Parties and any other guarantors of the Guaranteed Obligations and any circumstances affecting the Collateral or the ability of the Credit Parties to perform under the Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties has duly executed this Credit Agreement as of the date first written above.

BORROWER:	FIBERNET OPERATIONS, INC.

By:
Name:
Title:

c/o FiberNet Telecom Group, Inc. 570 Lexington Avenue New York, New York 10022
	Attention:	Michael S. Hubner
Senior Vice President, General Counsel
	Telephone:	(212) 405-6206
	FAX:	(646) 219-0556
	E-MAIL:	michael.hubner@ftgx.com

BORROWER:	DEVNET L.L.C.

By:
Name:
Title:

c/o FiberNet Telecom Group, Inc. 570 Lexington Avenue New York, New York 10022
	Attention:	Michael S. Hubner
Senior Vice President, General Counsel
	Telephone:	(212) 405-6206
	FAX:	(646) 219-0556
	E-MAIL:	michael.hubner@ftgx.com

GUARANTOR:	FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

c/o FiberNet Telecom Group, Inc. 570 Lexington Avenue New York, New York 10022
	Attention:	Michael S. Hubner
Senior Vice President, General Counsel
	Telephone:	(212) 405-6206
	FAX:	(646) 219-0556
	E-MAIL:	michael.hubner@ftgx.com

GUARANTOR:	FIBERNET TELECOM, INC.

By:
Name:
Title:

c/o FiberNet Telecom Group, Inc. 570 Lexington Avenue New York, New York 10022
	Attention:	Michael S. Hubner
Senior Vice President, General Counsel
	Telephone:	(212) 405-6206
	FAX:	(646) 219-0556
	E-MAIL:	michael.hubner@ftgx.com

GUARANTOR:	AVAILIUS, LLC

By:
Name:
Title:

c/o FiberNet Telecom Group, Inc. 570 Lexington Avenue New York, New York 10022
	Attention:	Michael S. Hubner
Senior Vice President, General Counsel
	Telephone:	(212) 405-6206
	FAX:	(646) 219-0556
	E-MAIL:	michael.hubner@ftgx.com

GUARANTOR:	LOCAL FIBER, LLC

By:
Name:
Title:

c/o FiberNet Telecom Group, Inc. 570 Lexington Avenue New York, New York 10022
	Attention:	Michael S. Hubner
Senior Vice President, General Counsel
	Telephone:	(212) 405-6206
	FAX:	(646) 219-0556
	E-MAIL:	michael.hubner@ftgx.com

GUARANTOR:	FIBERNET EQUAL ACCESS, L.L.C.

By:
Name:
Title:

c/o FiberNet Telecom Group, Inc. 570 Lexington Avenue New York, New York 10022
	Attention:	Michael S. Hubner
Senior Vice President, General Counsel
	Telephone:	(212) 405-6206
	FAX:	(646) 219-0556
	E-MAIL:	michael.hubner@ftgx.com

AGENT AND A LENDER:	CAPITALSOURCE FINANCE LLC

By:
Name:
Title:

4445 Willard Avenue, 12th Floor Chevy Chase, Maryland 20815
	Attention:	Corporate Finance, Portfolio Manager
	Telephone:	(301) 841-2700
	FAX:	(301) 841-2313
	E-MAIL:	jrancilio@capitalsource.com

Appendices

Appendix A	Definitions
Appendix B	Letters of Credit

EXHIBITS

Exhibit A	Form of Borrowing Certificate
Exhibit B-1	Financial Covenants
Exhibit B-2	Form of Compliance Certificate
Exhibit C-1	Reporting Requirements
Exhibit C-2	Collateral Reporting and Other Requirements
Exhibit D	Closing Conditions
Exhibit E	LIBOR Election Notice

SCHEDULES

Schedule A	Lenders/Commitments
Schedule 5.2(e)	Required Consents and Filings
Schedule 5.3	Subsidiaries, Capitalization and Ownership Interests
Schedule 5.4	Properties
Schedule 5.5	Material Contracts; Material Customers and Affiliate Transactions
Schedule 5.6	Litigation
Schedule 5.11	Intellectual Property
Schedule 5.14	Insurance
Schedule 5.16	Broker’s or Finder’s Commissions
Schedule 5.17	Regulatory Matters
Schedule 6.8	Post Closing Deliverables
Schedule 7.2	Permitted Indebtedness
Schedule 7.3	Permitted Liens

Schedule 6.8

Post Closing Deliverables

In accordance with Section 6.8 of the Agreement, the following actions, items and deliverables shall be completed, taken and/or delivered to Agent’s satisfaction on or before the respective dates specified below and any failure to do so shall constitute an immediate Event of Default.

1. On or prior to April 4, 2007, Borrowers shall deliver to Agent evidence satisfactory to Agent in its Permitted Discretion that the following letters of credit have been surrendered by the respective beneficiaries thereof to the respective issuers thereof and have been cancelled and are of no further force or effect:

(a) Irrevocable Standby Letter of Credit No. 839-56636 dated April 2, 2001, as amended, in the amount of $3,950,000.00 issued by Deutsche Bank AG in favor of 60 Hudson Owner LLC for the account of Holdings;

(b) Irrevocable Standby Letter of Credit No. 839-56600 dated March 14, 2001, as amended, in the amount of $783,365.00 issued by Deutsche Bank AG in favor of 60 Hudson Owner LLC for the account of Holdings;

(c) Irrevocable Standby Letter of Credit No. DBS-17105 dated May 16, 2006 in the amount of $457,240.00 issued by Deutsche Bank AG in favor of 111 Chelsea Commerce LP c/o Taconic Investment Partners LLC for the account of Holdings;

(d) Irrevocable Standby Letter of Credit No. DBS-17102 dated May 16, 2006 in the amount of $155,574.99 issued by Deutsche Bank AG in favor of 570 Tower Company L.P. c/o Jefferey Management Corp. for the account of Holdings;

(e) Irrevocable Standby Letter of Credit No. DBS-17103 dated May 16, 2006 in the amount of $89,355.00 issued by Deutsche Bank AG in favor of 570 Tower Company L.P. c/o Jefferey Management Corp. for the account of Holdings; and

(f) Irrevocable Standby Letter of Credit No. 3087281 dated the Closing Date in the amount of $5,707,311.74 issued by the L/C Issuer in favor of Deutsche Bank AG for the account of Holdings.

2. On or prior to April 20, 2007, Borrowers shall deliver to Agent Account Control Agreements covering each deposit, brokerage or other accounts maintained by any Credit Party with any financial institution as of the Closing Date (except as otherwise provided in Section 2.13 with respect to deposit accounts solely dedicated to the payment of payroll expenses), duly executed by the applicable Credit Party and applicable financial institution.

3. Borrowers shall use commercially reasonable efforts to deliver to Agent Landlord Waivers and Consents covering the premises located at 165 Halsey Street, Newark, New Jersey and 570 Lexington Avenue, New York, New York, in each case duly executed by the Landlord of such premises.

Exhibit A

Form of Borrowing Certificate

Please see attached

BORROWING CERTIFICATE

FIBERNET OPERATIONS, INC.

DEVNET L.L.C.

DATED AS OF                     , 20

Reference is made to that certain Credit Agreement dated as of March 21, 2007 (as amended through the date hereof, the “Credit Agreement”) by and among FiberNet Operations, Inc., Devnet L.L.C., FiberNet Telecom Group, Inc., FiberNet Telecom, Inc., Availius, LLC, Local Fiber, LLC, FiberNet Equal Access, L.L.C., the financial institutions from time to time parties thereto, as Lenders thereunder, and CapitalSource Finance LLC, as administrative agent for such financial institutions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

In accordance with Section 4.2 of the Credit Agreement, Borrowers hereby irrevocably request [an Advance] [a Term B Advance] in the amount of $             to be made on             , 20     (the “Borrowing Date”), which day is a Business Day.

In connection with the requested [Advance] [Term B Advance], Borrowers, by the undersigned duly authorized officer, hereby certify to Agent and Lenders, in accordance with the Credit Agreement and the other Loan Documents, that:

(a) the certifications, representations, calculations and statements herein will be true and correct in all respects as of the date hereof and as of the Borrowing Date;

(b) each of the representations and warranties made by each Credit Party and each other Person party thereto (other than the Lender Parties) in the Loan Documents are true and correct in all material respects (except to the extent already qualified by materiality, in which case each are true and correct in all respects) before and after giving effect to the requested Advance (unless it expressly relates to an earlier date, in which case they were true and correct in all material respects as of such earlier date (except to the extent already qualified by materiality, in which case each was true and correct in all respects));

(c) no Default or Event of Default shall exist after giving effect to the requested [Advance] [Term B Advance];

(d) immediately after giving effect to the requested (i) Advance, the aggregate outstanding principal amount of Advances shall not exceed the Revolving Loan Limit then in effect and/or (ii) Term B Advance, the aggregate amount of all Term B Advances disbursed shall not exceed $5,000,000

(e) no Material Adverse Effect exists;

[(f) if the Borrowing Date for the requested [Advance] [Term B Advance] is on or after the date Agent and Lenders have received the Compliance Certificate for the calendar quarter ending June 30, 2007, then, assuming such [Advance] [Term B Advance] had been made on the last day of the calendar quarter most recently ended prior to the Borrowing Date for which Agent and Lenders have received a Compliance Certificate, the Leverage Ratio would have been less than or equal to         :1.00 as of such day (i.e., the maximum ratio set forth in Item 1 of Exhibit B-1 of the Credit Agreement for the calendar quarter most recently ended prior to such day), as demonstrated by the calculation attached hereto.]

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Certificate to be executed on behalf of Borrowers as of the date first written above.

FIBERNET OPERATIONS, INC.

By:
Name:
Title:

DEVNET L.L.C.

By:
Name:
Title:

                            (cont’d)

BORROWING CERTIFICATE

Date:                     , 20     (the “Computation Date”)

CALCULATION OF EBITDA

Twelve Month Period Ending on                     , 20

or the last day of any calendar quarter thereafter

(the “Computation Period”)

EBITDA for the Computation Period is defined as follows (all of the following determined in accordance with GAAP and without duplication):

Net income (or loss) of the Credit Parties on a consolidated basis for such Computation Period taken as a single accounting period determined in conformity with GAAP, excluding (i) the income (or loss) of any Person (other than FiberNet so long as all of the Capital Stock of FiberNet is owned by Devnet and Holdings) in which any Credit Party has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to such Credit Party by such Person during such Computation Period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Credit Party or is merged into or consolidated with a Credit Party or that Person’s assets are acquired by a Credit Party, (iii) the income of any Subsidiary of any Credit Party to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, equity-related incentives, stock options, stock appreciation rights or similar incentive compensation issued to former or current employees, including officers, of any Credit Party, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by any Credit Party or any Affiliate thereof prior to the sale of all or substantially all of the assets or equity of the Credit Parties, and (v) compensation expense resulting from the repurchase of capital stock, equity options and rights described in clause (iv) of this definition (“Net Income”)	$

Plus:     “Interest Expense” for such Computation Period (defined as total interest expense generated during the Computation Period (including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP) of the Credit Parties on a consolidated basis with respect to all outstanding Indebtedness, including without limitation accrued interest, interest paid or payable in kind and capitalized interest, but excluding (i) commissions, discounts and fees owed with respect to letters of credit and bankers’ acceptance financing, and (ii) net costs under Hedging Agreements), in each case to the extent deducted in determining such Net Income

$

Plus: franchise, income and other taxes and similar charges to the extent deducted in determining such Net Income	$

Plus: depreciation and amortization expense to the extent deducted in determining such Net Income	$

                            (cont’d)

BORROWING CERTIFICATE

Date:                     , 20     (the “Computation Date”)

Plus:	to the extent deducted in determining such Net Income (i) for any such period which includes the Closing Date, transaction fees and expenses incurred in connection with the Loans in an aggregate amount not to exceed $300,000 and (ii) all other non-cash and/or non-recurring charges and expenses (including non-cash charges resulting from an increase in inventory as a result of the application of FASB Statement 141 and non-cash charges arising by reason of “impairment losses” under FASB Statement 142 and FASB Statement 144) approved by Agent in its sole discretion, but specifically excluding (A) accruals for cash expenses made in the Ordinary Course of Business and (B) write-offs of accounts receivable	$

Plus:	loss from any sale of assets, other than sales of inventory in the Ordinary Course of Business, to the extent deducted in determining such Net Income	$

Plus:	extraordinary losses to the extent deducted in determining such Net Income	$

Less:	gain from any sale of assets, other than sales in the Ordinary Course of Business, to the extent included in determining such Net Income	$

Less:	extraordinary gains to the extent included in determining such Net Income	$

Less:	all non-cash and/or non-recurring revenue (other than non-recurring revenue incurred in the Ordinary Course) to the extent included in determining such Net Income	$

Less:	proceeds of insurance (other than business interruption insurance) to the extent included in determining such Net Income	$

	EBITDA for the Computation Period:	$

	Minimum EBITDA for the Computation Period required under Credit Agreement	$

	In Compliance		Yes/No

LEVERAGE RATIO

Total Indebtedness of the Credit Parties on a consolidated basis at the Computation Date, including, without limitation, all Indebtedness under the Loan Documents, in each case together with all accrued interest thereon (including, without limitation, all interest paid in kind), and all Capital Lease Obligations, and including, without duplication, Contingent Obligations consisting of guarantees of Indebtedness that otherwise would constitute Total Debt of other Persons and all discounts, deductions or allocations relating or

                            (cont’d)

BORROWING CERTIFICATE

Date:                     , 20     (the “Computation Date”)

applicable to or arising from any equity or equity participation or fees, whether under GAAP or otherwise, plus the amount of the requested Advance (“Total Debt”)	$

EBITDA for the Computation Period (as calculated in the manner set forth above)	$

Leverage Ratio (Total Debt divided by EBITDA) on the Computation Date		to 1.00

Maximum Leverage Ratio for the applicable period permitted under Credit Agreement		to 1.00

In Compliance		Yes/No

Exhibit B-1

Financial Covenants

1. Minimum EBITDA. No Credit Party shall permit EBITDA for the Computation Period (as defined in Exhibit B-2) ending on any date set forth in the table below to be less than the minimum amount set forth in the table below opposite such date:

Date	Minimum EBITDA
June 30, 2007	$5,890,000
September 30, 2007	$5,950,000
December 31, 2007	$5,965,000
March 31, 2008	$6,575,000
June 30, 2008	$7,150,000
September 30, 2008	$7,700,000
December 31, 2008	$8,200,000
March 31, 2009	$8,800,000
June 30, 2009	$9,450,000
September 30, 2009	$10,175,000
December 31, 2009	$10,900,000
March 31, 2010	$11,600,000
June 30, 2010	$12,250,000
September 30, 2010	$12,850,000
December 31, 2010	$13,500,000
March 31, 2011	$13,925,000
June 30, 2011	$14,475,000
September 30, 2011	$15,100,000
December 31, 2011 and the last day of each calendar quarter thereafter	$15,750,000

“EBITDA” shall be calculated in the manner set forth on Exhibit B-2.

2. Leverage Ratio. No Credit Party shall permit the Leverage Ratio as of any date set forth below to exceed the maximum ratio set forth in the table below opposite such date:

Date	Maximum Leverage Ratio
June 30, 2007	3.75
September 30, 2007	3.70
December 31, 2007	3.65
March 31, 2008	3.60
June 30, 2008	3.45
September 30, 2008	3.25
December 31, 2008	3.00
March 31, 2009	2.85
June 30, 2009	2.65
September 30, 2009	2.50

Exhibit B-1

Financial Covenants

December 31, 2009	2.25
March 31, 2010	2.15
June 30, 2010	2.00
September 30, 2010 and the last day of each calendar quarter thereafter	1.75

The “Leverage Ratio” shall be calculated in the manner set forth in Exhibit B-2.

3. Fixed Charge Coverage Ratio. No Credit Party shall permit the Fixed Charge Coverage Ratio as of any date set forth in the table below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Ratio
June 30, 2007	1.10
September 30, 2007	1.10
December 31, 2007	1.10
March 31, 2008	1.10
June 30, 2008	1.10
September 30, 2008	1.10
December 31, 2008	1.10
March 31, 2009	1.10
June 30, 2009 and the last day of each calendar quarter thereafter	1.20

The “Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit B-2.

4. Interest Coverage Ratio. No Credit Party shall permit the Interest Coverage Ratio as of any date set forth in the table below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Ratio
June 30, 2007	2.50
September 30, 2007	2.50
December 31, 2007	2.50
March 31, 2008	2.75
June 30, 2008	2.75
September 30, 2008	2.75
December 31, 2008	2.75
March 31, 2009 and the last day of each calendar quarter thereafter	3.00

The “Interest Coverage Ratio” shall be calculated in the manner set forth in Exhibit B-2.

5. Capital Expenditures. No Credit Party shall make or commit to make Capital Expenditures for any fiscal year set forth in the table below in an aggregate amount exceeding the dollar limitation set forth in the table below (the “Capital Expenditure Limitation”) with respect to such fiscal year:

Fiscal Year:	Limitation
Fiscal year ending December 31, 2007	$7,750,000
Each fiscal year thereafter	$6,750,000;

Exhibit B-1

Financial Covenants

provided, however, in the event the Credit Parties do not expend the entire respective Capital Expenditure Limitation in any fiscal year, the Credit Parties may carry forward to the immediately succeeding fiscal year (but not to subsequent fiscal years) fifty percent (50%) of such unutilized portion. All Capital Expenditures during any fiscal year shall be applied first to reduce the applicable Capital Expenditure Limitation of such fiscal year and then to reduce the carry-forward from the previous fiscal year (or shorter period), if any.

Exhibit B-1

Financial Covenants

Exhibit B-2

FORM OF COMPLIANCE CERTIFICATE

Please see attached

COMPLIANCE CERTIFICATE

FIBERNET OPERATIONS, INC.

DEVNET L.L.C.

DATED AS OF                     , 20

This Compliance Certificate (this “Certificate”) is given by FiberNet Operations, Inc. and Devnet L.L.C. (“Borrowers”), pursuant to Section 6.1 of that certain Credit Agreement dated as of March 21, 2007 (as amended through the date hereof, the “Credit Agreement”) by and among Borrowers, FiberNet Telecom Group, Inc., FiberNet Telecom, Inc., Availius, LLC, Local Fiber, LLC, FiberNet Equal Access, L.L.C., the financial institutions from time to time parties thereto, as Lenders thereunder, and CapitalSource Finance LLC, as administrative agent for such financial institutions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The officer executing this Certificate is the                      of Borrowers, and as such is duly authorized to execute and deliver this Certificate on behalf of Borrowers. By so executing this Certificate, Borrowers hereby certify to the Lender Parties that:

(a) the financial statements delivered with this Certificate in accordance with subsection 6.1 of the Credit Agreement fairly present in all material respects the consolidated results of operations and financial condition of the Borrowers as of, and for the respective periods ending on, the dates of such financial statements;

(b) Borrowers have reviewed the relevant terms of the Loan Documents and the condition of Borrowers and the other Credit Parties;

(c) no Default or Event of Default has occurred or is continuing, except as set forth in Schedule 1 hereto, which includes a description of the nature and status and period of existence of such Default or Event of Default, if any, and what action Borrowers have taken, and are undertaking and propose to take with respect thereto; and

(d) Borrowers and the other Credit Parties are in compliance with all financial covenants set forth on Exhibit B-1 to the Credit Agreement, as demonstrated by the calculations of such covenants below, except as set forth in Schedule 1 hereto.

IN WITNESS WHEREOF, Borrowers have caused this Certificate to be executed by the                              of Borrowers this          day of                     , 20    .

FIBERNET OPERATIONS, INC.

By:
Name:
Title:

DEVNET L.L.C.

By:
Name:
Title:

                            (cont’d)

COMPLIANCE CERTIFICATE

Date:                     , 20     (the “Computation Date”)

CALCULATION OF EBITDA

Twelve Month Period Ending on                     , 20

or the last day of any calendar quarter thereafter

(the “Computation Period”)

EBITDA for the Computation Period is defined as follows (all of the following determined in accordance with GAAP and without duplication):

Net income (or loss) of the Credit Parties on a consolidated basis for such Computation Period taken as a single accounting period determined in conformity with GAAP, excluding (i) the income (or loss) of any Person (other than FiberNet so long as all of the Capital Stock of FiberNet is owned by Devnet and Holdings) in which any Credit Party has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to such Credit Party by such Person during such Computation Period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Credit Party or is merged into or consolidated with a Credit Party or that Person’s assets are acquired by a Credit Party, (iii) the income of any Subsidiary of any Credit Party to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, equity-related incentives, stock options, stock appreciation rights or similar incentive compensation issued to former or current employees, including officers, of any Credit Party, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by any Credit Party or any Affiliate thereof prior to the sale of all or substantially all of the assets or equity of the Credit Parties, and (v) compensation expense resulting from the repurchase of capital stock, equity options and rights described in clause (iv) of this definition (“Net Income”)		$

Plus:	“Interest Expense” for such Computation Period (defined as total interest expense generated during the Computation Period (including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP) of the Credit Parties on a consolidated basis with respect to all outstanding Indebtedness, including without limitation accrued interest, interest paid or payable in kind and capitalized interest, but excluding (i) commissions, discounts and fees owed with respect to letters of credit and bankers’ acceptance financing, and (ii) net costs under Hedging Agreements), in each case to the extent deducted in determining such Net Income	$

Plus:	franchise, income and other taxes and similar charges to the extent deducted in determining such Net Income	$

Plus:	depreciation and amortization expense to the extent deducted in determining such Net Income	$

                            (cont’d)

COMPLIANCE CERTIFICATE

Date:                     , 20     (the “Computation Date”)

Plus:	to the extent deducted in determining such Net Income (i) for any such period which includes the Closing Date, transaction fees and expenses incurred in connection with the Loans in an aggregate amount not to exceed $300,000 and (ii) all other non-cash and/or non-recurring charges and expenses (including non-cash charges resulting from an increase in inventory as a result of the application of FASB Statement 141 and non-cash charges arising by reason of “impairment losses” under FASB Statement 142 and FASB Statement 144) approved by Agent in its sole discretion, but specifically excluding (A) accruals for cash expenses made in the Ordinary Course of Business and (B) write-offs of accounts receivable	$

Plus:	loss from any sale of assets, other than sales of inventory in the Ordinary Course of Business, to the extent deducted in determining such Net Income	$

Plus:	extraordinary losses to the extent deducted in determining such Net Income	$

Less:	gain from any sale of assets, other than sales in the Ordinary Course of Business, to the extent included in determining such Net Income	$

Less:	extraordinary gains to the extent included in determining such Net Income	$

Less:	all non-cash and/or non-recurring revenue (other than non-recurring revenue incurred in the Ordinary Course) to the extent included in determining such Net Income	$

Less:	proceeds of insurance (other than business interruption insurance) to the extent included in determining such Net Income	$

EBITDA for the Computation Period:		$

Minimum EBITDA for the Computation Period required under Credit Agreement		$

In Compliance			Yes/No

                            (cont’d)

COMPLIANCE CERTIFICATE

Date:                     , 20     (the “Computation Date”)

LEVERAGE RATIO

Total Indebtedness of the Credit Parties on a consolidated basis at the Computation Date, including, without limitation, all Indebtedness under the Loan Documents, in each case together with all accrued interest thereon (including, without limitation, all interest paid in kind), and all Capital Lease Obligations, and including, without duplication, Contingent Obligations consisting of guarantees of Indebtedness that otherwise would constitute Total Debt of other Persons and all discounts, deductions or allocations relating or applicable to or arising from any equity or equity participation or fees, whether under GAAP or otherwise (“Total Debt”)	$

EBITDA for the Computation Period (as calculated in the manner set forth above)	$

Leverage Ratio (Total Debt divided by EBITDA) on the Computation Date		to 1.00

Maximum Leverage Ratio for the applicable period permitted under Credit Agreement		to 1.00

In Compliance		Yes/No

                            (cont’d)

COMPLIANCE CERTIFICATE

Date:                     , 20     (the “Computation Date”)

FIXED CHARGE COVERAGE RATIO

Three Month Period Ending on June 30, 2007

Six Month Period Ending on September 30, 2007

Nine Month Period Ending on December 31, 2007

or

Twelve Month Period Ending on March 31, 2008

or the last day of any calendar quarter thereafter

(each, a “Computation Period”)

Fixed Charges of the Credit Parties on a consolidated basis for the Computation Period:

Scheduled payments of principal on Total Debt (as calculated in the manner set forth above in “Leverage Ratio”) for such Computation Period		$

Plus:	Interest Expense (calculated in the manner set forth above in “EBITDA”) paid, or required to be paid, in cash during such Computation Period	$

Plus:	dividends, redemptions, equity repurchases and/or distributions paid in cash (other than distributions to a Borrower or any Subsidiary of a Borrower by any Subsidiary of Borrower and tax distributions) during such Computation Period	$

Fixed Charges		$

EBITDA for the Computation Period (calculated in the manner set forth above in “EBITDA”)		$

Less:	Unfinanced Capital Expenditures made during such Computation Period	$

Less:	income taxes paid in cash during such Computation Period	$

Less:	tax distributions paid in cash during such Computation Period	$

Operating Cash Flow		$

Fixed Charge Coverage Ratio (Operating Cash Flow divided by Fixed Charges)			to 1.00

Minimum Fixed Charge Coverage Ratio for the applicable period required under Credit Agreement			to 1.00

In Compliance			Yes/No

COMPLIANCE CERTIFICATE

Date:                     , 20     (the “Computation Date”)

INTEREST COVERAGE RATIO

Three Month Period Ending on June 30, 2007

Six Month Period Ending on September 30, 2007

Nine Month Period Ending on December 31, 2007

or

Twelve Month Period Ending on March 31, 2008

or the last day of any calendar quarter thereafter

(each, a “Computation Period”)

Interest Expense (calculated in the manner set forth above in “EBITDA”) for the Computation Period	$

EBITDA for the Computation Period (calculated in the manner set forth above in “EBITDA”)	$

Interest Coverage Ratio (EBITDA divided by Interest Expense)		to 1.00

Minimum Interest Coverage Ratio for the applicable period required under Credit Agreement		to 1.00

In Compliance		Yes/No

COMPLIANCE CERTIFICATE

Date:                     , 20

SCHEDULE 1 TO EXHIBIT B-2

CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR

EVENT OF DEFAULT

If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrowers have taken, are taking or propose to take with respect thereto; if no such condition or event exists, state “None.”

Exhibit C-1

Reporting Requirements

(a) Financial Reports. The Credit Parties shall furnish to Agent in a form satisfactory to Agent:

(i) as soon as available and in any event within 90 calendar days after the end of each fiscal year of the Credit Parties, for such fiscal year, audited consolidated financial statements of the Credit Parties, including footnotes, balance sheet, income statement, retained earnings, cash flows and owners’ equity, all of which shall be prepared by a “Big Four” or similar independent certified public accounting firm satisfactory to Agent in its Permitted Discretion, and accompanied by an opinion of such firm which shall (X) be without any qualification or exception, regarding “going concern” or otherwise. and (Y) state that such financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior periods; and

(ii) as soon as available and in any event within 30 calendar days after the end of each calendar month (including the last month of each fiscal quarter and fiscal year)

(A) unaudited consolidated financial statements for such calendar month of the Credit Parties consisting of a balance sheet and an income statement, all of which shall be certified on behalf of the Credit Parties by a Responsible Officer as being in compliance with this paragraph (a), together with a cash flow analysis;

(B) a consolidated operating report for the Credit Parties, including a detailed comparison of the actual year-to-date operating results against (x) the projected operating budget delivered hereunder for the current or prior fiscal year and (y) the actual operating results for the same period during the prior fiscal year, in each case inclusive of profit and loss statements and including a narrative detailing the reasons for the variances; and

(C) a management or board report signed by a Responsible Officer of the Credit Parties, describing in reasonable detail the Credit Parties’ operations and financial condition for such month.

All financial statements shall be prepared, and shall be complete, correct and fairly presenting, in each case in accordance with GAAP consistently applied with prior periods the financial position and results of operations of Credit Parties (subject, as to interim statements, to normal year-end adjustments and the absence of footnote disclosure to the extent they do not materially impact the reported results or financial condition of the Credit Parties). All monthly financial statements delivered hereunder with respect to the last month of a fiscal quarter, and all annual audited financial statements, shall be accompanied by a completed Compliance Certificate certified on behalf of the Credit Parties by a Responsible Officer. All annual audited financial statements delivered hereunder shall be accompanied by a written calculation of Excess Cash Flow for the fiscal year covered by such annual audited financial statements.

(b) Operating Budget and Projections. The Credit Parties shall furnish to Agent for each fiscal year of the Credit Parties, not less than 30 calendar days prior to the commencement of such fiscal year, (i) consolidated and consolidating month by month (as at the end of each such month) projected operating budgets, projections, profit and loss statements, income statements, balance sheets and cash flow reports of and for the Credit Parties for such upcoming fiscal year, and (ii) annual projections for the fiscal years then remaining prior to the Maturity Date, in each case prepared in accordance with GAAP

Exhibit C-1

Reporting Requirements

consistently applied with prior periods (subject to normal year-end adjustments and the absence of footnote disclosure to the extent they do not materially impact the reported results or financial condition of the Credit Parties).

(c) Other Materials. The Credit Parties shall furnish to Lender Parties, in form and substance satisfactory to Agent in its Permitted Discretion:

(i) concurrently with the delivery of annual and quarterly financial statements required above:

(1) a report detailing Material Contracts entered into by any Credit Party or Subsidiary thereof during such preceding fiscal year or quarter and Material Customers of any Credit Party or Subsidiary thereof gained or lost during such preceding fiscal year or quarter; and

(2) a report specifying all Capital Expenditures made by any Credit Party during such preceding fiscal year or quarter; and

(ii) as soon as available and in any event within ten calendar days after the preparation, receipt or issuance thereof or request therefor by any Lender Party, (A) copies of any reports and management control letters provided by Credit Parties’ independent accountants; and, (B) such additional information, documents, statements, and other materials as any Lender Party may request from time to time in its Permitted Discretion.

(d) Notices. The Credit Parties shall promptly, and in any event within five Business Days after any Credit Party or Responsible Officer thereof obtains knowledge thereof, notify each Lender Party in writing of:

(i) any pending or threatened action, suit, proceeding or investigation involving any Credit Party or Subsidiary thereof, or any such Person’s Property to the extent the amount in controversy exceeds $100,000 in the aggregate or any injunctive relief is sought;

(ii) the existence of any Default or Event of Default, which notice shall specify the nature, status and period of existence thereof and the actions proposed to be taken with respect thereto;

(iii) any matters totaling $100,000 in the aggregate which could adversely affect the value or collectability of any Collateral or the enforceability of any Lien thereon;

(iv) to the extent not already delivered hereunder, any notice or information given or received by any Credit Party to or from any lender thereto, together with copies thereof;

(v)(A) the receipt of any notice or request from any Governmental Authority regarding any liability or claim equal to or exceeding $100,000 in the aggregate or (B) any action taken or threatened to be taken by any Governmental Authority (or any notice of any of the foregoing);

(vi) any notice regarding termination of any lease of real property or of any senior officer, or the loss, termination or expiration of any Material Contract to which any Credit Party or its assets are bound;

Exhibit C-1

Reporting Requirements

(vii) the filing, recording or assessment of any federal, state, local or foreign tax Lien against any Collateral or any Credit Party; and

(viii) the creation, establishment or acquisition of any Subsidiary or the issuance by any Credit Party of any Capital Stock.

Each such notice shall be accompanied by a written statement by a Responsible Officer on behalf of such Credit Party describing with particularity whether and how any Loan Document has been breached.

(e) Shareholder/Equity Holder Reports and Government Filings; Updates. The Credit Parties shall furnish to Agent (i) concurrently with the sending or filing thereof, copies of all proxy statements, financial statements and reports which any Credit Party has made available to any of its equity owners, and copies of all regular, periodic and other filings which any Credit Party makes with the Securities and Exchange Commission, any stock exchange (or equivalent) or any Governmental Authority, and (ii) revisions to the schedules to any Loan Document to the extent necessary or appropriate; provided, that delivery or receipt thereof by any Lender Party shall not constitute a waiver by any Lender Party or a cure of any Default or Event of Default resulting therefrom.

(f) Regulatory Matters. The Credit Parties shall furnish to Agent a copy of each material notice to or filing made by any Credit Party with the FCC or any State Regulatory Agency, including any application filed by any Credit Party for any new Telecom License, promptly after such notice is given or filing is made. Borrowers shall deliver to Agent (i) at least 30 days’ prior written notice of the proposed amendment of any Telecom License issued with respect to the System, (ii) notice of the expiration of any such Telecom License and (iii) (A) evidence of the filing of any application for renewal of any such Telecom Licenses not less than the earlier of (x) 60 days prior to the expiration of such Telecom License or (y) the last day such application may be filed in accordance with applicable law and (B) copies of any petition filed to deny any such renewal application promptly after receipt thereof by any Credit Party. Borrowers shall deliver to Agent promptly upon receipt by any Borrower a copy of any material adverse report or notice regarding any Telecom License of any Credit Party from the FCC or any State Regulatory Agency.

Exhibit C-1

Reporting Requirements

Exhibit C-2

Collateral Reporting and Other Requirements

(a)	Collateral Reporting. Each Credit Party shall, and shall cause each of its Subsidiaries to:

(i) provide Agent with not less than 30 days’ prior written notice of any change in such Person’s legal name, organizational identification number, if any, federal employer identification number, chief place of business or chief executive office, corporate or organizational form or jurisdiction of organization, or of any new location for any of its Property, or any other changes to the information set forth on Schedule 5.4;

(ii) notify Agent in writing (A) prior to any change in the proposed use by such Credit Party or Subsidiary of any trade name or fictitious business name, (B) within three Business Days of any changes to the information set forth on Schedule 5.11 and (C) upon obtaining knowledge of any adverse determination or development (including any proceeding by a Governmental Authority) regarding such Person’s ownership or registration of any Intellectual Property;

(iii) notify Agent in writing within three Business Days after obtaining knowledge of any existing Commercial Tort Claim, and enter into a supplement to the Security Agreement granting Agent a Lien thereon;

(iv) upon receipt, deliver and pledge to Agent any and all Instruments, negotiable Documents, Chattel Paper, certificated Securities and Capital Stock (accompanied by stock powers executed in blank) duly endorsed and/or accompanied by executed instruments of transfer in form and substance satisfactory to Agent;

(v) advise Agent within three Business Days of obtaining knowledge thereof, in reasonable detail, (A) of any Lien (other than a Permitted Lien) or claim made or asserted against any of its Property, and (B) of any other event which reasonably could be expected to have a Material Adverse Effect on the value of the Collateral or on the Liens created under any Loan Document;

(vi) notify Agent within three Business Days after becoming a beneficiary of any letter of credit (excluding those letters of credit produced by a customer of a Credit Party in lieu of a cash security deposit);

(vii) notify Agent within three Business Days of obtaining knowledge thereof, of any Collateral which constitutes a claim against a Governmental Authority or agent thereof, the assignment of which claim is restricted by Applicable Law and, upon the request of Agent, such Person shall take all necessary actions to comply with any assignment of claims or other comparable laws; and

(viii) provide to Agent upon request a schedule prepared by the Credit Parties’ insurance broker setting forth the nature and extent of all insurance maintained by the Credit Parties, certified as true and correct by a Responsible Officer of Borrowers.

Exhibit C-2

Collateral Reporting and Other Requirements

Exhibit D

Closing Conditions

(a) Agent shall have received fully executed Loan Documents, including without limitation, a completed Borrowing Certificate for the Initial Advance executed by Borrowers;

(b) Agent shall have received, to its satisfaction, (i) a report of Uniform Commercial Code financing statement, tax Lien, bankruptcy, pending litigation, Intellectual Property Lien, and Judgment Lien searches showing no Liens on the Collateral (other than Permitted Liens and Liens to be terminated at Closing), (ii) each document required by any Loan Document or under Applicable Law or requested by Agent to be filed, registered or recorded to create and perfect, in favor of Agent a first priority Lien upon the Collateral, subject only to Priority Permitted Liens, and (iii) evidence of each such filing, registration and recordation and of the payment by Borrowers of any necessary fee, tax or expense relating thereto;

(c) Agent shall have received evidence (i) of repayment in full of all Indebtedness of the Credit Parties other than Permitted Indebtedness, (ii) of release and termination of, or Agent’s authority to release and terminate, any and all Liens other than Permitted Liens, and (iii) that all prior lockbox and blocked account arrangements are terminated;

(d) Agent shall have received (i) a copy of the certificate of organization, formation or incorporation for each Credit Party certified within 30 days prior to the Closing Date by the applicable Governmental Authority, (ii) a copy of the bylaws or operating documents of each Credit Party certified as of the Closing Date by the corporate secretary, general partner or managing member of such Credit Party, as applicable, (iii) an original certificate of good standing for each Credit Party as of a date acceptable to Agent issued by the applicable Governmental Authority of the jurisdiction of organization and of every other jurisdiction in which such Credit Party is required to be in good standing, and (iv) copies of the resolutions of the applicable governing body and, if required, any other equity owners, authorizing the execution, delivery and performance of the Loan Documents and the Related Documents to which such Credit Party is a party, certified by a Responsible Officer of such Person as of the Closing Date, (iv) a certificate of the secretary of each Credit Party, dated the Closing Date, as to the incumbency and signature of the signatories to the Loan Documents and the Related Documents, and (v) the written legal opinions of counsel for the Credit Parties;

(e) Agent shall be satisfied with all proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents and the Related Documents, and shall have received such approvals and agreements from such third parties as Agent shall determine in its Permitted Discretion are necessary or desirable;

(f) the Related Transactions shall have closed pursuant to the Related Documents, and Agent shall have received certified copies thereof;

(g) Agent shall have received original certificates of all insurance policies required hereunder, which certificates shall name Agent as loss payee or additional insured, as applicable;

(h) Agent shall have received or shall net out all fees, charges and expenses due and payable to Lender Parties;

(i) Agent shall have completed its due diligence, the results of which shall be satisfactory to Agent;

Exhibit D

Closing Conditions

(j) no Material Adverse Effect shall have occurred since December 31, 2006;

(k) Agent shall have received in form and substance satisfactory to it (i) Credit Parties’ audited financial statements of the Credit Parties for the fiscal year ended December 31, 2005, and unaudited financial statements on a consolidated, consolidating and pro-forma basis for the fiscal year ended December 31, 2006, (ii) evidence that Credit Parties’ consolidated EBITDA for the 12-month period ending on December 31, 2006 was at least $5,200,000, and (iii) evidence that the ratio of (x) total Indebtedness of the Credit Parties as of the Closing Date after consummating the transactions contemplated by the Loan Documents and the Related Documents, to (y) consolidated EBITDA of the Credit Parties for the 12-month period ending on December 31, 2006 shall not be greater than 4.00 to 1.00;

(l) after consummating the transactions contemplated by the Loan Documents and the Related Documents, Availability shall not be less than $250,000;

(m) Agent shall have received evidence that (i) the Credit Parties hold all Telecom Licenses and have good and marketable title to all other Property necessary for the operation of the System, free and clear of all Liens other than Permitted Liens, (ii) such Telecom Licenses constitute all Telecom Licenses which are necessary to enable the Credit Parties to operate the System, (iii) such Telecom Licenses are in full force and effect as of the Closing Date, and (iv) no event has occurred that could result in the termination, revocation or non-renewal of any such Telecom License;

(n) Agent shall have received an opinion from Borrowers’ telecommunications regulatory counsel to the effect that: (i) all consents of the FCC and all applicable State Regulatory Agencies, if any, required for the execution and delivery of the Loan Documents and the incurrence of the Loans by Borrowers have been or will be obtained, or that no such consents are required, (ii) the Credit Parties hold all Telecom Licenses necessary to enable Borrowers to conduct their Telecommunications Business and for the operation of the System, (iii) all such Telecom Licenses are in full force and effect and (iv) to such counsel’s knowledge, no event has occurred that could result in the termination, revocation or non-renewal of any such Telecom License;

(o) Agent shall have received copies of (i) all Telecom Licenses required for the operation of the System, and (ii) all other Permits required for the Credit Parties and each Guarantor to conduct the business in which it is currently engaged or is contemplated pursuant to the Loan Documents the absence of which would reasonably be expected to have or result in a Material Adverse Effect;

(p) Agent shall have received evidence that all Shareholder Blocking Rights, if any, have been waived in form and substance satisfactory to Agent in its Permitted Discretion; and

(q) Agent shall have received such other approvals, opinions, documents, agreements, instruments, certificates and materials as Agent may request in its Permitted Discretion.

Exhibit D

Closing Conditions

Exhibit E

Form of LIBOR Election Notice

Please see attached

LIBOR ELECTION NOTICE

DATED AS OF                     ,

TO:	CapitalSource Finance LLC 4445 Willard Avenue, Twelfth Floor Chevy Chase, Maryland 20815
Attention: Corporate Finance Group, Portfolio Manager Facsimile No. (301) 841-2313

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of March 21, 2007 (as amended through the date hereof, the “Credit Agreement”) by and among FiberNet Operations, Inc., Devnet L.L.C., FiberNet Telecom Group, Inc., FiberNet Telecom, Inc., Availius, LLC, Local Fiber, LLC, FiberNet Equal Access, L.L.C., the financial institutions from time to time parties thereto, as Lenders thereunder, and CapitalSource Finance LLC, as administrative agent for such financial institutions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

In accordance with Section 2.7 of the Credit Agreement, Borrowers hereby irrevocably request that Lenders:

[(a) disburse as a LIBOR Loan, on                     ,             , $                     of the $                     portion of the Principal Balance of the [Term A Loan][Term B Loan][Revolving Facility] requested pursuant to that certain Borrowing Certificate of even date herewith, such LIBOR Loan to bear interest determined by reference to the LIBOR Rate for an Interest Period of                      months;]

[(b) continue as a LIBOR Loan, on                     ,             , $                     of the $                     portion of the Principal Balance of the [Term A Loan][Term B Loan][Revolving Facility] now bearing interest determined by reference to a LIBOR Rate for an additional Interest Period of                      months; and/or]

[(c) convert to a LIBOR Loan, on                     ,             , $                     of the $                     portion of the Principal Balance of the [Term A Loan][Term B Loan][Revolving Facility] now bearing interest determined by reference to the Prime Rate, such LIBOR Loan to bear interest determined by reference to the LIBOR Rate for an Interest Period of                      months.]

Borrowers hereby represent and warrant to the Lender Parties that no Default or Event of Default exists.

Very truly yours,

FIBERNET OPERATIONS, INC.

By:
Name:
Title:

DEVNET L.L.C.

By:
Name:
Title:

APPENDIX A

DEFINITIONS

The following terms are defined in the Sections or subsections referenced opposite such terms:

“Accommodation Payment”	12.11(c)
“Affected Lender”	13.2
“Agent”	Preamble
“Agreement”	Preamble
“Allocable Amount”	12.11(c)
“Availius”	Preamble
“Blocked Account”	2.13
“Blocked Account Agreement”	2.13
“Borrowing Date”	2.6
“Capital Expenditure Limitation”	Exhibit B-1
“CapitalSource”	Preamble
“Concentration Account”	2.13
“Confidential Information”	12.9(b)
“Customs”	Appendix B
“Depository Bank”	2.13
“Devnet”	Preamble
“Documentary Letter of Credit”	Appendix B
“EBITDA”	Exhibit B-2
“Event of Default”	8.1
“Excluded Taxes”	13.1(a)
“Facility Cap”	Recitals
“FiberNet”	Preamble
“FiberNet Equal Access”	Preamble
“FiberNet Telecom”	Preamble
“Fixed Charges”	Exhibit B-2
“Fixed Charge Coverage Ratio”	Exhibit B-2
“Guaranteed Obligations”	14.1
“Holdings”	Preamble
“Indemnified Persons”	12.4
“Initial Advance”	4.1
“Interest Coverage Ratio”	Exhibit B-2
“Interest Settlement Date”	11.5(a)(iii)
“Investments”	7.4
“L/C Addendum”	2.3
“L/C Undertaking”	Appendix B
“Letter of Credit”	Appendix B
“Letter of Credit Fees”	3.4(a)
“Leverage Ratio”	Exhibit B-2
“Local Fiber”	Preamble
“Non-U.S. Lender”	13.1(d)
“OFAC”	5.15(c)
“Other Taxes”	13.1(a)
“Participant”	12.2(c)
“Permitted Indebtedness”	7.2
“Permitted Liens”	7.3
“Prepayment Fee”	3.3

Appendix A – Definitions

“Receipt”	12.5
“Register”	2.4(a)
“Resignation Notice”	11.1(g)
“Reinvestment Amount”	2.9(c)
“Replacement Lender”	13.2
“Representatives”	11.1
“Restricted Payments”	7.5
“Revolving Facility”	Recitals
“Settlement Date”	11.5(a)(ii)
“Special Agent Advances”	11.7
“Standby Letter of Credit Fee”	3.4(a)
“Standby Letter of Credit”	Appendix B
“Taxes”	13.1(a)
“Transferee”	12.2(a)

In addition to the terms defined elsewhere in the Agreement, the following terms have the following meanings:

“Account Control Agreement” shall mean an agreement in form and substance satisfactory to Agent in its Permitted Discretion which provides Agent with “control” over (within the meaning of the UCC), and a first priority, perfected Lien on, each account of each Credit Party and all Property from time to time on deposit or otherwise credited to such account.

“Acquisition” shall mean any transaction or series of related transactions in connection with (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of more than 50% of the Capital Stock of any Person or otherwise causing any Person to become a Subsidiary of a Credit Party, or (c) a merger, amalgamation, consolidation or other combination with another Person.

“Advance” shall mean any borrowing under the Revolving Facility.

“Affiliate” or “affiliate” shall mean, as to any initial Person, any other Person (a) that directly or indirectly controls, is controlled by, or is under common control with, such initial Person, (b) who is a current or former director or officer (i) of such initial Person, (ii) of any Subsidiary of such initial Person, or (iii) of any other Person described in clause (a) above with respect to such initial Person, or (c) which, directly or indirectly, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of 5% or more of any class of the outstanding Capital Stock of such initial Person. For purposes of this definition, the terms “control”, “controlled by” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of a Person, whether through ownership of securities or other interests, by contract or otherwise.

“Applicable Law” shall mean any applicable law, treaty, rule, requirement, regulation, ordinances, code, policy, rule of common law, and the like, now or hereafter in effect, of any Governmental Authority, including any judicial, administrative or other Governmental Authority interpretations thereof, and any judicial or administrative orders, consents, decrees or Judgments binding on such Person or any of its respective Properties.

“Applicable Margin” shall mean, for any date, the rate per annum set forth below, it being understood that the Applicable Margin for (i) Revolving Loans consisting of LIBOR Loans shall be the percentage set forth under the column “Revolver LIBOR Margin,” (ii) Revolving Loans consisting of Prime Rate Loans shall be the percentage set forth under the column “Revolver Prime Rate Margin,” (iii)

Appendix A – Definitions

any portion of the Principal Balance of the Term Loans consisting of LIBOR Loans shall be the percentage set forth under the column “Term Loans LIBOR Margin” and (iv) any portion of the Principal Balance of the Term Loans consisting of Prime Rate Loans shall be the percentage set forth under the column “Term Loans Prime Rate Margin:”

Revolver LIBOR Margin	Revolver Prime Rate Margin	Term Loans LIBOR Margin	Term Loans Prime Rate Margin
3.00%	1.75%	3.50%	2.25%

“Applicable Rate” shall mean with respect to each (a) Prime Rate Loan, the Prime Rate, and (b) each LIBOR Loan, the LIBOR Rate applicable thereto.

“Availability” shall mean, at any time, the amount by which the Revolving Loan Limit exceeds the principal amount of all Advances then outstanding.

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.) and the regulations issued thereunder, in each case as amended.

“Borrower” shall mean FiberNet or Devnet.

“Borrowing Certificate” shall mean a Borrowing Certificate substantially in the form of Exhibit A hereto.

“Business” shall mean the business of (a) transmitting, or providing services relating to the transmission of, voice, data or video through owned or leased transmission facilities, (b) providing racks, cabinets and customized caged spaces for customers to deploy networking equipment and establish network points of presence, (c) constructing, creating, developing or marketing communications-related network equipment, software and other devices for use in the telecommunications business, (d) hosting web sites and providing internet and ethernet access and virtual private network services and (d) providing professional services to assist in customer’s deployment of network infrastructure, such as installing cable, wire and other network systems.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or Agent is closed and, in the case of a Business Day which relates to determining a LIBOR Rate, any day on which dealings are carried on in the London interbank eurodollar market.

“Capital Expenditures” shall mean, for any period and for any Person, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) made by the Credit Parties and their Subsidiaries during the Computation Period that are or are required to be treated as capital expenditures under GAAP, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (c) from the Net Proceeds of any disposition of fixed assets permitted by this Agreement.

“Capital Lease” shall mean, as to any Person, any lease of any interest in any kind of Property by that Person as lessee that is, should be or should have been recorded as a “capital lease” in accordance with GAAP.

“Capital Lease Obligations” shall mean all obligations of any Person under Capital Leases, in each case taken at the amount thereof accounted for as a liability in accordance with GAAP.

Appendix A – Definitions

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the partnership, membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other Property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“CapitalSource Entity” shall mean CapitalSource or any of its Affiliates.

“Cash Collateral Account” shall mean a non-interest bearing deposit account or book entry maintained by Agent in or to which funds are held or designated for the benefit of Borrowers (it being understood that any funds held in any such account or designated for the benefit of Borrowers may be commingled with other funds of Agent).

“Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor’s Ratings Services (“S&P”) is at least A-2 (or the equivalent thereof) or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-2 (or the equivalent thereof) in each case with maturities of not more than six (6) months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an “Approved Bank”), (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 (or the equivalent thereof) by S&P or at least P-2 (or the equivalent thereof) by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within six (6) months after the date of acquisition, and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

“Change of Control” shall mean the occurrence of any of the following:

(i) any “change in/of control” or “sale” or “disposition” or similar event as defined in any Organizational Document of any Credit Party or any Subordinated Debt Document;

(ii) Holdings ceases to own and control, directly and of record, 100% of the Capital Stock of FiberNet and 96% of the Capital Stock of Devnet, FiberNet ceases to own and control, directly and of record, 4% of the Capital Stock of Devnet, or FiberNet ceases to own and control, directly and of record, 100% of the Capital Stock of all other Subsidiaries of Holdings, in any such case free and clear of all Liens, rights, options, warrants or other similar agreements or arrangements, other than Liens in favor of Agent;

(iii)(a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 30% of the outstanding Capital Stock (on a fully

Appendix A – Definitions

diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of Holdings having voting rights in the election of directors under normal circumstances; (b) during any period of two consecutive years a majority of the members of the Board of Directors of Holdings shall cease to be Continuing Members (for purposes of the foregoing, “Continuing Member” means a member of the Board of Directors of Holdings who either (x) was a member of Holdings’ Board of Directors on the Closing Date and has been such continuously thereafter or (y) became a member of such Board of Directors after the day before the Closing Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of Holdings’ Board of Directors);

(iv) any Credit Party or Pledged Entity is subject to Shareholder Blocking Rights which have not been waived in form and substance satisfactory to Agent in its Permitted Discretion; or

(v) Jon A. DeLuca, or any replacement in accordance with the terms of this clause (vi), ceases to be employed as sole President and Chief Executive Officer of each Credit Party or otherwise dies or becomes disabled and, in any case, shall not have been temporarily and permanently replaced within 30 and 180 calendar days, respectively, by a Person with similar experience and qualifications.

“Claims” shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, litigation, proceedings, investigations, Judgments, suits, fees, costs, expenses, advances and disbursements of any kind (including, without limitation, those of counsel (including in-house counsel but without duplication of work performed by outside counsel)).

“Closing” shall mean the satisfaction of all of the conditions precedent set forth in this Agreement required to be satisfied prior to the disbursements and consummation of the transactions contemplated hereby.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collateral” shall mean, collectively, all Property, interests in Property, collateral and/or security granted and/or securities pledged to Agent or any Lender pursuant to the Loan Documents, including, without limitation, all Property in which a Lien is granted pursuant to the Security Documents.

“Commitment” or “Commitments” shall mean: (i) with respect to the Revolving Facility, as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Advances, as set forth on Schedule A hereto; (ii) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Advances; (iii) with respect to each Term Loan, as to any Term Lender, the aggregate commitment of such Term Lender to fund its Pro Rata Share of such Term Loan, as set forth on Schedule A; (iv) as to all Term Lenders, the aggregate commitment of all Term Lenders to fund the Term Loans; and (v) as to all Lenders, the aggregate commitments of all Lenders to fund the Loans; in each case as the same may be reduced, modified or terminated from time to time pursuant to this Agreement.

“Communications Laws” shall mean the Communications Act of 1934, the Telecommunications Act of 1996, and all rules, regulations and decisions of the FCC promulgated or issued thereunder, any applicable state law, statute, rule, regulation, ordinance or tariff relating to the regulation of the Telecommunications Business, including all rules, regulations and decisions of State Regulatory Agencies promulgated or issued thereunder, as amended and in effect from time to time.

Appendix A – Definitions

“Compliance Certificate” shall mean a compliance certificate executed by a Responsible Officer of Borrowers in the form of Exhibit B-2 hereto.

“Concentration Account” shall mean a depository account or accounts maintained by Agent or an Affiliate of Agent at such bank as Agent may communicate to Credit Parties from time to time.

“Contingent Obligations” shall mean, as to any Person, any agreement, obligation, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provides funds for the payment of, or otherwise becomes or is contingently liable upon, or incurs any obligation of, any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, including, without limitation, any so-called “keepwell” or “makewell” agreement, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure, indemnify or to hold harmless the owner of such primary obligation against loss in respect thereof, (e) with respect to any letter of credit of such Person or as to which that Person is otherwise liable for reimbursement of drawings, or (f) with respect to any Hedging Agreement; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the Ordinary Course. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Copyright License” shall mean with respect to a Credit Party, any and all rights owned or hereafter acquired by such Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” shall mean, with respect to a Credit Party, all of the following now owned or hereafter adopted or acquired by such Credit Party: (i) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (ii) all reissues, extensions or renewals thereof.

“Credit Party” shall mean Holdings, any Borrower, any Subsidiary of any Borrower or any Guarantor.

“Debtor Relief Law” shall mean, individually and collectively, the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally, in each case as amended.

“Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or result in an Event of Default.

“Default Rate” shall mean a per annum rate equal to the Applicable Rate in effect from time to time, plus the Applicable Margin in effect from time to time, plus 2.0% per annum; provided, that if any

Appendix A – Definitions

Obligation otherwise does not bear interest, the Default Rate with respect thereto shall equal the Prime Rate in effect from time to time, plus the highest Applicable Margin available under this Agreement plus 2.0% per annum.

“Defaulting Lender” shall mean a Lender that has not timely made any payment or funded any Loan required to be made by it under any Loan Document.

“Distribution” shall mean any fee, payment, dividend, distribution, bonus, payment or other remuneration of any kind, and any repayment, forgiveness or prepayment of, or debt service on, loans or other indebtedness.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Eligible Assignee” shall mean any of the following: (a) a Lender or an Affiliate of any Lender, (b) a commercial bank organized under the laws of the United States, any state thereof, or the laws of any other country; (c) a finance company, insurance company or other financial institution or fund which is engaged in making, purchasing or otherwise investing in commercial loans or other debt obligations for its own account in its Ordinary Course; or (d) a Related Fund.

“Environmental Laws” shall mean, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other “Superfund” or “Superlien” law and all other federal, state, local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the legally-binding rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Eurocurrency Reserve Requirements” for any day as applied to a LIBOR Loan shall mean the aggregate (without duplication) of the rates (expressed as a decimal rounded upward to the nearest  1/100th of a percent) as determined by Agent of the then stated maximum reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States or other Governmental Authority, or any successor thereto, having jurisdiction with respect thereto) prescribed for eurocurrency funding or liabilities as defined in Regulation D of such Board (or any successor category of liabilities under Regulation D) maintained by a member bank of the Federal Reserve System.

“Excess Cash Flow” shall mean, for any fiscal year, without duplication, an amount equal to the sum of (i) EBITDA of the Credit Parties, minus (ii) actual cash tax expense of the Credit Parties or tax distributions permitted hereunder paid during such fiscal year, minus (iii) Interest Expense actually paid in cash by the Credit Parties during such fiscal year, minus (iv) an amount equal to Unfinanced Capital Expenditures of the Credit Parties for such period, minus (v) an amount equal to the sum of all regularly scheduled payments of principal on Permitted Indebtedness of the Credit Parties actually made during such period to the extent permitted hereunder.

“Fair Valuation” shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through

Appendix A – Definitions

collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s length transaction.

“FCC” shall mean the Federal Communications Commission or any Governmental Authority succeeding to its functions.

“Fee Letter” shall mean that certain Fee Letter dated as of the Closing Date by and among the Credit Parties and Agent.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“Governmental Authority” shall mean any federal, state, foreign, municipal, national, provincial, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia, including, without limitation, the FCC and any State Regulatory Agency.

“Guarantor” shall mean any Credit Party other than Borrowers, and any other Person executing a Guaranty in favor of Agent.

“Guaranty” shall mean any guaranty executed by a Guarantor, including, without limitation, the guaranty effectuated by Article XIV of this Agreement or any guaranty set forth in a Pledge Agreement.

“Hazardous Substances” shall mean any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or other substances or materials regulated by or subject to, or which may form the basis of liability under, any applicable Environmental Law.

“Hedging Agreement” shall mean any “swap agreements” (as defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Indebtedness” of any Person shall mean, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured trade payables incurred and paid in the Ordinary Course); (c) the face amount of all letters of credit (and, without duplication, all drafts drawn and reimbursement obligations with respect thereto), surety bonds and other similar instruments issued for the account of such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person; (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing products; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon Property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

Appendix A – Definitions

“Intellectual Property” shall mean all present and future: trade secrets, know-how and other proprietary information; Trademarks, Trademark applications, internet domain names, service marks, service mark applications, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; Copyrights and Copyright applications; (including Copyrights for computer programs) and all tangible and intangible property embodying the Copyrights, unpatented inventions (whether or not patentable); Patents and Patent applications; industrial design applications and registered industrial designs; License agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Security Agreement” shall mean an Acknowledgment of Intellectual Property Collateral Lien executed by a Credit Party, made in favor of Agent on behalf of the Lender Parties.

“Interest Payment Date” shall mean the first day of each calendar quarter.

“Interest Period” shall mean a period (i) commencing (A) on the applicable date of disbursement of the Loan, if Borrowers prior thereto have elected pursuant to Section 2.7 to have all or a portion of the Loan to be disbursed on such date bear interest from such date at a LIBOR Rate, (B) with respect to the conversion of all or a portion of the Prime Rate Loan to a LIBOR Loan, on the Business Day specified by Borrowers in the applicable LIBOR Election Notice and (C) with respect to the continuation as a LIBOR Loan of all or a portion of a then existing LIBOR Loan after the expiration of the Interest Period applicable to such existing LIBOR Loan, on the last day of the Interest Period applicable to such existing LIBOR Loan, and (ii) ending 30, 60 or 90 days thereafter; provided, however:

(a) if any Interest Period otherwise would end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that begins on a day for which there is no numerically corresponding day in the last month of such Interest Period shall end on the last Business Day of the last month of such Interest Period;

(c) Borrowers may not select any Interest Period for any Loan if, after giving effect to such selection, the aggregate principal amount of all LIBOR Loans having Interest Periods ending after any date on which an installment is scheduled to be repaid would exceed the aggregate principal balance of such Loan scheduled to be outstanding after giving effect to such repayment; and

(d) Borrowers may not select any Interest Period that otherwise would extend beyond the scheduled Maturity Date.

“Interest Rate Determination Date” shall mean the date for determining a LIBOR Rate, which date shall be two (2) Business Days prior to the Business Day on which the applicable Interest Period will commence.

Appendix A – Definitions

“Inventory” shall mean all “inventory” (as defined in the UCC) of such Person, now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Joinder Agreement” shall mean an agreement, in form and substance satisfactory to Agent in its Permitted Discretion, pursuant to which a Person becomes a party to this Agreement and/or any other Loan Document in the same capacity and to the same extent as either a Borrower or a Guarantor, as Agent may determine.

“Judgments” shall mean judgments, decrees, awards, orders, writs or injunctions of, or issued by, any Governmental Authority.

“Landlord Waiver and Consent” shall mean a waiver or consent, in form and substance satisfactory to Agent in its Permitted Discretion, pursuant to which a mortgagee, owner, lessor, warehouseman, processor or other bailee of any Property of any Credit Party (i) acknowledges and consents to the Liens of Agent, (ii) waives any Liens held by such Person on such Property, (iii) permits Agent access to and use of such Property for a reasonable amount of time during an Event of Default to assemble, complete and sell any Collateral located thereon, and (iv) consents to the right of Agent to assume the underlying lease or assign the underlying lease to a third party in connection with the exercise of the collateral assignment or mortgage of such underlying lease in favor of Agent.

“L/C Disbursement” shall mean any payment by the L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” shall mean Bank of America, N.A., any Revolving Lender that, at the request of Agent, agrees, in such Revolving Lender’s sole discretion, to become an L/C Issuer for purposes of issuing Letters of Credit or L/C Undertakings pursuant to Section 2.3 hereof or such other bank as Agent may from time to time designate to become an L/C Issuer for purposes of issuing Letters of Credit or L/C Undertakings pursuant to Section 2.3 hereof.

“Lender” shall mean any of the Persons named on Schedule A under the headings “Revolving Lenders” and/or “Term Lenders,” and their respective successors and permitted assigns (but not any Participant that is not a party to this Agreement), and “Lenders” shall mean all of them collectively.

“Lender Addition Agreement” shall mean an agreement among Agent, a Lender and such Lender’s assignee regarding their respective rights and obligations with respect to assignments of the Commitments, Loans and other interests under the Loan Documents, in accordance with the terms of Section 12.2 hereof and in form and substance acceptable to Agent in its Permitted Discretion.

“Lender Parties” shall mean, collectively, Agent and Lenders, and “Lender Party” shall mean any of them.

“Lending Office” shall mean the office or offices of any Lender set forth opposite its name on the signature page hereto, as updated from time to time.

“Letters of Credit” shall mean all documentary letters of credit and standby letters of credit, if any, issued pursuant to the terms of the Loan Documents.

“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

Appendix A – Definitions

“Letter of Credit Usage” shall mean, as of any date of determination, the sum, without duplication, of (i) the aggregate undrawn amount of all outstanding Letters of Credit, plus (ii) 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit, plus (iii) the aggregate unreimbursed amount of all drawn Letters of Credit, in each case as of such date of determination.

“LIBOR Election Notice” shall mean a written notice by Borrowers to Agent to have all or a portion of the principal balance of a Loan bear or continue to bear interest determined by reference to a LIBOR Rate, in the form of Exhibit E attached hereto.

“LIBOR Loan” shall mean each portion of the principal balance of a Loan which bears interest determined by reference to a LIBOR Rate.

“LIBOR Rate” shall mean for each Interest Period a rate of interest equal to (i) the rate per annum (rounded upwards to the nearest  1/100th of 1%) at which Dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to such Interest Period are offered in the London interbank eurodollar market as displayed in the Bloomberg Financial Markets system (or as otherwise determined by Agent in its sole discretion) as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, divided by (ii) 1.00 minus the Eurocurrency Reserve Requirements in effect on the applicable Interest Rate Determination Date. The LIBOR Rate shall be adjusted with respect to any LIBOR Loan outstanding on the effective date of any change in the Eurocurrency Reserve Requirements as of such effective date.

“License” shall mean, with respect to a Credit Party, any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by such Credit Party.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, transfer or other restriction, hypothecation, lien or charge of any kind or any other priority arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the Property is retained by or vested in some other Person for security purposes.

“Loan” shall mean, individually or collectively, the Term Loans and the Revolving Loans.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Security Documents, all Borrowing Certificates, all Compliance Certificates, the Subordination Agreements, any Hedging Agreements with a Lender Party, all Joinder Agreements, Lender Addition Agreements and all schedules, exhibits, annexes and attachments thereto, and all other agreements, documents, instruments, reports, opinions, materials and certificates heretofore or hereafter executed or delivered to any Lender Party in connection with any of the foregoing or the Loans, in each case as the same may be amended, restated or supplemented from time to time in accordance with this Agreement.

“Material Adverse Effect” shall mean any development, event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which:

(i) has, had or reasonably could be expected to have a material adverse effect upon or change in (a) the legality, validity or enforceability of any Loan Document or (b) the perfection or priority of any Lien granted to Agent or any Lender under any of the Security Documents;

Appendix A – Definitions

(ii) has been or reasonably could be expected to be material and adverse to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition (financial or otherwise) of the Credit Parties, either individually or taken as a whole; or

(iii) has materially impaired or reasonably could be expected to materially impair the ability of any Credit Party or any other Person (other than any Lender Party) to perform any of the Obligations or its obligations, or to consummate the transactions, under the Loan Documents.

“Material Contract” shall mean, with respect to any Person, each contract, agreement and arrangement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $750,000 or more (other than purchase orders in the Ordinary Course).

“Material Customer” shall mean, with respect to any Person, each customer of such Person from whom such Person derives, or reasonably expects to derive, $1,000,000 or more in revenue during the preceding or current fiscal year of such Person.

“Maturity Date” shall mean, in accordance with the terms of this Agreement, the earliest to occur of (i) the acceleration (whether automatic or by written notice) of any Obligations and (ii) March 20, 2012.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, leasehold mortgage, or similar instrument creating a Lien on real Property or on any interest in real Property.

“Net Proceeds” shall mean:

(a) in respect of any disposition, casualty, condemnation, taking or other event of loss, proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making such disposition or all insurance proceeds received on account of such casualty, condemnation, taking or other event of loss, in any such case net of: (i) in the event of a disposition, (x) the direct costs relating to such disposition excluding amounts payable to any Credit Party or any Affiliate of any Credit Party, (y) sale, use or other transaction taxes paid or payable as a result thereof, and (z) amounts required to be applied to repay principal, interest and prepayment fees, premiums and penalties on Indebtedness (other than the Obligations) secured by a Lien on the asset that is the subject of such disposition; and (ii) in the event of a casualty, condemnation, taking or other event of loss, (x) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking in accordance with the terms hereof, (y) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (z) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments;

(b) in respect of any issuance of debt or equity, or any other event, cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received in connection therewith, net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person that is not an Affiliate of any Credit Party; and

(c) in respect of any purchase price adjustment or indemnification payment with respect to any Acquisition, cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person that is not an Affiliate of any Credit Party.

Appendix A – Definitions

“Network Agreement” means any document or agreement entered into by any Borrower or any of its Subsidiaries regarding the use, operation or maintenance of, or otherwise concerning, any of the Network Facilities.

“Network Facilities” means the switches and network of digital and analog facilities owned or leased by any Borrower or any of its Subsidiaries for use in their Business.

“Notes” shall mean, the promissory notes or any other instruments issued in substitution therefor or replacement thereof payable to the order of a Lender executed by Borrowers evidencing the Loans, to the extent issued (and not deleted from the Register and returned to Borrowers for cancellation) hereunder in each case as the same may be amended, divided, split, supplemented and/or restated from time to time.

“Obligations” shall mean, without duplication, all present and future obligations, Indebtedness and liabilities of Borrowers and/or any other Credit Party or other Person to any Lender Party at any time of every kind, nature and description arising under any Loan Document, whether direct or indirect, secured or unsecured, joint and/or several, absolute or contingent, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, including, without limitation, all interest, fees, charges, expenses and/or amounts paid or advanced by any Lender Party to, on behalf of or for the benefit of any such Person for any reason at any time, obligations of performance as well as obligations of payment, and all interest, fees and other amounts that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person or its Properties, whether or not post-filing interest, fees or other amounts are allowed in such proceeding.

“Ordinary Course” shall mean, in respect of any Person, the ordinary course and reasonable requirements of such Person’s business, as conducted in accordance with past practices, and undertaken in good faith and not for purposes of evading any provision of any Loan Document or material Applicable Law.

“Organizational Documents” shall mean (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or other instrument relating to the rights of preferred shareholders or stockholders of such corporation, any shareholder rights agreement and all applicable resolutions of the Board of Directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement and, if applicable, the certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or organization and all applicable resolutions of any managing member of such limited liability company, and (d) any agreement between any Credit Party and its shareholders, members, partners or its equity owners, or among any of the foregoing.

“Patent License” shall mean, with respect to a Credit Party, rights under any written agreement now owned or hereafter acquired by such Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patents” shall mean, with respect to a Credit Party, all of the following in which such Credit Party now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

Appendix A – Definitions

“Permit” shall mean any license, lease, power, permit, franchise, certificate, authorization or approval issued by a Governmental Authority.

“Permitted Discretion” shall mean, with respect to any Person, a determination or judgment made by such Person in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

“Permitted Securities” shall mean any shares, units or interests of equity securities or ownership interests of Holdings that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) or upon the happening of any event or otherwise (A) are not convertible or exchangeable for Indebtedness or any securities that are not Permitted Securities, (B) (i) do not mature and (ii) are not putable or redeemable at the option of the holder thereof, in each case in whole or in part on or prior to the date that is six months after the earlier of the scheduled Maturity Date or the actual payment in full in cash of the Obligations, (C) do not require payments of dividends or distributions in cash on or prior to the date that is six months after the earlier of the scheduled Maturity Date or the actual payment in full in cash of the Obligations, (D) are not secured by any Liens in Property of a Credit Party and/or (E) to the extent the same are subject to or provide for any Shareholder Blocking Rights, all such Shareholder Blocking Rights have been waived in form and substance satisfactory to Agent in its Permitted Discretion.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

“Pledge Agreement” shall mean any pledge agreement between Agent and any Credit Party, as the same be amended, modified, supplemented or restated from time to time.

“Pledged Entity” shall mean a Person whose Capital Stock is pledged, in whole or in part, in favor of Agent.

“Prime Rate” shall mean, as of any time of determination, the greater of (i) a fluctuating per annum rate of interest equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers and, should Agent be unable to determine such rate, such other indication of the prevailing prime rate of interest as reasonably may be chosen by Agent; provided, further, that each change in the fluctuating rate of interest shall take effect simultaneously with the corresponding change in the Prime Rate, and (ii) five and one-half percent (5.50%) per annum.

“Prime Rate Loan” shall mean any portion of any Loan which is not a LIBOR Loan.

“Priority Permitted Liens” shall mean Permitted Liens permitted under Sections 7.3(b), (d) and/or (e).

“Property” shall mean all types of real, personal or mixed property and all types of tangible or intangible property.

“Pro Rata Share” shall mean:

(a) with respect to any Revolving Lender as to all Revolving Lenders, the percentage obtained by dividing (i) the Commitment of that Revolving Lender under the Revolving Facility by (ii) all such Commitments of all Revolving Lenders under the Revolving Facility; provided, however, that if any such Commitment of a Revolving Lender is terminated pursuant to the terms hereof, then “Pro Rata

Appendix A – Definitions

Share” means the percentage obtained by dividing (x) the aggregate amount of such Revolving Lender’s outstanding Advances by (y) the aggregate amount of all outstanding Advances under the Revolving Facility;

(b) with respect to any Term A Lender as to all Term A Lenders, the percentage obtained by dividing (i) the aggregate amount of the portion of the outstanding Term A Loan owing to such Term A Lender by (ii) the aggregate amount of the outstanding Term A Loans;

(c) with respect to any Term B Lender as to all Term B Lenders, the percentage obtained by dividing (i) the aggregate amount of the portion of the outstanding Term B Loan owing to such Term B Lender by (ii) the aggregate amount of the outstanding Term B Loans; and

(d) with respect to any Lender as to all Lenders, the percentage obtained by dividing (i) the aggregate amount of such Lender’s Loans outstanding and such Lender’s Commitments by (ii) the aggregate amount of all Lenders’ Loans outstanding and all Lenders’ Commitments;

in each case, as such percentage may be adjusted by assignments permitted pursuant to Section 12.2 hereof.

“Public Offering” shall mean any offer or sale of securities pursuant to any registration statement filed and effective with the Securities and Exchange Commission or any other applicable Governmental Authority.

“Related Documents” shall mean, collectively all agreements, documents, instruments, reports, opinions, materials and certificates hereafter executed or delivered in connection with any Acquisition or Subordinated Debt or any of the foregoing and the transactions contemplated thereby, in each case in form and substance satisfactory to Agent in its Permitted Discretion.

“Related Fund” shall mean (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of its business and is advised or managed by (i) a Lender, (ii) an Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) an Affiliate of an investment advisor that manages a Lender, or (b) any finance company, insurance company or other financial institution which temporarily warehouses Loans for any Lender or any Person described in clause (a) above.

“Related Transactions” shall mean the transactions contemplated by the Related Documents.

“Requisite Lenders” shall mean at any time (a) if the Commitments under the Revolving Facility have not terminated, Lenders then holding more than 66-2/3% of the sum of the Commitments then in effect, plus the aggregate unpaid principal balance of the Term Loans then outstanding, or (b) if the Commitments under the Revolving Facility have terminated, Lenders then holding more than 66-2/3% of the sum of the aggregate unpaid principal amount of all Loans then outstanding, plus outstanding Letter of Credit Usage; provided, that, if there are only two Lenders under the Loan Documents, then Requisite Lenders shall constitute both Lenders. For purposes of this definition, all Lenders that are Affiliates, and each Lender and its Related Funds, shall in each case be deemed to constitute a single Lender.

“Responsible Officer” shall mean, with respect to a Credit Party, the chief executive officer or the president thereof; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of such Person, or, in each case, any other officer having substantially the same authority and responsibility.

Appendix A – Definitions

“Revolving Lenders” shall mean the Persons named on Schedule A and their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement).

“Revolving Loan Limit” shall mean, at any time, the Facility Cap then in effect, less Letter of Credit Usage then in effect, less any reserves established by Agent in accordance with this Agreement.

“Revolving Loans” shall mean, collectively, the Advances and all Obligations under or relating to the Revolving Facility.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean each Security Agreement, in form and substance satisfactory to Agent in its Permitted Discretion, executed by any Credit Party in favor of Agent.

“Security Documents” shall mean, collectively, all Security Agreements, Pledge Agreements, Guarantees, Mortgages, Intellectual Property Security Agreements, Account Control Agreements, Landlord Waivers and Consents, UCC financing statements and all other agreements, documents and instruments that create, grant or perfect the Liens in the Collateral, as the same may be amended, restated or supplemented from time to time.

“Shareholder Blocking Rights” shall mean any rights or ability (direct or indirect) of any owner or holder of any Capital Stock of any Credit Party to consent to, restrain, delay, impair or otherwise interfere with, the exercise of any of Agent’s rights or remedies under the Loan Documents or otherwise.

“Solvent” shall mean, as to any Person, that (a) the fair value of such Person’s Property is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of applicable Debtor Relief Laws and, in the alternative, the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature; and (e) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s Property would constitute unreasonably small capital.

“Standby Letter of Credit” shall mean any standby letter of credit issued by the L/C Issuer for the account of Borrowers.

“State Regulatory Agency” means any Governmental Authority that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Network Facilities or the Business or over Persons who own, construct or operate Network Facilities or the Business.

“State Regulatory Authorizations” mean all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders, authorizations, consents, licenses, certificates and permits from, any State Regulatory Agency.

“Subordinated Debt” shall mean any Indebtedness, contingent equity, earnout or other obligations of Holdings that is unsecured and has subordination terms, covenants, pricing and other terms which have been approved in writing by Agent and with respect to which the holder thereof has executed and delivered to Agent a Subordination Agreement.

Appendix A – Definitions

“Subordinated Debt Documents” shall mean all documents, instruments and agreements executed in connection with any Subordinated Debt.

“Subordination Agreement” shall mean any agreement between Agent and the holder(s) of other Subordinated Debt pursuant to which such Subordinated Debt is subordinated in right of payment, liens, security and remedies to all of the Obligations and all of the Lender Parties’ rights, Liens and remedies, in form and substance satisfactory to Agent.

“Subsidiary” shall mean, as to any initial Person, any other Person in which more than fifty percent (50%) of all Capital Stock is owned directly or indirectly, beneficially and of record, by such initial Person or one or more of its Subsidiaries. For purposes of the Loan Documents, any reference to “Subsidiary” shall be deemed to refer to a Subsidiary of a Borrower unless the context provides otherwise.

“System” means a competitive local exchange carrier telecommunications transmission system covering a metropolitan area or adjacent areas located in the United States of America that is owned or leased by any Borrower or any of its Subsidiaries, and all enhancements or additions thereto.

“Telecom License” means any license, authorization, certificate of compliance, certificate of public convenience and necessity, franchise, approval or permit for the provision of services relating to the Business or otherwise granted or issued by the FCC, any State Regulatory Agency or any other applicable Governmental Authority, including any applicable State Regulatory Authorization, authorizing or permitting the acquisition, construction or operation of any Network Facility or any other system for the provision of services relating to the Business.

“Term A Lenders” shall mean the Persons named on Schedule A and their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement).

“Term A Loan” shall mean the term loan made by Term A Lenders to Borrowers on the Closing Date pursuant to Section 2.2 in the aggregate original principal amount of Fourteen Million Dollars ($14,000,000), and all Obligations related thereto.

“Term B Advance” shall mean any borrowing of the Term B Loan.

“Term B Lenders” shall mean the Persons named on Schedule A and their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement).

“Term B Loan” shall mean the term loan made by Term B Lenders to Borrowers pursuant to Section 2.2 in the maximum principal amount of Five Million Dollars ($5,000,000), and all Obligations related thereto.

“Term Lenders” shall mean, collectively, Term A Lenders and Term B Lenders.

“Term Loans” shall mean collectively the Term A Loan and the Term B Loan.

“Trademark License” shall mean, with respect to a Credit Party, rights under any written agreement now owned or hereafter acquired by such Credit Party granting any right to use any Trademark.

Appendix A – Definitions

“Trademarks” means, with respect to a Credit Party, all of the following now owned or hereafter adopted or acquired by such Credit Party: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications (other than intent-to-use applications) in connection therewith, including registrations, recordings and applications (other than intent-to-use applications) in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

“Transfer” shall mean an assignment completed in accordance with Section 12.2(b).

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided, that to the extent the UCC is used to define any term in any Loan Document and such term is defined differently within the UCC, then the definition of such term contained in Article or Division 9 of the UCC shall govern.

“Unasserted Obligations” shall mean contingent indemnification obligations under the Loan Documents to the extent no claim giving rise thereto has been asserted.

“Underlying Issuer” shall mean a third Person that is the beneficiary of an L/C Undertaking and has issued a letter of credit at the request of the L/C Issuer for the benefit of Borrowers.

“Underlying Letter of Credit” shall mean a documentary letter of credit that has been issued by an Underlying Issuer.

“Unfinanced Capital Expenditures” shall mean all Capital Expenditures other than (i) Capital Expenditures paid with the Net Proceeds contributed to a Borrower by Holdings from the issuance of Permitted Securities, (ii) Capital Expenditures financed with the proceeds of Permitted Indebtedness (Permitted Indebtedness, for this purpose, includes Term B Advances but does not include Advances under the Revolving Facility) and (iii) Capital Expenditures made prior to December 31, 2007 to the extent made from the portion of the Credit Parties’ cash on hand on March 31, 2007 in excess of $3,000,000.

“Wholly-Owned Subsidiary” shall mean a Subsidiary of which (other than directors’ qualifying shares required by law) 100% of the Capital Stock is at all times owned, beneficially and of record, by a Borrower or by one or more of the other Wholly-Owned Subsidiaries of a Borrower, or both

Appendix A – Definitions

APPENDIX B

LETTERS OF CREDIT ADDENDUM TO CREDIT AGREEMENT

THIS LETTERS OF CREDIT ADDENDUM TO CREDIT AGREEMENT (this “L/C Addendum”), dated as of March 21, 2007, is entered into by and among FIBERNET OPERATIONS, INC., a Delaware corporation (“FiberNet”); DEVNET L.L.C., a Delaware limited liability company (“Devnet”) (FiberNet and Devnet hereinafter are referred to individually as a “Borrower” and collectively as “Borrowers”); and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as administrative agent for the financial institutions from time to time parties to the Credit Agreement referred to below (in such capacity, “Agent”).

The following provisions are hereby incorporated into, and are hereby made a part of, the Credit Agreement, dated as of March 21, 2007 (such Credit Agreement, as amended, modified, supplemented or restated from time to time, hereinafter is referred to as the “Credit Agreement”), by and among the Borrowers, the other Credit Parties from time to time parties thereto, the financial institutions from time to time parties thereto, and Agent. The following provisions shall be effective immediately:

(a) Capitalized terms used herein, to the extent not otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

(b) Agent agrees to cause the L/C Issuer from time to time prior to the scheduled Maturity Date to issue standby letters of credit or documentary letters of credit for the account of a Credit Party (each standby letter of credit or documentary letter of credit, as applicable, a “Letter of Credit”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an “L/C Undertaking”) with respect to letters of credit which comply with the provisions hereof issued by an L/C Issuer for the account of a Credit Party (each Letter of Credit or L/C Undertaking, as the context requires, constituting or relating to a documentary letter of credit is referred to in this Agreement as a “Documentary Letter of Credit” and each Letter of Credit or L/C Undertaking, as the context requires, constituting or relating to a standby letter of credit is referred to in this Agreement as a “Standby Letter of Credit”).

(c) Agent will not be required to issue or to cause to be issued any Letter of Credit to the extent that the issuance of such Letter of Credit would then cause the sum of the outstanding Advances and all outstanding Letter of Credit Usage to exceed the Revolving Loan Limit.

(d) The maximum amount of outstanding Letters of Credit shall not exceed $5,750,000 in the aggregate at any time. Each disbursement or payment by the L/C Issuer or Agent of an amount drawn under Letters of Credit shall be deemed to be an Advance and shall bear interest at the Applicable Rate for Advances. Letters of Credit that have not been drawn upon shall not bear interest.

(e) If L/C Issuer is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to L/C Issuer by paying to Agent an amount equal to such L/C Disbursement not later than 1:00 p.m. (New York City time) on the date that such L/C Disbursement is made, if Borrowers shall have received written or telephonic notice of such L/C Disbursement prior to 12:00 p.m. (New York City time) on such date, or, if such notice has not been received by Borrowers prior to such time on such date, then not later than 1:00 p.m. (New York City time), on the first Business Day that Borrowers have received such notice prior to 12:00 p.m. (New York City time), and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the Applicable Rate for Advances. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

Appendix B – L/C Addendum

(f) Borrowers may from time to time upon notice not later than (i) 11:00 a.m. (New York City time), at least three Business Days in advance, request Agent to assist Borrowers in establishing or opening a Standby Letter of Credit by delivering to Agent the L/C Issuer’s form of standby letter of credit application (the “Standby Letter of Credit Application”) completed to the satisfaction of Agent and the L/C Issuer, and such other certificates, documents and other papers and information as Agent or L/C Issuer may reasonably request.

(g) Borrowers may upon notice not later than 11:00 a.m. (New York City time) at least three Business Days in advance, request Agent to assist Borrowers in establishing a Documentary Letter of Credit by delivering to L/C Issuer, with a copy to Agent, at Agent’s Lending Office, the L/C Issuer’s standard form of documentary letter of credit application (each “Documentary Letter of Credit Application”) completed to the satisfaction of Agent and L/C Issuer, and such other certificates, documents and other papers and information as Agent or L/C Issuer may reasonably request. If requested by Agent or L/C Issuer, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking.

(h) Borrowers acknowledge that the issuance of any Letter of Credit shall occur no sooner than three Business Days following the submission of a Standby Letter of Credit Application or Documentary Letter of Credit Application, as the case may be, to, and to the satisfaction of, the L/C Issuer.

(i) Each Documentary Letter of Credit and each Standby Letter of Credit (and, in each case, each corresponding Underlying Letter of Credit) shall, among other things, (i) be in form and substance acceptable to the L/C Issuer, including the requirement that the amounts payable thereunder must be payable in Dollars, (ii) provide for the payment of sight or time drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein, (iii) in the case of a Documentary Letter of Credit, have an expiry date not later than 180 days after such Documentary Letter of Credit’s date of issuance and in no event later than 30 days prior to the scheduled Maturity Date, and (iv) in the case of a Standby Letter of Credit, have an expiry date not later than 12 months after such Standby Letter of Credit’s date of issuance and in no event later than 30 days prior to the scheduled Maturity Date, or unless otherwise provided in the Letter of Credit Documents applicable thereto.

(j) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Agent, each Revolving Lender and each L/C Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Revolving Lender or any L/C Issuer, and reasonable expenses and reasonable attorneys’ fees incurred by Agent, any Revolving Lender or any L/C Issuer arising out of, or in connection with, any Letter of Credit to be issued for the account of a Borrower, except as such loss, cost, expense or liability results from such Person’s gross negligence or willful misconduct.

(k) Borrowers shall be bound by the L/C Issuer’s regulations and good faith interpretations of any Letter of Credit issued or created for a Borrower’s account, although this interpretation may be different from Borrowers’ own; and, neither Agent nor any Revolving Lender, any L/C Issuer, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following a Borrower’s instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for, and solely to the extent of, Agent’s, any Revolving Lender’s, such L/C Issuer’s or such correspondent’s gross negligence or willful misconduct.

Appendix B – L/C Addendum

(l) Borrowers shall authorize and direct the L/C Issuer and each Underlying Issuer to name a Borrower as the “Account Party” therein and to deliver to Agent all instruments, documents, and other writings and property received by the L/C Issuer pursuant to the Letter of Credit Documents and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letters of Credit and the applications therefor.

(m) In connection with all Documentary Letters of Credit issued or caused to be issued by the L/C Issuer under this Agreement, each Borrower hereby appoints Agent, L/C Issuer and each Underlying Issuer, or the respective designee(s) of any of them, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts or any Letter of Credit applications; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower, L/C Issuer, Underlying Issuer, Agent or Agent’s, L/C Issuer’s or Underlying Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; (iv) to complete in the name of Agent, L/C Issuer, Underlying Issuer or Agent’s, L/C Issuer’s or Underlying Issuer’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; (v) to clear and resolve any questions of non-compliance of documents; (vi) to give any instructions as to acceptance or rejection of any documents or goods; (vii) to execute any and all applications for steamship or airways guarantees, indemnities or delivery orders; (viii) to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (ix) to agree to any amendments, renewals, extensions, modifications, changes or cancellation of any of the terms or conditions of any of the applications, Documentary Letters of Credit, drafts or acceptances; all in Agent’s, L/C Issuer’s or Underlying Issuer’s sole name, and the L/C Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Agent, all without notice to or consent from such Borrower. Agent, L/C Issuer, Underlying Issuer and their agents or attorneys will not be liable for any acts or omissions or for any error of judgment or mistakes of fact or law, except gross negligence or willful misconduct. This power, being coupled with an interest, may only be exercised by Agent or L/C Issuer if an Event of Default exists and is irrevocable as long as any Documentary Letters of Credit remain outstanding. Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the L/C Issuer all instruments, documents, and such other writings and Property received by such Underlying Issuer pursuant to such Underlying Letters of Credit and to accept and rely upon the L/C Issuer’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(n) Except as expressly provided for herein, neither Agent, L/C Issuer, any Revolving Lender nor any Underlying Issuer shall be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent, or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Documentary Letters of Credit or documents; any deviation from instructions, delay, default, or fraud by the shipper and/or any one else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and any Borrower.

(o) Borrowers must ensure that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral or the financing thereof will have been promptly and fully complied with in all material respects; and any certificates in that regard that Agent and/or L/C Issuer may at any time request will be promptly furnished. Each Borrower warrants and represents that all shipments made under any such Documentary

Appendix B – L/C Addendum

Letters of Credit are in accordance in all material respects with the governmental laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such law and regulations or any other Applicable Law. Each Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge all present and future local, state, federal or foreign taxes, duties, or levies in respect of the Collateral and/or the applicable Documentary Letter of Credit. Any embargo, restriction, laws, customs or regulations of any country, state, city or other political subdivision where the Collateral is or may be located or wherein payments are to be made or wherein drafts may be drawn, negotiated, accepted, or paid shall be solely at Borrowers’ risk, liability and responsibility.

(p) Each Revolving Lender shall, to the extent of its Pro Rata Share of the aggregate amount of all disbursements made with respect to the Letters of Credit, be deemed to have irrevocably purchased an undivided participation in each L/C Disbursement and each Advance made as a consequence of such disbursement. If at the time a L/C Disbursement is made the unpaid balance of Advances exceeds or would exceed, with the making of such L/C Disbursement, the Facility Cap and if such L/C Disbursement is not reimbursed by Borrowers within one Business Day, then Agent shall promptly notify each Revolving Lender, and upon Agent’s demand each Revolving Lender shall pay to Agent such Revolving Lender’s Pro Rata Share of such unreimbursed disbursement together with such Revolving Lender’s Pro Rata Share of Agent’s unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrowers of any amount disbursed by Agent for which Agent had already been reimbursed by Revolving Lenders, Agent shall deliver to each Revolving Lender that Revolving Lender’s Pro Rata Share of such repayment. Each Revolving Lender’s participation commitment shall continue until the last to occur of any of the following events: (i) L/C Issuer ceases to be obligated to issue or to cause the issuance of Letters of Credit hereunder; (ii) no Letter of Credit remains outstanding and uncancelled; or (iii) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to all Letters of Credit. The obligations of a Revolving Lender to make payments to Agent for the account of Agent or the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances; provided, however, that after paying in full its reimbursement obligation hereunder, nothing herein shall adversely affect the right of Borrowers or any Revolving Lender, as the case may be, to commence any proceeding against such L/C Issuer for any wrongful disbursement made by such L/C Issuer under a Letter of Credit as a result or solely to the extent of acts or omissions constituting gross negligence or willful misconduct on the part of such L/C Issuer;

(q) If by reason of (i) any change in any Applicable Law, or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by any Underlying Issuer, Agent or Revolving Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto): (1) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or (2) there shall be imposed on any Underlying Issuer, L/C Issuer, Revolving Lender or Agent any other condition regarding any Letter of Credit issued pursuant hereto; and the result of the foregoing is to increase, directly or indirectly, the cost to any Underlying Issuer, L/C Issuer, Revolving Lender or Agent of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by any Underlying Issuer, L/C Issuer, Revolving Lender or Agent, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate Underlying Issuer, L/C Issuer, Agent and Revolving Lenders for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the Applicable Rate for Advances. The determination by Agent of any amount due as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

Appendix B – L/C Addendum

(r) Each Borrower acknowledges and agrees that certain of the Documentary Letters of Credit may provide for the presentation of time drafts to the Underlying Issuer. If an Underlying Issuer accepts such a time draft that is presented under and in accordance with an Underlying Letter of Credit, it is acknowledged and agreed that (i) the Documentary Letter of Credit will require the L/C Issuer to reimburse the Underlying Issuer for amounts paid on account of such time draft on or after the maturity date thereof, (ii) the pricing provisions hereof (including Section 3.4(a)) shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the Underlying Letter of Credit were still outstanding, and (iii) on the date on which L/C Issuer makes payment to the Underlying Issuer of the amounts paid on account of such time draft, Borrowers immediately shall reimburse such amount to L/C Issuer and such amount shall constitute an L/C Disbursement hereunder.

(s) Immediately upon the issuance or amendment of any Standby Letter of Credit or Documentary Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Lender’s Pro Rata Share of the liability with respect to such Letter of Credit and the obligations of Borrowers with respect thereto. Each Revolving Lender shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the issuer of any such Letter of Credit therefore and discharge when due, its Pro Rata Share of all of such obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender’s participation in any such Letter of Credit, to the extent that the issuer has not been reimbursed or otherwise paid as required hereunder or under any such Letter of Credit, each such Revolving Lender shall pay to the issuer its Pro Rata Share of such unreimbursed drawing or other amounts then due to issuer in connection therewith.

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Appendix B – L/C Addendum

BORROWER:	FIBERNET OPERATIONS, INC.

By:
Name:
Title:

c/o FiberNet Telecom Group, Inc. 570 Lexington Avenue New York, New York 10022

	Attention:	Michael S. Hubner
Senior Vice President, General Counsel
	Telephone:	(212) 405-6206
	FAX:	(646) 219-0556
	E-MAIL:	michael.hubner@ftgx.com

BORROWER:	DEVNET L.L.C.

By:
Name:
Title:

c/o FiberNet Telecom Group, Inc. 570 Lexington Avenue New York, New York 10022

	Attention:	Michael S. Hubner
Senior Vice President, General Counsel
	Telephone:	(212) 405-6206
	FAX:	(646) 219-0556
	E-MAIL:	michael.hubner@ftgx.com

AGENT AND A LENDER:	CAPITALSOURCE FINANCE LLC

By:
Name:
Title:

4445 Willard Avenue, 12th Floor Chevy Chase, Maryland 20815
	Attention:	Corporate Finance, Portfolio Manager
	Telephone:	(301) 841-2700
	FAX:	(301) 841-2813
	E-MAIL:	jrancilio@capitalsource.com

Appendix B – L/C Addendum

SCHEDULE A

Lenders/Commitments

Revolving Lenders		Revolving Commitment
CapitalSource Finance LLC		$6,000,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention:	Corporate Finance Group, Portfolio Manager
Telephone:	(301) 841-2700
FAX:	(301) 841-2313
E-Mail:	jrancilio@capitalsource.com

Wire Instructions:
Bank:	Bank of America, N.A.
Account:	003939396662
ABA:	026009593
Account Name:	CapitalSource Funding LLC—CFG
Reference:	FiberNet

Total:		$6,000,000

Term A Lenders		Term A Loan Commitment
CapitalSource Finance LLC		$14,000,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention:	Corporate Finance Group, Portfolio Manager
Telephone:	(301) 841-2700
FAX:	(301) 841-2313
E-Mail:	jrancilio@capitalsource.com

Wire Instructions:
Bank:	Bank of America, N.A.
Account:	003939396662
ABA:	026009593
Account Name:	CapitalSource Funding LLC—CFG
Reference:	FiberNet

Total:		$

Term B Lenders		Term B Loan Commitment
CapitalSource Finance LLC		$5,000,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention:	Corporate Finance Group, Portfolio Manager
Telephone:	(301) 841-2700
FAX:	(301) 841-2313
E-Mail:	jrancilio@capitalsource.com

Schedule A – Lenders/Commitments

Wire Instructions:
Bank:	Bank of America, N.A.
Account:	003939396662
ABA:	026009593
Account Name:	CapitalSource Funding LLC—CFG
Reference:	FiberNet

Total:		$5,000,000

Total:		$25,000,000

Schedule A – Lenders/Commitments